                                                                     EXHIBIT 2.1

                                  CONFIDENTIAL

                                                                  EXECUTION COPY



--------------------------------------------------------------------------------






                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



                             DATED AS OF MAY 1, 2001

                                  BY AND AMONG

                              SKILLSVILLAGE, INC.,

                                PEOPLESOFT, INC.,



                 HOPE COCHRAN, AS SECURITYHOLDER REPRESENTATIVE,

                                       AND

               STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA,
                             N.A., AS ESCROW AGENT






--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                          Page
ARTICLE 1  THE MERGER.......................................................................1

        Section 1.1.  The Merger............................................................1

        Section 1.2.  Effective Time........................................................2

        Section 1.3.  Closing of the Merger.................................................2

        Section 1.4.  Effects of the Merger.................................................2

        Section 1.5.  Certificate of Incorporation and Bylaws...............................2

        Section 1.6.  Directors.............................................................2

        Section 1.7.  Officers..............................................................2

        Section 1.8.  Conversion of Shares; Payment of Bridge Loans.........................3

        Section 1.9.  Dissenters' Rights....................................................8

        Section 1.10. Surrender of Certificates and Issuance of New Certificates;
                      Cash Payment..........................................................9

        Section 1.11. Company Stock Options................................................11

        Section 1.12. Escrow Fund..........................................................12

        Section 1.13. Restricted Shares....................................................12

        Section 1.14. Tax Consequences of Merger...........................................13

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................13

        Section 2.1.  Organization and Qualification; Subsidiaries; Investments............13

        Section 2.2.  Capitalization of the Company........................................14

        Section 2.3.  Authority Relative to Agreements; Recommendation.....................15

        Section 2.4.  Financial Statements.................................................16

        Section 2.5.  Consents and Approvals; No Violations................................16

        Section 2.6.  No Default...........................................................17

        Section 2.7.  No Undisclosed Liabilities; Absence of Changes.......................17

        Section 2.8.  Litigation...........................................................18

        Section 2.9.  Compliance with Applicable Law.......................................19

        Section 2.10. Employee Benefits....................................................19

        Section 2.11. Labor and Employment Matters.........................................22

        Section 2.12. Environmental Laws and Regulations...................................24

        Section 2.13. Taxes................................................................25

        Section 2.14. Intellectual Property................................................28

        Section 2.15. Title to Properties; Absence of Liens and Encumbrances...............34

        Section 2.16. Insurance............................................................34

        Section 2.17. Certain Business Practices...........................................35

        Section 2.18. Product Warranties...................................................35

        Section 2.19. Material Contracts...................................................35

        Section 2.20. Suppliers and Customers..............................................36

        Section 2.21. Vote Required........................................................36

        Section 2.22. Restrictions on Business Activities..................................36

        Section 2.23. Minute Books.........................................................36

        Section 2.24. Brokers..............................................................37

        Section 2.25. Representations Complete.............................................37

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT........................................37

        Section 3.1.  Organization.........................................................37

        Section 3.2.  Authority Relative to Agreements.....................................37

        Section 3.3.  Capital Structure....................................................38

        Section 3.4.  Consents and Approvals; No Violations................................38

        Section 3.5.  Brokers..............................................................38

        Section 3.6.  SEC Documents; Parent Financial Statements...........................38

        Section 3.7.  Certain Information..................................................39

        Section 3.8.  Certain Tax Matters..................................................39

        Section 3.9.  Litigation...........................................................39

ARTICLE 4  COVENANTS.......................................................................40

        Section 4.1.  Operation of Business Prior to Effective Time........................40

        Section 4.2.  No Solicitation or Negotiation.......................................43

        Section 4.3.  Access to Information................................................44

        Section 4.4.  Certain Filings; Reasonable Efforts; Meeting of Stockholders.........45

        Section 4.5.  Public Announcements.................................................46

        Section 4.6.  Notification of Certain Matters......................................47

        Section 4.7.  Additions to and Modification of Company Disclosure Schedule.........47

        Section 4.8.  Access to Company Employees..........................................47

        Section 4.9.  Employee Matters.....................................................47

        Section 4.10. Fees and Expenses....................................................48

        Section 4.11. Cooperation in Tax Matters...........................................49

        Section 4.12. Additional Covenants of Parent.......................................49

        Section 4.13. Registration Rights..................................................49

        Section 4.14. Tax-Free Reorganization..............................................54

        Section 4.15. Rule 144 Compliance..................................................55

        Section 4.16. Indemnification......................................................56

ARTICLE 5  CONDITIONS TO CONSUMMATION OF THE MERGER........................................56

        Section 5.1.  Conditions to Each Party's Obligations to Effect the Merger..........56

        Section 5.2.  Conditions to the Obligations of the Company.........................57

        Section 5.3.  Conditions to the Obligations of Parent..............................57

ARTICLE 6  TERMINATION; AMENDMENT; WAIVER..................................................60

        Section 6.1.  Termination..........................................................60

        Section 6.2.  Effect of Termination................................................61

        Section 6.3.  Amendment............................................................62

        Section 6.4.  Extension; Waiver....................................................62

ARTICLE 7  SURVIVAL; INDEMNIFICATION.......................................................62

        Section 7.1.  General Survival.....................................................62

        Section 7.2.  Indemnification......................................................62

        Section 7.3.  Escrow Arrangements..................................................63

        Section 7.4.  Securityholder Representative........................................69

        Section 7.5.  Third-Party Claims...................................................70

        Section 7.6.  Exclusive Remedy.....................................................70

ARTICLE 8  MISCELLANEOUS...................................................................71

        Section 8.1.  Entire Agreement; Assignment.........................................71

        Section 8.2.  Validity.............................................................71

        Section 8.3.  Notices..............................................................71

        Section 8.4.  Dispute Resolution...................................................72

        Section 8.5.  Governing Law and Venue; Waiver of Jury Trial........................73

        Section 8.6.  Descriptive Headings; Article and Section References.................74

        Section 8.7.  Parties in Interest..................................................74

        Section 8.8.  Certain Definitions..................................................74

        Section 8.9.  No Personal Liability................................................76

        Section 8.10. Counterparts.........................................................77

        Section 8.11. Rules of Construction................................................77

        Section 8.12. Specific Performance.................................................77

        Section 8.13. Escrow Agent as Party................................................77

                                TABLE OF EXHIBITS

Exhibit A.............Form of Certificate of Merger
Exhibit B.............Form of Voting Agreement
Exhibit C-1...........Forms of Additional Agreements (Kennedy)
Exhibit C-2...........Forms of Additional Agreements (Zepecki)
Exhibit C-3...........Form of Additional Agreement (Jackson)
Exhibit C-4...........Form of Additional Agreement (Wong)
Exhibit D-1...........Tax Certificate of the Company
Exhibit D-2...........Tax Certificate of Parent
Exhibit E.............Matters to be Opined on by Legal Counsel to Parent
Exhibit F.............Matters to be Opined on by Legal Counsel to the Company
Exhibit G.............Form of Amendment to Amended and Restated Certificate of
                      Incorporation
Exhibit H.............Escrow Agent Fee Schedule

                             TABLE OF DEFINED TERMS


                                                      Cross Reference
Term                                                    in Agreement           Page
----                                                  ---------------          ----
Accounts Receivable ..................................Section 2.4, ..............16
accredited investor ..................................Section 5.3(p), ...........60
accredited investors .................................Section 5.3(p), ...........59
Acquisition ..........................................Section 4.14(c), ..........55
Additional Agreements ................................Recitals, ..................1
affiliate.............................................Section 8.8(a), ...........74
Aggregate Cash Consideration .........................Section 1.8(g), ............7
Agreement ............................................Preamble, ..................1
Applicable Law .......................................Section 8.8(b), ...........74
Assumed Options ......................................Section 1.11(c), 1..........1
Average Stock Price ..................................Section 1.8(g), ............7
Basket ...............................................Section 7.2(b), ...........63
Bridge Loans .........................................Section 1.8(d), ............6
business day .........................................Section 8.8(c), ...........74
capital stock ........................................Section 8.8(d), ...........74
Cash Election ........................................Section 1.8(b)(ii), ........4
Cash Election Share ..................................Section 1.8(b)(vi)(B), .....5
CCC ..................................................Section 1.9, ...............8
Certificate of Merger ................................Section 1.2, ...............2
Closing Date .........................................Section 1.3, ...............2
Closing ..............................................Section 1.3, ...............2
Code .................................................Section 8.8(e), ...........74
Common Cash Consideration Per Share ..................Section 1.8(g), ............7
Common Stock Conversion Ratio ........................Section 1.8(g),.............7
Common Stock Merger Consideration ....................Section 1.8(g), ............7
Company Balance Sheet Date ...........................Section 2.4, ..............16
Company Balance Sheet ................................Section 2.4, ..............16
Company Board ........................................Section 2.3(a), ...........15
Company Common Stock .................................Section 1.8(a)(i), .........3
Company Disclosure ...................................Schedule Article 2, .......13
Company Permits ......................................Section 2.9, ..............19
Company ..............................................Preamble, ..................1
Company Preferred Stock ..............................Section 1.8(a)(iii), .......3
Company Stock Option .................................Section 1.11(a), ..........11
Compensation and Benefit Plans .......................Section 2.10(a), ..........19
Continuing Employee ..................................Section 4.9(b), ...........48
Contract .............................................Section 2.19(a), ..........35
Copyrights ...........................................Section 2.14(a), ..........28
Demand ...............................................Section 7.3(f)(ii), .......66
DGCL .................................................Section 1.1, ...............2

Dissenting Shares ....................................Section 1.9, ...............8
Dissenting Stockholder ...............................Section 1.9, ...............9
Effective Time .......................................Section 1.2, ...............2
Election Deadline ....................................Section 1.8(b)(iii),....... 4
Election Form ........................................Section 1.8(b)(i), .........4
Election .............................................Section 1.8(b)(ii), ........4
employee pension benefit plans .......................Section 2.10(a), ..........19 employee welfare benefit plans .......................Section 2.10(a), ..........19 employees ............................................Section 2.11(c), ..........23
Environmental Laws ...................................Section 2.12(a), ..........24
ERISA Affiliate ......................................Section 2.10(a), ..........19
ERISA ................................................Section 2.10(a), ..........19
Escrow Agent .........................................Section 1.12, .............12
Escrow Amount ........................................Section 1.12, .............12
Escrow Fund ..........................................Section 7.3(a), ...........64
Escrow Period ........................................Section 7.3(b), ...........64
Escrowed Stockholders ................................Section 1.12, .............12
excess parachute payments ............................Section 2.13(e), ..........26
Exchange Act .........................................Section 3.6, ..............38
Excluded Shares ......................................Section 1.8(a)(i), .........3
Expiration Date ......................................Section 7.1, ..............62
Final Date ...........................................Section 6.1(b), ...........61
Financial Statements .................................Section 2.4, ..............16
GAAP .................................................Section 2.4,.............. 16
Governmental Entity ..................................Section 2.5, ..............16
group health plan ....................................Section 2.10(o), ..........21
Hazardous Material ...................................Section 2.12(a), ..........24
Hazardous Substance ..................................Section 2.12(a), ..........24
hazardous waste ......................................Section 2.12(a), ..........24
Holder ...............................................Section 4.13(a), ..........50
Immediate Relative ...................................Section 2.19(c),.......... 36
Inbound License Agreements ...........................Section 2.14(g),.......... 31
incentive stock option ...............................Section 2.13(i),.......... 27
include or including .................................Section 8.8(f), ...........75
include, without limitation ..........................Section 8.8(f),........... 75
including, without limitation ........................Section 8.8(f), ...........75
Indebtedness .........................................Section 8.8(g), ...........75
Indemnification Claim ................................Section 7.3(a), ...........63
Indemnified Party ....................................Section 4.13(e), ..........53
Indemnifying Party ...................................Section 4.13(e), ..........53
Indemnitees ..........................................Section 7.2(a), ...........62
independent contractors ..............................Section 2.11(c),.......... 23
Insurance Policies ...................................Section 2.16, .............34
Intellectual Property ................................Section 2.14(a), ..........28
Key Employee .........................................Section 8.8(h), ...........75
knowledge or known ...................................Section 8.8(i), ...........75

Lien .................................................Section 8.8(j), ...........75
Losses ...............................................Section 7.2(a), ...........63
Material Adverse Effect on Parent ....................Section 8.8(l), ...........76
Material Adverse Effect on the Company ...............Section 8.8(k), ...........75
Material Contract ....................................Section 2.19(a),.......... 35
Material Contracts ...................................Section 2.19(a), ..........35
Merger Consideration .................................Section 1.8(g), ............7
Merger ...............................................Section 1.1, ...............2
multiemployer plan ...................................Section 2.10(e), ..........20
NDA ..................................................Section 4.3(c),........... 45
New Certificates .....................................Section 1.10(a), ...........9
New Shares ...........................................Section 7.3(a),........... 64
Officer's Certificate ................................Section 7.3(d), ...........65
Option Side Letter ...................................Section 2.7,.............. 18
Outbound License Agreements ..........................Section 2.14(g),.......... 31
Parent Common Stock ..................................Section 1.8(a)(i), .........3
Parent Employee Plans ................................Section 4.9(b), ...........48
Parent Financial Statements ..........................Section 3.6, ..............39
Parent ...............................................Preamble, ..................1
Parent Rights ........................................Section 1.8(a), ............3
Patents ..............................................Section 2.14(a), ..........28
Pension Plans ........................................Section 2.10(a),.......... 19
person ...............................................Section 8.8(m), ...........76
Principal Stockholders ...............................Section 8.8(n), ...........76
Proceeding ...........................................Section 2.8, ..............18
prohibited transaction ...............................Section 2.10(h),.......... 20
Registered Copyrights ................................Section 2.14(e),.......... 30
Registrable Securities ...............................Section 4.13(a),.......... 50
Related Party Transaction ............................Section 2.19(c),.......... 36
Releases .............................................Section 2.12(a),.......... 24
reorganization .......................................Section 1.14, .............13
Representative .......................................Section 1.8(b)(ii),........ 4
Repurchased Shares ...................................Section 1.13(b), ..........12
Restricted Company Stock .............................Section 1.8(a)(i),......... 3
Restricted Parent Shares .............................Section 1.8(a)(i),......... 3
restricted securities ................................Section 1.8(f),............ 6
safe harbor lease ....................................Section 2.13(u), ..........27
SEC Documents ........................................Section 3.6,.............. 39
SEC ..................................................Section 3.6, ..............38
Secured Loan .........................................Section 4.12, .............49
Securities Act .......................................Section 8.8(o), ...........76
Securityholder Representative ........................Section 7.4, ..............69
senior management ....................................Section 8.4(a),........... 73
Series A Cash Consideration Per Share ................Section 1.8(g), ............8
Series A Preferred Stock Conversion Ratio ............Section 1.8(g), ............8
Series A Preferred Stock Merger Consideration ........Section 1.8(g),............ 8

Series A Preferred Stock .............................Section 1.8(a)(ii), ........3
Series B Cash Consideration Per Share ................Section 1.8(g), ............8
Series B Preferred Stock Conversion Ratio ............Section 1.8(g), ............8
Series B Preferred Stock Merger Consideration ........Section 1.8(g), ............8
Series B Preferred Stock .............................Section 1.8(a)(iii),....... 3
Share ................................................Section 1.8(g), ............8
Software .............................................Section 2.14(n), ..........33
Statement of Ownership Interests .....................Section 7.3(a), ...........64
Stock Election .......................................Section 1.8(b)(ii), ........4
Stock Option Plan ....................................Section 1.11(a),.......... 11
subsidiary or subsidiaries ...........................Section 8.8(p), ...........76
Surviving Corporation ................................Section 1.1, ...............2
Tax Opinion ..........................................Section 4.14(b), ..........55
Tax or Taxes .........................................Section 2.13(a)(i), .......25
Tax Reporting Documentation ..........................Section 7.3(g)(iii),...... 68
Tax Return ...........................................Section 2.13(a)(ii), ......25
Taxable Merger .......................................Section 4.14(c), ..........55
tax-exempt use property ..............................Section 2.13(u),.......... 28
Third Party Expenses .................................Section 4.10, .............49
Threshold Stock Value ................................Section 1.8(g), ............8
Trade Secrets ........................................Section 2.14(a),.......... 28
Trademarks ...........................................Section 2.14(a), ..........28
Transaction Documents ................................Section 8.8(q), ...........76
Transfer Agent .......................................Section 1.10(a), ...........9
United States real property holding corporation ......Section 2.13(t), ..........27
Voting Agreements ....................................Recitals, ..................1
Warrants .............................................Recitals, ..................1
Welfare Plans ........................................Section 2.10(a), ..........19
Year 2000 Compliant ..................................Section 2.14(q), ..........34

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


               THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), dated as of May 1, 2001, is by and among SKILLSVILLAGE, INC., a Delaware corporation (the "Company"), PEOPLESOFT, INC., a Delaware corporation ("Parent"), and, for purposes of Article 7, HOPE COCHRAN, as representative of the Escrowed Stockholders (as defined herein), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Escrow Agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 8.8.

                                    RECITALS

               WHEREAS, Company and Parent have each determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders; and

               WHEREAS, concurrently herewith, as an essential inducement for Parent entering into this Agreement, (i) the Principal Stockholders of the Company have executed irrevocable proxy and voting agreements pursuant to which such stockholders have agreed to vote in favor of the Merger and the other transactions contemplated by this Agreement and waived notice and related time periods with respect to such voting (the "Voting Agreements") substantially in the form of Exhibit B hereto, and (ii) prior to the Closing Date, holders of all warrants (the "Warrants") or any other securities (other than the Company Preferred Stock, the Bridge Loans and Company Stock Options) convertible into, or exchangeable for, Company Common Stock or Preferred Stock have agreed to exercise their warrants or other securities for Company Common Stock and pay the exercise price thereof no later than immediately prior to the effectiveness of the Merger; and

               WHEREAS, a portion of the Merger Consideration to be paid by Parent in connection with the Merger will be placed in escrow by Parent, the release of which shall be contingent upon certain events and conditions, all as set forth in Article 7 hereof; and

               WHEREAS, as an essential inducement for Parent entering into this Agreement, the Key Employees of the Company have entered into Non-Competition, Non-Solicitation and Non-Hire Agreements with Parent and the Company (collectively, the "Additional Agreements") substantially in the forms of Exhibit C-1 -- C-4 hereto; and

               NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Parent hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

               Section 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General

Corporation Law (the "DGCL"), the Company shall be merged with and into Parent (the "Merger"). Following the Merger, Parent shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company shall cease.

               Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date: (a) a Certificate of Merger in substantially the form of Exhibit A (the "Certificate of Merger") shall be duly executed and acknowledged by Parent and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL; and (b) the parties shall make such other filings with the Secretary of State of the State of Delaware as shall be necessary to effect the Merger. The Merger shall become effective at 4:01 PM, Eastern Standard Time on the date upon which a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL, or such later time as Parent and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

               Section 1.3. Closing of the Merger. The closing of the Merger (the "Closing") shall take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be a day on which regular trading occurs on the Nasdaq National Market and shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 5 at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104, unless another time, date or place is agreed to in writing by the parties hereto.

               Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Parent shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Parent shall become the debts, liabilities and duties of the Surviving Corporation.

               Section 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Parent in effect at the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Applicable Law. The Bylaws of Parent in effect at the Effective Time shall continue to be the Bylaws of the Surviving Corporation, until amended in accordance with Applicable Law.

               Section 1.6. Directors. The directors of Parent at the Effective Time shall continue to be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

               Section 1.7. Officers. The officers of Parent at the Effective Time shall continue to be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

               Section 1.8. Conversion of Shares; Payment of Bridge Loans.

               (a) Conversion of Shares. At the Effective Time:

                      (i) Each share of the Company's common stock, par value $0.001 per share ("Company Common Stock") outstanding at the Effective Time, including Company Common Stock subject to repurchase by the Company ("Restricted Company Stock"), but excluding Dissenting Shares and shares described in clause
(iv) below (collectively, "Excluded Shares"), shall by virtue of the Merger and without any action on the part of Parent, the Company or any holder thereof, be converted into a number of fully paid nonassessable shares of Parent common stock, par value $.01 per share and the attached rights (the "Parent Rights") issued pursuant to Parent's First Amended and Restated Preferred Share Rights Agreement, effective as of December 16, 1997, between Parent and BankBoston, N.A. ("Parent Common Stock") equal to the Common Stock Conversion Ratio. Notwithstanding the foregoing, shares of Restricted Company Stock will be exchanged for shares of Parent Common Stock subject to repurchase by Parent upon the same vesting terms applicable to such shares prior to the Effective Time (as further described in Section 1.13) (the "Restricted Parent Shares").

                      (ii) Subject to the election and adjustment provisions set forth below, each share of the Company's Series A Preferred Stock, par value $0.001 per share, including shares of Series A Preferred Stock issued prior to the Effective Time upon exercise of Warrants (the "Series A Preferred Stock") outstanding at the Effective Time, but excluding Excluded Shares, shall by virtue of the Merger and without any action on the part of Parent, the Company or any holder thereof, be converted into the following:

                      (A) a number of fully-paid and nonassessable shares of Parent Common Stock equal to the Series A Preferred Stock Conversion Ratio; or

                      (B) the right to receive the Series A Cash Consideration Per Share.

                      (iii) Subject to the election and adjustment provisions set forth below, each share of the Company's Series B Preferred Stock, par value $0.001 per share, including shares of Series B Preferred Stock issued prior to the Effective Time upon exercise of Warrants (the "Series B Preferred Stock", together with the Series A Preferred Stock, the "Company Preferred Stock") outstanding at the Effective Time, but excluding Excluded Shares, shall by virtue of the Merger and without any action on the part of Parent, the Company or any holder thereof, be converted into the following:

                      (A) a number of fully paid nonassessable shares of Parent Common Stock equal to the Series B Preferred Stock Conversion Ratio; or

                      (B) the right to receive the Series B Cash Consideration Per Share.

                      (iv) Each Share held in the treasury of the Company and each Share of the Company held by Parent or any subsidiary of Parent, or any subsidiary of the Company immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of Parent, such subsidiary of Parent, the Company, such subsidiary of the

Company or the holder thereof, be canceled, retired and cease to exist, and no consideration will be delivered in exchange therefor.

                      (v) Each outstanding share of Parent Common Stock shall remain one (1) fully paid and non-assessable share of common stock of the Surviving Corporation immediately after the Effective Time.

                      (vi) On the Closing Date, the Company shall deliver to Parent a complete and correct updated Section 2.2 of the Company Disclosure Schedule, which shall also include the authorized and outstanding share information contained in Section 2.2(a) hereof.

               (b) Cash and Stock Elections.

                      (i) Parent will prepare a form of election, which form will be subject to the reasonable approval of the Company (the "Election Form"), to be mailed by the Company to the record holders of Company Preferred Stock together with the materials soliciting the vote of those holders on the Merger (the "Mailing Date").

                      (ii) Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) of Company Preferred Stock to make an unconditional election (an "Election") to receive (subject to the adjustment procedures set forth below) one of the following in exchange for such holder's Company Preferred Stock: (A) cash (an election to receive cash being referred to herein as a "Cash Election"), or (B) Parent Common Stock (an election to receive Parent Common Stock being referred to herein as a "Stock Election"); provided that the Election Form will enable the holder to specify that certain of such holder's shares of Company Preferred Stock shall be subject to a Cash Election and other of such holder's shares of Company Preferred Stock shall be subject to a Stock Election. Holders of record of Company Preferred Stock who hold such Company Preferred Stock as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares held by such Representative for a particular beneficial owner.

                      (iii) Any Election will have been validly made only if the Company receives, no later than the deadline established for the Company's receipt of the holder's vote with respect to the approval of the Merger (the "Election Deadline"), an Election Form properly completed and executed by such holder accompanied by the certificates for the shares of Company Preferred Stock to which such Election Form relates, or by an appropriate guarantee of delivery of such certificates from a member of any registered national securities exchange or a commercial bank or trust company in the United States as set forth in such Election Form or by an affidavit of lost certificate, including any suitable bond or indemnity that may be reasonably required by Parent.

                      (iv) Any holder of Company Preferred Stock may change such holder's election by delivering a new properly completed and signed Election Form to the Company by the Election Deadline. All Election Forms automatically will be revoked if this

Agreement has been terminated. The Company will provide to Parent copies of all such Election Forms within two (2) days of the Election Deadline. The reasonable determination of Parent will be binding as to whether or not (i) an Election Form has been properly or timely completed, signed and submitted or changed and
(ii) whether immaterial defects in an Election Form should be disregarded. Neither the Company nor Parent will be under any obligation to notify any person of any defect in an Election Form.

                      (v) As of the Election Deadline, to the extent that a holder of Company Preferred Stock (i) shall not have submitted to the Company an effective, properly completed and signed Election Form with respect to all or certain of the shares of Company Preferred Stock held by such holder or (ii) shall have properly revoked and not properly submitted to Parent, prior to the Election Deadline, a subsequent Election Form with respect to all or certain of the shares of Company Preferred Stock, such holder will be deemed to have made the Stock Election with respect to such shares.

                      (vi) Notwithstanding anything contained in this Agreement to the contrary, if, prior to the application of this clause (vi), the Aggregate Cash Consideration exceeds the Threshold Stock Value, then:

                             (A) all shares of Company Preferred Stock subject
to (or deemed subject to) Stock Elections shall be converted into the right to receive Parent Common Stock, at the Series A Preferred Stock Conversion Ratio or the Series B Preferred Stock Conversion Ratio, as applicable; and

                             (B) the cash amount payable with respect to each
share of Company Preferred Stock subject to a Cash Election (each a "Cash Election Share") shall be adjusted. Such adjustment shall reduce the cash payable and increase the Parent Common Stock issuable in consideration for such Cash Election Share by the minimum amounts necessary to ensure that (X) the Aggregate Cash Consideration does not exceed the Threshold Stock Value (determined after application of this clause (B)), and (Y) the sum of the value of the Parent Common Stock issuable with respect to such Cash Election Share (as adjusted, but valued using the Average Stock Price) plus the cash payable with respect to such Cash Election Share (as adjusted) equals the Series A Preferred Stock Merger Consideration divided by the number of issued and outstanding shares of Series A Preferred Stock (including all shares of Series A Preferred Stock described in Section 1.8(a)(iv)) immediately prior to the Effective Time or the Series B Preferred Stock Merger Consideration divided by the number of issued and outstanding shares of Series B Preferred Stock (including all shares of Series B Preferred Stock described in Section 1.8(a)(iv)) immediately prior to the Effective Time, as applicable. The reduction in the cash components of the Merger Consideration to be exchanged for the Cash Election Shares pursuant to this clause (B) shall be made among the Cash Election Shares on a pro rata basis based on the amount of cash otherwise issuable (prior to the application of this clause (B)) with respect to such shares, and Parent's determination of the manner in which this provision is applied shall be final and binding.

The foregoing formula shall be adjusted as counsel to Parent and the Company determine is necessary to cause the Merger to qualify as a "reorganization" within the meaning of Section 368 of the Code.

               (c) Adjustments. If between the date of this Agreement and the Effective Time, the number of outstanding shares of Company Common Stock or Company Preferred Stock is changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares, or the like, the per share amounts set out in Sections 1.8(a) and 1.8(b) will be correspondingly adjusted to reflect such change.

               (d) Payment of Bridge Loans. At the Effective Time, Parent shall pay an aggregate amount equal to 150% of the outstanding principal balance (not to exceed $4,719,666 after application of such premium percentage), plus accrued interest on the original principal balance in an amount not to exceed 10% interest per annum, to the holders of certain bridge loans described in Section 2.2(b) of the Company Disclosure Schedule (the "Bridge Loans"), which shall represent payment in full in exchange for cancellation of such Bridge Loans.

               (e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock or Company Preferred Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Stock Price.

               (f) Legends. The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR COMPLIANCE WITH THE PROVISIONS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SHARES PROPOSED TO BE SOLD."

               (g) Definitions.

               "Aggregate Cash Consideration" means (A) the cash payable in respect of Company Preferred Stock pursuant to this Section 1.8 (excluding cash to be deposited with the Escrow Agent pursuant to Section 1.12), plus (B) without duplication of amounts described in (A) or (C), the aggregate cash amount to be paid pursuant to Section 1.8(e), plus (C) without duplication of amounts described in (A) or (B), the number of Dissenting Shares that are shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock, multiplied by the Common Consideration Per Share, Series A Cash Consideration Per Share and the Series B Cash Consideration Per Share, respectively, plus (D) the aggregate cash amount to be paid pursuant to Section 1.8(d), plus (E) any other amounts described in Treasury Regulation Section 1.368-1(e) to the extent a proprietary interest in the Company would not be treated as preserved for purposes of applying Treasury Regulation Section 1.368-1(e) to the Merger as a result of the receipt of such amounts.

               "Average Stock Price" means the un-weighted, arithmetic average of the closing prices of Parent Common Stock on the Nasdaq National Market for the ten trading days immediately prior to the Closing Date.

               "Common Consideration Per Share" means the quotient of the Common Stock Merger Consideration divided by the number of issued and outstanding shares of Company Common Stock (including Restricted Company Stock and Excluded Shares, but excluding Shares held in the treasury of the Company) immediately prior to the Effective Time.

               "Common Stock Conversion Ratio" means Common Consideration Per Share divided by the Average Stock Price.

               "Common Stock Merger Consideration" means five million six hundred seventeen thousand seven hundred seventy-nine dollars and twenty-five cents ($5,617,779.75) plus two dollars and twenty-five cents ($2.25) per share of Common Stock issued upon the exercise of Company Stock Options after the date hereof, provided that such options were listed on Section 2.2(b) of the Company Disclosure Schedule or granted with the consent and approval of Parent after the date hereof.

               "Merger Consideration" means the aggregate amount of the Common Stock Merger Consideration, the Series A Preferred Stock Merger Consideration and the Series B Preferred Stock Merger Consideration allocable among the shares of Company Common

Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

               "Series A Cash Consideration Per Share" means the Series A Preferred Stock Merger Consideration divided by the number of issued and outstanding shares of Series A Preferred Stock (including all shares of Series A Preferred Stock owned by Parent or any subsidiary of Parent and Dissenting Shares) immediately prior to the Effective Time.

               "Series A Preferred Stock Conversion Ratio" means the quotient of
(i) the Series A Preferred Stock Merger Consideration divided by the number of issued and outstanding shares of Series A Preferred Stock (including all shares of Series A Preferred Stock owned by Parent or any subsidiary of Parent and Dissenting Shares) immediately prior to the Effective Time divided by(ii) the Average Stock Price.

               "Series A Preferred Stock Merger Consideration" means three million eight hundred seventy-seven thousand one hundred fifty-five dollars ($3,877,155).

               "Series B Cash Consideration Per Share" means the Series B Preferred Stock Merger Consideration divided by the number of issued and outstanding shares of Series B Preferred Stock (including all shares of Series B Preferred Stock owned by Parent or any subsidiary of Parent and Dissenting Shares)immediately prior to the Effective Time.

               "Series B Preferred Stock Conversion Ratio" means the quotient of
(i) the Series B Preferred Stock Merger Consideration divided by the number of issued and outstanding shares of Series B Preferred Stock (including all shares of Series B Preferred Stock owned by Parent or any subsidiary of Parent and Dissenting Shares) immediately prior to the Effective Time divided by (ii) the Average Stock Price.

               "Series B Preferred Stock Merger Consideration" means eighteen million seven hundred twenty thousand five hundred eighty-six dollars ($18,720,586).

               "Share" means each share of the Company Common Stock and the Company Preferred Stock.

               "Threshold Stock Value" means product of (i) the regular trading day closing price of Parent Common Stock on the Nasdaq National Market on the trading day completed immediately preceding the Effective Time (which is expected to be the Closing Date) and (ii) the aggregate number of shares of Parent Common Stock issuable pursuant to this Section 1.8 in respect of the Shares (other than Excluded Shares, shares of Restricted Company Stock and shares to be deposited with the Escrow Agent pursuant to Section 1.12).

               Section 1.9. Dissenters' Rights. Shares that have not been voted for approval of this Agreement and with respect to which a demand for payment and appraisal have been properly made in accordance with Section 262 of the DGCL and (if the Company is subject to Section 2115 California Corporation Code (the "CCC")) Chapter 13 of the CCC ("Dissenting Shares") will not be converted into the right to receive a portion of the Merger Consideration otherwise payable with respect to such Shares at or after the Effective Time but will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of Delaware (or California, if applicable). If a holder of Dissenting Shares (a "Dissenting Stockholder") withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive the shares of Parent Common Stock into which such Dissenting Shares would have been converted pursuant to Section 1.8. The Company will give Parent prompt notice of any demand received by the Company from a holder of Dissenting Shares for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Parent, or as required under the DCGL (or CCC, as applicable), it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal. Each Dissenting Stockholder who, pursuant to the provisions of Section 262 of the DGCL (or Chapter 13 of the CCC, if applicable) becomes entitled to payment of the value of the Dissenting Shares will receive payment therefor but only after the value therefor has been agreed upon or finally determined pursuant to such provisions. Any portion of the Merger Consideration that would otherwise have been payable with respect to Dissenting Shares if such Shares were not Dissenting Shares will be retained by Parent.

               Section 1.10. Surrender of Certificates and Issuance of New Certificates; Cash Payment.

               (a) Surrender of Certificates. Promptly, and in no event later than five (5) business days after the Effective Time, Parent shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares (other than Shares held by those persons described in Section 1.8(a)(iv)) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates shall pass only upon delivery of the certificates to the Parent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and instructions for use in effecting the surrender of the certificates that, immediately prior to the Effective Time, represented any of such Shares in exchange for payment therefor. Upon surrender to Parent of such certificates (or affidavit of loss or destruction in lieu thereof, including any suitable indemnity that may be reasonably required by Parent) ("Certificates"), together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, Parent shall instruct promptly the transfer agent for the Parent Common Stock (the "Transfer Agent") to issue and deliver to each stockholder of the Company who has surrendered Certificates pursuant hereto, at an address designated by such stockholder, a stock certificate ("New Certificates") representing a number of shares of Parent Common Stock equal to the portion of the Merger Consideration that such stockholder is entitled to receive or has elected to receive pursuant to Section 1.8, net of amounts deposited into the Escrow Fund on behalf of each stockholder pursuant to Section 1.12, provided, however, that (i) stockholders of the Company who owe consideration to the Company as set forth on Section 2.11 of the Company Disclosure Schedule shall, prior to the Closing, repay such amounts to the Company in cash or surrender to the Company a number of shares of Company Common Stock having a value, based on the Common Consideration Per Share, equal to the consideration so owed (which shares shall be deemed outstanding for purposes of calculating the total shares of Company Common Stock outstanding immediately prior to the Effective Time, but shall be cancelled at the Effective Time in the same manner as pursuant to Section 1.8(a)(iv); and which shares shall constitute shares which are not Restricted Company Shares to the extent such shareholder holds any such shares) and (ii) certificates representing Parent Restricted Shares shall be issued in the name of the applicable Company stockholder and held by Parent's stock benefits administration group or transfer agent for distribution in accordance with Section 1.13. In addition, Parent shall instruct the Transfer Agent to issue and deliver to the Escrow Agent a New Certificate representing the portion of the Escrow Amount that consists of Parent Common Stock, to be held in accordance with the provisions hereof. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate the Indemnitees as provided in Article VII.

               (b) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (c) Cash Payments. Upon surrender to Parent of the Certificates (or affidavit of loss or destruction in lieu thereof, including any suitable indemnity that may be reasonably required by Parent), together with the letter of transmittal, duly executed and completed in accordance with the instructions thereto, Parent shall promptly pay to the persons who have made Cash Elections an amount equal to the cash to which such person is entitled pursuant to Section
1.8 less any required tax withholdings and net of amounts deposited into the Escrow Fund on behalf of each stockholder pursuant to Section 1.12, such payments to be made by check and delivered in person or by mail to the address specified in the applicable letter of transmittal. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. In addition, Parent shall deliver to the Escrow Agent, on behalf of such holder, the cash portion of the Escrow Amount.

               (d) No Further Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of capital stock of the Company that were outstanding immediately prior to the Effective Time. Until surrendered in accordance with the provisions of this Section 1.10, each certificate theretofore representing shares of the Company Common Stock or Company Preferred Stock (other than shares to be canceled pursuant to Section
1.8 of this Agreement or Dissenting Shares which statutory dissenters' rights have been perfected) shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration provided in Section 1.8(a) and Section 1.12 of this Agreement in exchange therefor.

               (e) Escheat Laws. Notwithstanding the foregoing, no party hereto shall be liable to any holder of certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Parent shall pay all charges and expenses in connection with the exchange of cash for Shares.

               Section 1.11. Company Stock Options.

               (a) For purposes of this Agreement, "Stock Option Plan" means the Company's 1999 Stock Plan; and "Company Stock Option" means each outstanding option to purchase shares of Company Common Stock.

               (b) At the Effective Time, each outstanding Company Stock Option under the Stock Option Plan, whether vested or unvested, will be assumed by Parent. On the Closing Date, the Company shall deliver to Parent a complete and correct updated Section 2.2(b) of the Company Disclosure Schedule. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in such option and, if applicable, in the Stock Option Plan, immediately prior to the Effective Time, including provisions with respect to vesting, except that (i) such option will be exercisable for that number of whole shares of Parent Common Stock, equal to the product (rounded down to the nearest whole share) of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Common Stock Conversion Ratio, and
(ii) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price of each such Company Stock Option by the Common Stock Conversion Ratio, and rounding up to the nearest cent. The terms of each Company Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Parent Common Stock on or subsequent to the Effective Time.

               (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of the Company Stock Options assumed by Parent. Parent will file, no later than thirty (30) days following the Closing Date, a registration statement on Form S-8 (or any successor to Form S-8) so as to register the Parent Common Stock subject to the Company Stock Options assumed by Parent pursuant to Section 1.11(b) and shall use its reasonable efforts to effect such registration and to maintain the effectiveness of such registration statement (and the current status of the prospectus contained therein) for so long as such options remain outstanding. At or before the Effective Time, the Company shall cause to be effected, in a manner reasonably satisfactory to Parent, any amendments to the Stock Option Plan necessary to give effect to the foregoing provisions of this Section 1.11. Company Stock Options assumed by Parent pursuant to Section 1.11(b) are hereinafter referred to in this Agreement as the "Assumed Options."

               Section 1.12. Escrow Fund.

               Promptly after the Closing, Parent shall deposit 10% of the shares of Parent Common Stock portion of the Merger Consideration issuable and 10% of the cash portion of the Merger Consideration payable to each holder of Company Common Stock and Company Preferred Stock pursuant to Section 1.8 (the "Escrow Amount") with State Street Bank and Trust Company of California, N.A. as escrow agent (the "Escrow Agent"). The holders of Company Common Stock and Company Preferred Stock with respect to which any portion of the Escrow Amount has been contributed to such escrow are referred to as the "Escrowed Stockholders". The Escrow Amount shall be applied for the payment of any obligations relating to or arising out of breaches of representations, warranties or covenants of the Company contained herein, pursuant to the provisions of Article 7 hereof. Notwithstanding the foregoing, to the extent a holder of Company Common Stock is entitled to receive both Restricted Parent Shares and unrestricted Parent Common Stock, the Restricted Parent Shares shall be deposited with the Escrow Agent and used as the Escrow Amount with respect to such holder before shares of unrestricted Parent Common Stock are so deposited or used.

               Section 1.13. Restricted Shares.

               (a) At the Effective Time, each share of Restricted Company Stock will be exchanged for New Certificates representing Restricted Parent Shares that are subject to repurchase or cancellation by Parent on the same terms and conditions as such shares of Restricted Company Stock. With respect to those Restricted Parent Shares which have not been deposited as part of the Escrow Amount pursuant to Section 1.12, such New Certificates shall be held by Parent until such shares are no longer subject to repurchase in accordance with Section 2.2(c) of the Company Disclosure Schedule, the Stock Option Plan or the agreements entered into in connection therewith, all of which shall be assigned by the Company to Parent. When such Restricted Parent Shares are no longer subject to repurchase or cancellation by Parent, the certificates representing such shares shall be delivered promptly to the Stockholder entitled thereto. If a Stockholder deposits Restricted Parent Shares in the Escrow Fund together with other shares of Parent Common Stock that are not Restricted Parent Shares, the shares deposited that are non-Restricted Parent Shares shall be used to satisfy claims, if any, before Restricted Parent Shares are so used.

               (b) If Parent exercises its right to repurchase any or all of the Restricted Parent Shares pursuant to the terms of the relevant agreement(s) relating thereto (such repurchased shares, the "Repurchased Shares"), the portions of the Merger Consideration (including any portion of the Escrow Amount) related to such Repurchased Shares will be forfeited and the Merger Consideration (including any portion of the Escrow Amount) will be reduced by the respective amounts of such forfeitures.

               (c) Any Restricted Parent Shares deposited with the Escrow Agent shall be released when the Escrow Amount is released upon the termination of the Escrow Period pursuant to Section 7.3(b), and Restricted Parent Shares shall be released to Parent's stock benefits administration group or transfer agent until such restrictions lapse. Certificates representing Parent Restricted Shares for which restrictions have lapsed, less any applicable withholding for Taxes, shall be delivered by Parent to the former Company stockholders upon such stockholders request, but no more frequently than on a monthly basis. Prior to the Effective Time, the Company shall cause all stock option plans and restricted stock agreements relating to the Restricted Company Stock to be amended to permit assignment of the repurchase rights by the Company to Parent if such assignment would not be permitted without consent.

               (d) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) in respect of Restricted Parent Shares shall be held as Restricted Parent Shares. Cash dividends on Restricted Parent Shares and other securities issued in a taxable transaction shall be distributed to the beneficial holder of such Restricted Parent Shares.

               (e) Parent shall deliver copies of all proxy materials and other information to each of the holders of Restricted Parent Shares as and when furnished to registered holders of Parent Common Stock, and shall be entitled to vote such Restricted Parent Shares as such holders shall direct. In the absence of such direction to Parent, Parent shall not vote any such shares.

               Section 1.14 Tax Consequences of Merger. The Merger is intended to qualify as a "reorganization" within the meaning of Section 368 of the Code; provided, however, that the Merger may be structured as a Taxable Merger as provided in Section 4.14, in which case the Merger, as restructured, shall not be intended to qualify as a "reorganization".

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent, subject to the exceptions set forth in the disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent in accordance with Section 4.7 (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates) that:

               Section 2.1. Organization and Qualification; Subsidiaries; Investments.

               (a) Section 2.1(a) of the Company Disclosure Schedule sets forth a correct and complete list of all subsidiaries of the Company and their jurisdictions of incorporation or other formation. The Company and each of its subsidiaries are duly organized, validly existing and in good standing (or comparable status if a non-U.S. person) under the laws of their respective jurisdictions of incorporation or other formation and have all requisite power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted. The Company has heretofore delivered to Parent accurate and complete copies of its and its subsidiaries' Certificates or Articles of Incorporation and Bylaws (or, in the case of its subsidiaries that are not corporations, comparable governing documents) as currently in full force and effect.

               (b) The Company and each of its subsidiaries are duly qualified or licensed and in good standing (or comparable status if a non-U.S. person) to do business in each jurisdiction in which the property owned, leased or operated by it or such subsidiary or the nature of the business conducted by it or such subsidiary makes such qualification or licensing necessary except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on the Company. No person except the Company or a wholly-owned subsidiary of the Company owns of record, or to the Company's knowledge beneficially, any stock of or other equity interest in any of the Company's subsidiaries.

               (c) Neither the Company nor any of its subsidiaries directly or indirectly owns any equity investment or other ownership interest in any person.

               Section 2.2. Capitalization of the Company.

               (a) As of the date hereof, the authorized capital stock of the Company (exclusive of its subsidiaries) consists solely of (i) twenty-five million (25,000,000) shares of authorized Company Common Stock, five million twenty-one thousand seven hundred ninety-one (5,021,791) shares of which are issued and outstanding on the date hereof, and (ii) ten million five hundred fifty thousand eight hundred thirty-three (10,550,833) shares of authorized preferred stock, of which the issued and outstanding shares are as follows: three million six hundred twenty-five thousand five hundred sixty-nine (3,625,569) shares of Series A Preferred Stock and six million three hundred forty-four thousand fifty-nine (6,344,059) shares of Series B Preferred Stock and (iii) no other shares have been authorized or designated as a series or are issued and outstanding as of the date hereof. On the date hereof, the Company Common Stock and the Preferred Stock are held of record and, to the Company's knowledge beneficially, by the persons, with the address of record and in the amounts with the corresponding certificate numbers set forth in Section 2.2(a) of the Company Disclosure Schedule. No Shares are owned by any subsidiary of the Company. All outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights (including rights of first offer or similar rights) created by statute, the Certificate of Incorporation or Bylaws of the Company, any agreement to which the Company is a party or by which it is bound or otherwise.

               (b) As of the date hereof, there are not outstanding (i) any options, warrants or other rights to purchase from the Company or any of its subsidiaries any capital stock or other securities of the Company or any of its subsidiaries, (ii) any securities convertible into or exchangeable for shares of such capital stock or securities, (iii) any other commitments or rights of any kind for the Company or any of its subsidiaries to issue additional shares of capital stock, options, warrants or other securities or (iv) any equity equivalent or other ownership interests in the Company or any of its subsidiaries or similar rights. Section 2.2(b) of the Company Disclosure Schedule sets forth a correct and complete list of each of the foregoing as of the date hereof, including the record and, to the Company's knowledge, beneficial holder thereof, an indication of whether the record or the beneficial holder is an employee of the Company or any of its subsidiaries, a description of the nature of such security, the amount of securities held, the exercise, conversion or exchange rights relating thereto, including a schedule of vesting, whether such option is a nonqualified stock option or incentive stock option, any restrictions on exercise or sale of such option or underlying shares and the type and amount of securities into which such securities are exercisable, convertible or exchangeable. No Company Stock Option shall accelerate solely as a consequence of the Merger or any of the other transactions contemplated by this Agreement. Since March 31, 2001, the Company has not authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of stock or other options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents or issue or grant any stock appreciation rights, stock or other options, warrants, commitments, subscriptions or rights to purchase.

               (c) As of the date hereof, there are no outstanding rights or obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or other securities referred to in Section 2.2(b). Except for the Voting Agreements, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any of its subsidiaries.

               (d) Other than shares held in the treasury of the Company, no shares of Company Common Stock or Company Preferred Stock are owned, beneficially or otherwise, directly or indirectly by the Company or any subsidiary of the Company.

               Section 2.3. Authority Relative to Agreements; Recommendation.

               (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations under this Agreement and each such other Transaction Document, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and each such other Transaction Document, or to consummate the transactions contemplated hereby and thereby, except the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and the Preferred Stock voting together as one class, holders of a majority of the outstanding shares of Company Common Stock voting together as a separate class, and holders of fifty-seven percent (57%) of the outstanding shares of Company Preferred Stock voting together as a separate class. This Agreement and each other Transaction Document to which it is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and, to the extent applicable, thereof by Parent and the Escrow Agent, constitute the valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

               (b) Without limiting the generality of the foregoing, the Company Board has unanimously (i) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and (ii) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders. Furthermore, the Company Board has not withdrawn or modified such approval or resolution to recommend approval and adoption of this Agreement.

               Section 2.4. Financial Statements. The Company has delivered to Parent copies of financial statements (hereinafter collectively called the "Financial Statements"), which are correct in all material respects and have been prepared in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated ("GAAP") and fairly present the consolidated financial condition of the Company as at their respective dates and the results of its operations for the periods covered thereby (subject to normal year-end adjustments which will not be material in amount or significance for such period and except that any unaudited financial statements do not contain all required footnotes) as follows: consolidated balance sheets of the Company at December 31, 2000 (unaudited) and December 31, 1999 (audited), and the related statements of operations and cash flows for the years ended December 31, 2000 (unaudited) and December 31, 1999 (audited), and the Company's unaudited balance sheet as of March 31, 2001 and the related unaudited statements of operating and cash flows for the three-month period then ended. The balance sheet of the Company at March 31, 2001 is referred to herein as the "Company Balance Sheet" and the date thereof is referred to herein as the "Company Balance Sheet Date." Such statements of earnings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation. Section 2.4 of the Company Disclosure Schedule includes a complete and accurate list of all accounts receivable of the Company (the "Accounts Receivable") as of the date hereof, including their aging. Section 2.4 of the Company Disclosure Schedule will be updated at the Closing Date to reflect all Accounts Receivable as of the Closing Date, including their aging. Except as set forth in Section 2.4 of the Company Disclosure Schedule, all receivables identified in the Company Balance Sheet are collectible in full in the ordinary course of business, consistent with past practice, subject to any reserve therefor set forth on the Company Balance Sheet.

               Section 2.5. Consents and Approvals; No Violations. Except for the filing of the Certificate of Merger as required by the DGCL no filing with or notice to and no permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is required for the valid execution and delivery by the Company of this Agreement or any of the other Transaction Documents to which it is a party or the lawful consummation by the Company of the Merger or any of the other transactions contemplated hereby or thereby. Neither the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which it is a party by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective Certificate or Articles of Incorporation or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) or require the consent of the other party(ies) thereto under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement of any other type or description or other material instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

               Section 2.6. No Default. Neither the Company nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate or Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other material instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their properties or assets may be bound or (iii) any order, writ, injunction, or decree applicable to the Company or any of its subsidiaries or any of their properties or assets.

               Section 2.7. No Undisclosed Liabilities; Absence of Changes. Except as set forth on the Company Balance Sheet, neither the Company nor any of its subsidiaries has any liabilities or other obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto) other than liabilities or other obligations that have been incurred by the Company in the ordinary course of business consistent with past practice after March 31, 2001. Except as set forth in Section 2.7 of the Company Disclosure Schedule, since March 31, 2001, there have been no events or changes with respect to the Company that, individually or in the aggregate, have had or reasonably would be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as set forth in Section
2.7 of the Company Disclosure Schedule, since March 31, 2001, each of the Company and its subsidiaries has conducted its business only in, and has not engaged in any transaction other than according to, the ordinary course of such businesses consistent with past practices, and there has not been any (i) damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any such subsidiary which is not fully covered by insurance; (ii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any such non-wholly owned subsidiary or any direct or indirect repurchase, redemption or other acquisition by the Company or any such subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or such subsidiary; (iii) amendments or changes to the Certificate of Incorporation or Bylaws of the Company; (iv) amendment of any term of any outstanding security of the Company or any such subsidiary; (v) incurrence, assumption or guaranty by the Company or any such subsidiary of any indebtedness for borrowed money or issuance or sale of any debt securities of the Company or guarantying of any debt securities; (vi) mortgage, pledge, Lien, charge, security interest or any other encumbrance or restriction relating to any of the Company's or any such subsidiaries' property, business or assets, tangible or intangible, other than Permitted Liens; (vii) loan, advance or capital contributions made by the Company or any such subsidiary, or investment in, any person; (viii) capital expenditure or commitment by the Company or any such subsidiary of Fifteen Thousand ($15,000) in any individual case or Fifty Thousand

Dollars ($50,000) in the aggregate; (ix) transaction or commitment made, or any contract or agreement entered into, by the Company or any such subsidiary relating to its assets or business (including the acquisition (by sale, license or otherwise) or disposition (by sale, license or otherwise) of any Intellectual Property or any material assets) or any relinquishment by the Company or such subsidiary of any contract, agreement or other right other than non-exclusive licenses of Intellectual Property in the ordinary course of business; (x) revaluation by the Company or any such subsidiary of any of its assets; (xi) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any such subsidiary, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees or claim of wrongful discharge or other unlawful practice or action; (xii) strategic alliance, including marketing or distribution arrangements or other similar arrangements, grant of third party royalty rights or development agreements, or sub-licensing of any rights, exclusive license, distribution, marketing, sales or other agreement entered into or any agreement to enter into any exclusive license, distribution, marketing, sales or other agreement; (xiii) change by the Company or any such subsidiaries in their accounting principles, practices or methods (including any change in depreciation or amortization policies or rates other than as required by GAAP); (xiv) increase in the salary or other compensation payable or to become payable by the Company or any such subsidiary to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person; (xv) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, where such waiver, release, write-off or compromise involves an amount in excess of Five Thousand Dollars ($5,000); (xvi) notice of any claim of ownership by a third party of the Company's or any of its subsidiaries' Intellectual Property or of infringement by the Company or any such subsidiary of any third party's Intellectual Property; (xvii) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or any other of its securities, other than the issuance of shares upon the exercise of stock options and the grant of options to employees and consultants of the Company which are set forth on Section 2.2 of the Company Disclosure Schedule; or (xviii) change in pricing or royalties set or charged by the Company and any of its subsidiaries to its customers or licensees or in pricing or royalties set or charged by person who have licensed Intellectual Property to the Company or any of its subsidiaries. Except as disclosed in Section 2.7 of the Company Disclosure Schedule, no customer of the Company or any of its subsidiaries has a right of refund or setoff from the Company.

               Section 2.8. Litigation. There is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person or brought by the Company or any of its subsidiaries against any person (each a "Proceeding"). Section 2.8 of the Company Disclosure Schedule sets forth, with respect to any such pending or threatened Proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the Company's knowledge no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any suit, claim, action, arbitration, proceeding or investigation. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree.

               Section 2.9. Compliance with Applicable Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits") in all material respects. The Company and its subsidiaries have complied and are in compliance in all material respects with the terms of the Company Permits. The businesses of the Company and its subsidiaries have been and are being conducted in compliance in all material respects with all Applicable Laws. No investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

               Section 2.10. Employee Benefits.

               (a) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) (sometimes referred to herein as "Welfare Plans"), and each written bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, retiree health or other plan, agreement, policy or arrangement, that covers former or current employees or directors of the Company or any other entity that, together with the Company, is treated as a single employer with the Company under Section 414 of the Code (an "ERISA Affiliate"), or pursuant to which former employees or directors of the Company or any ERISA Affiliates are entitled to current or future benefits. There are no material oral Compensation and Benefit Plans to which the Company or any of its ERISA Affiliates is a party. The Company has listed on Section 2.10(a) of the Company Disclosure Schedule, and has made available to Parent copies of all Compensation and Benefit Plans. The Company does not have any stated plan or commitment to establish any new Compensation and Benefit Plan, modify any Compensation and Benefit Plan or enter into any additional Compensation and Benefit Plan except as may be required by applicable law. To the extent the following exist or are legally required, the Company has also made available to Parent, as applicable, true, complete and correct copies of
(1) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan, (2) the most recent summary plan description for each Compensation and Benefit Plan (3) each trust agreement and group annuity contract related to any Compensation and Benefit Plan, (4) the most recent nondiscrimination test reports with respect to each Compensation and Benefit Plan, and (5) any other material document, agreement, or disclosure related to each Compensation and Benefit Plan. Each Compensation and Benefit Plan has been administered in accordance with its terms. The terms of each Compensation and Benefit Plan are in compliance with applicable provisions of ERISA and the Code.

               (b) Except as otherwise provided in Section 2.10(b) of the Company Disclosure Schedule, each of the Company and its subsidiaries has performed its obligations under each Compensation and Benefit Plan; each Compensation and Benefit Plan and each trust or other funding medium, if any, established in connection therewith has at all times been established, maintained and operated in material compliance with its terms and the requirements prescribed by Applicable Law, including ERISA and the Code.

               (c) With respect to those Pension Plans that are intended to be qualified under Section 401(a) of the Code, such Pension Plans are so qualified, in form and operation, have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or have remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter, and no such determination letter has been revoked nor has any act or omission occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or increase its costs.

               (d) Neither Company nor any of its ERISA Affiliates maintains or sponsors or has ever maintained or sponsored a Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code.

               (e) At all times on and after the effective date of ERISA, neither Company nor any of its ERISA Affiliates has maintained, contributed to or otherwise had any obligation with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

               (f) Except as disclosed in Section 2.10(f) of the Company Disclosure Schedule, there are no suits, actions, disputes, claims (other than routine, uncontested claims for benefits), arbitrations, administrative or other proceedings pending or, to the knowledge of Company, threatened, anticipated or expected to be asserted with respect to any Compensation and Benefit Plan or any related trust or other funding medium thereunder or with respect to the Company or any ERISA Affiliate, as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

               (g) To the Company's knowledge, no Compensation and Benefit Plan or any related trust or other funding medium thereunder or any fiduciary thereof is the subject of an audit, investigation or examination by an governmental or quasi-governmental agency.

               (h) Except as provided in Section 2.10(h) of the Company Disclosure Schedule, (1) no non-exempt "prohibited transaction" (as such term is used in Section 4975 of the Code and/or Section 406 of ERISA) has occurred with respect to any Compensation and Benefit Plan; (2) neither the Company nor any ERISA Affiliate has any commitment, intention or understanding to create, terminate or adopt any Compensation and Benefit Plan that would result in any additional liability to Parent, the Company or any of their ERISA Affiliates; and (3) since the beginning of the current plan year of any Compensation and Benefit Plan, no event had occurred and no condition or circumstance has existed that reasonably would be expected to result in a material increase in the benefits under or the expense of maintaining such Compensation and Benefit Plan from the level of benefits or expense incurred for the most recently completed plan year of such Compensation and Benefit Plan.

               (i) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made.

               (j) Except as provided by this Agreement or in Section 2.10(j) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either along with or upon the occurrence of any additional or subsequent events) constitute an event under any Compensation and Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting, forgiveness of indebtedness or increase in benefits with respect to any employee, former employee or director of the Company or any of its subsidiaries.

               (k) Neither the Company nor any of its subsidiaries is required to maintain or contribute to, or maintains or contributes to, any Compensation and Benefit Plan by the law or applicable custom or rule of any jurisdiction outside of the United States.

               (l) Each Compensation and Benefit Plan complies with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other Applicable Laws. All amendments and actions required to bring each of the Compensation and Benefit Plans into conformity with all of the applicable provisions of ERISA and other Applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time and are disclosed Section 2.10(l) of the Company Disclosure Schedule.

               (m) Each group medical plan sponsored by the Company or any of its subsidiaries complies with the Medicare Secondary Payor Provisions of
Section 1826(b) of the Social Security Act, and the regulations promulgated thereunder.

               (n) Except as set forth on Section 2.10(n) of the Company Disclosure Schedule, Parent the Company or one or more of its subsidiaries, as applicable, may amend, terminate or otherwise discontinue any Compensation and Benefit Plan maintained by the Company or such subsidiary or may cease contributions to any such Compensation and Benefit Plans without incurring any liability other than a benefit liability accrued in accordance with the terms of such Compensation and Benefit Plan immediately prior to such termination or ceasing of contributions and ordinary administration expenses.

               (o) Each Compensation and Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) has been administered and operated in all respects in compliance with the applicable requirements of Parts 6 and 7 of Title I of ERISA and Sections 4980B(b) and 9801 through 9833 of the Code and neither the Company nor any of its subsidiaries is subject to any liability, including without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation.

               (p) Neither the Company nor any of its subsidiaries has incurred any liability for any tax, excise tax, penalty or fee with respect to any Compensation and Benefit Plan, including, but not limited to, taxes arising under Sections 4971 through 4980B of the Code, and no event has occurred and no circumstance has existed that reasonably would be expected to give rise to any such liability.

               (q) Except as provided in Section 2.10(q) of the Company Disclosure Schedule, no insurance policy nor any other contract or agreement affecting any Compensation and Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

               (r) Except as set forth in Section 2.10(r) of the Company Disclosure Schedule, no Compensation and Benefit Plan provides, or has any liability or obligation to provide, life insurance, medical or other welfare benefits to any Employee following his or her retirement or termination of employment for any reason, except as may be required by Part 6 of Title I of ERISA or Section 4980B of the Code. The Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

               Section 2.11. Labor and Employment Matters. Except as set forth in Section 2.11 of the Company Disclosure Schedule:

               (a) No collective bargaining agreement (or comparable agreement or arrangement in the case of a foreign person such as, for example, a works council in Germany) exists that is binding on the Company or any of its subsidiaries and, to the Company's knowledge, no petition has been filed or proceeding instituted, or any action taken in contemplation of any such filing or institution, by an employee or group of employees of the Company or any of its subsidiaries, with the National Labor Relations Board (or comparable foreign Governmental Entity) seeking recognition of a bargaining representative. To the Company's knowledge, no organization effort or question concerning representation is pending respecting the employees of the Company or any of its subsidiaries, and no such question has been raised within the preceding three years.

               (b) There is no litigation, arbitration, or administrative charge or complaint pending or, to the Company's knowledge, threatened between the Company or any of its subsidiaries and any of their respective employees before any federal, state, or local court, board, or agency; and no such litigation, arbitration, or administrative charge or complaint has been brought or made against the Company or any of subsidiaries in the preceding three years. The controversies described in this paragraph may include, but are not limited to, the following:"

                      (i) There is no labor strike, dispute, slow down or stoppage pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries;

                      (ii) Neither the Company nor any of its subsidiaries has received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of its or its subsidiaries' employees, or notice of any governmental or administrative complaints made by any of its or its subsidiaries' employees;

                      (iii) Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act, which would, individually or in the aggregate, directly or indirectly result in a liability to the Company;

                      (iv) There are no pending or, to the knowledge of the Company, threatened claims or actions against the Company or any of its subsidiaries under any worker's compensation policy or long-term disability policy (or comparable policies in the case of foreign subsidiaries);

                      (v) Each of the Company and its subsidiaries is not liable for any arrears of wages, commissions, bonuses or any other type of compensation or any taxes or any penalty for failure to comply with any of the foregoing; and

                      (vi) Each of the Company and its subsidiaries is not liable for nor, to the Company's knowledge, has been threatened with any claim for unlawful discrimination or harassment, including sexual harassment.

               (c) All individuals who are or were performing consulting or other services for the Company or any of its subsidiaries are or were correctly classified by the Company or such subsidiary as either "independent contractors" (or comparable status in the case of a foreign subsidiary) or "employees" as the case may be.

               (d) Section 2.11 of the Company Disclosure Schedule contains a list of the name of each officer, employee and consultant of the Company and each of its subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person as of the date hereof. On the Closing Date, the Company shall deliver to Parent a complete and correct updated Section 2.11(d) of the Company Disclosure Schedule. As of the date hereof, no such person has terminated or to the Company's knowledge has indicated any intention to terminate such person's relationship or status as an officer, employee or consultant of the Company or such subsidiary for any reason, including because of the consummation of the transaction contemplated by this Agreement. The Company and its subsidiaries have no plans or intentions to terminate any such officer, employee or consultant.

               (e) Each of the Company and its subsidiaries is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (f) There are no outstanding loans or advances from the Company to employees or stockholders of the Company, including loans or advances made for the purpose of allowing a stockholder to purchase shares of Company Common Stock or Company Preferred Stock.

               Section 2.12. Environmental Laws and Regulations.

               (a) The term "Environmental Laws" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (1) "Releases" (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (2) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (3) the health or safety of employees in the workplace as a consequence of the presence in the workplace of Hazardous Materials, (4) protecting or restoring natural resources or (5) the environment. The term "Hazardous Material" means (i) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof,
(iv) asbestos and/or asbestos containing materials, (v) PCBs or materials containing PCBs, (vi) any material regulated as a biohazardous waste, (vii) lead containing paint, (viii) radioactive materials and (ix) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any note, bond, mortgage, indenture, lease, license, contract, agreement of any other type or description or other instrument or obligation to which the Company or any of its subsidiaries is a party.

               (b) During the period of ownership or operation by the Company or any of its subsidiaries of any of its current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead, to a Release. There have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease. Neither the Company nor any of its subsidiaries has received any written notice of, or entered into any order, settlement or decree relating to: (i) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or (ii) the response to or remediation of Hazardous Material at or arising from any of the Company's properties. There have been no violations of any Environmental Laws by the Company or any of its subsidiaries.

               (c) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that constitute a violation by the Company or any of its subsidiaries of, or are reasonably likely to prevent or interfere with the Company's or any such subsidiary's future compliance with, any Environmental Laws.

               Section 2.13. Taxes.

               (a) Definitions. For purposes of this Agreement:

                      (i) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, alternative minimum, excise, severance, stamp, occupation, premium, property, environmental, self-dealing, prohibited transactions, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                      (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes.

               (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, the Company and its subsidiaries have duly and timely filed all Tax Returns required to be filed, and such Tax Returns are complete and accurate and correctly reflect the Tax liability required to be reported thereon. Such Tax Returns contain such disclosure as required in order to avoid the imposition of a penalty under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). No liability for Taxes has been incurred and no taxable income has been realized, by the Company and its subsidiaries since January 1, 2001 other than in the ordinary course of business. The Tax Returns of the Company and its subsidiaries heretofore provided to Parent were complete and accurate copies of such Tax Returns.

               (c) The Company and its subsidiaries have timely paid all Taxes that have become due and payable, and have adequately provided in the Financial Statements for all Taxes accrued through the date of such Financial Statements that were not yet due and payable as of the date thereof; all Taxes of the Company and its subsidiaries accrued following the end of the most recent period covered by the Financial Statements have been accrued in the ordinary course of business of the Company and its subsidiaries and do not exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in the Company's operating results). Neither the Company nor any of its subsidiaries has taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax (including but not limited to income, sales, gross receipts or payroll) from a period (or portion thereof) ending on or prior to the Effective Time to a period (or portion thereof) beginning after the Effective Time; and no material election has been made with respect to Taxes of the Company or its subsidiaries in any Tax Return that has not been provided to Parent. All amounts that were required to be collected or withheld by or in respect of the Company and its subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly collected or withheld, and all amounts that were required to be remitted to any Governmental Entity by or in respect of the Company and its subsidiaries have been duly remitted.

               (d) Except as set forth in Section 2.13(d) of the Company Disclosure Schedule, no claim for assessment or collection of Taxes has been or is presently being asserted against the Company or any of its subsidiaries; no rationale underlying a claim for Taxes has been asserted previously by any taxing authority that reasonably could be expected to be asserted in any other period; and neither the Company nor any of its subsidiaries is a party to any action, proceeding, audit or investigation by any taxing authority nor does the Company have knowledge of any such threatened action, proceeding, audit or investigation. Except to the extent indicated in Section 2.13(d) of the Company Disclosure Schedule, all deficiencies asserted or assessments made as a result of any examinations by the IRS or state, local or foreign Tax authority have been fully paid, or are fully described in Section 2.13(d) of the Company Disclosure Schedule, are being contested in good faith and an adequate reserve therefor has been established and are fully reflected in the Company Balance Sheet.

               (e) Except as set forth in Section 2.13(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any other change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (or comparable payments having comparable effect under any foreign Applicable Law in the case of a foreign subsidiary of the Company).

               (f) Except as set forth in Section 2.13(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement. Other than by reason of withholding Taxes incurred in the ordinary course of business, neither the Company nor any of its subsidiaries is or could be held liable for the Taxes of any other person. Neither the Company nor any of its subsidiaries is a party to or bound by any closing agreement, offer in compromise or other contractual or similar arrangement with any taxing authority.

               (g) Section 2.13(g) of the Company Disclosure Schedule contains a good-faith computation of the Section 382 limitation(s) currently applicable to the net operating losses of the Company.

               (h) Except as set forth in Section 2.13(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to, or is required to make, any adjustment under Section 481 or 263A of the Code by reason of a change in accounting method or otherwise, and to the Company's knowledge the IRS (or other Governmental Entity) has not proposed, and is not considering proposing, any such change in accounting method or other adjustment.

               (i) Each Company Stock Option identified as an incentive stock option in Section 2.2(b) of the Company Disclosure Schedule or otherwise purporting to be an incentive stock option has at all times since the issuance of such Company Stock Option qualified as an "incentive stock option" as such term is defined in Section 422 of the Code and immediately prior to the Effective Time will be held by a person whose exercise of such Company Stock Option would be governed by Section 421(a) of the Code (determined without regard to Section 422(a)(1) of the Code).

               (j) Neither the Company nor any of its subsidiaries is or has been at any time a member of an affiliated group as defined in Section 1504 of the Code.

               (k) The Company and its subsidiaries have fully complied with all applicable Tax laws and agreements, and all amounts required to be paid by the Company and its subsidiaries to Tax authorities or others have been paid.

               (l) There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any of its subsidiaries.

               (m) Neither the Company nor any of its subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country; neither the Company nor any subsidiary has engaged in a trade or business within any foreign country.

               (n) Neither the Company nor any of its subsidiaries is party to any joint venture, partnership, or other arrangement or contract that could, to the Company's knowledge, be treated as a partnership for federal income Tax purposes.

               (o) Neither the Company nor any of its subsidiaries has ever filed an election pursuant to Section 1361 of the Code (or any similar provision for state or local tax purposes). Neither the Company nor any of its subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by the Company or such subsidiary.

               (p) Neither the Company nor any of its subsidiaries has participated in an international boycott within the meaning of Section 999 of the Code.

               (q) The Company currently uses the accrual method of accounting for United States federal and state income Tax purposes.

               (r) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (s) None of the assets of the Company or its subsidiaries is property that is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company or its subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; none of the assets of the Company or its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (t) The representations contained in Exhibit D-2 are true and correct, and would be true and correct if the statements therein that are qualified by knowledge or are similarly qualified were not so qualified. Notwithstanding anything herein to the contrary, the representation in this
Section 2.13(t) applies solely for purposes of (i) determining whether the closing condition in Section 5.1(d) has been satisfied and (ii) any claim resulting from a failure of the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

               Section 2.14. Intellectual Property.

               (a) Definitions. For purposes of this Agreement, "Intellectual Property" means, to the extent used in the business of Company or its subsidiaries in the manner conducted as of the Closing Date or otherwise owned by the Company or its subsidiaries: trademarks and service marks (whether registered or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, to the extent used to designate the source or origin of goods or services of Company or its subsidiaries, "Trademarks"); patents and patent applications (including any continuations, continuations-in-part, divisionals, reissues, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights and mask works (including any registrations and applications therefor and whether registered or unregistered) (collectively "Copyrights"); and information, including any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (2) is the subject of efforts to maintain its secrecy (collectively, "Trade Secrets"). Without limitation, "Trade Secrets" include, to the extent within the definition above, computer software, data, databases, works of authorship, mask works, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, drawings, designs, refinements, extensions, improvements, modifications, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, research and development methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information.

               (b) Generally. Section 2.14(b) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned or exclusively licensed to the Company, in whole or in part, including jointly with others (and such schedule specifies if such Intellectual Property is owned jointly), by the Company or any of its subsidiaries, a complete and accurate list of all United States and foreign (a) Patents and Patent applications, (b) Trademark registrations and applications and unregistered Trademarks, and (c) copyright registrations and applications, indicating for each the applicable jurisdiction, registration number (or application number) and date issued (or date filed).

               (c) Trademarks.

                      (i) Except as described in Section 2.14(c)(i) of the Company Disclosure Schedule, all registered Trademarks of the Company and its subsidiaries are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise affect the priority or enforceability of the Trademark in question.

                      (ii) No registered Trademark of the Company or any of its subsidiaries has been within the three (3) years prior to the date of this Agreement or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1) year period prior to the date of this Agreement.

                      (iii) There has been no use of any Trademark of the Company or any of its subsidiaries by any third party that confers upon said third party rights in any such Trademark.

                      (iv) All Trademarks of the Company and its subsidiaries registered in the United States have been in continuous use by the Company or one or more of its subsidiaries.

                      (v) The Company and its subsidiaries have adequately policed their Trademarks against third party infringement.

                      (vi) Except as set forth on Section 2.14(c)(vi) of the Company Disclosure Schedule, the Company has no common law Trademarks. With respect to the Trademarks on such schedule, the Company has (x) used such Trademarks or (y) a bona fide intent to use such Trademarks.

                      (vii) To the Company's knowledge, (i) each Trademark of the Company would be available for use by the Company in each foreign country in which such Trademark is not currently registered or in use and (ii) such use by the Company in each such foreign country would not infringe any rights of any other Person in such foreign country.

               (d) Patents.

                      (i) All Patents of the Company and its subsidiaries are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or lapse or otherwise affect the enforceability of the Patent in question.

                      (ii) The Company has not taken any action or, except as set forth in Section 2.14(d) of the Company Disclosure Schedule, failed to take any action (including a failure to disclose material prior art in connection with the prosecution of any Patent) that would result in the abandonment or unenforceability of any of the Patents.

                      (iii) No Patent has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office or any foreign patent office. To the Company's knowledge, no such action has been threatened in writing within the one (1) year period prior to the date of this Agreement.

                      (iv) There is no Patent of any person interfering with any Patent of the Company or any of its subsidiaries or that invalidates any claim of any Patent of the Company or any of its subsidiaries. The practice of each claim of each Patent of the Company or any of its subsidiaries (including without limitation the making or selling of any products covered by any such claim) does not, and would not, infringe any Patent of any other Person.

               (e) Copyrights.

                      (i) All Copyrights listed in Section 2.14(b) of the Disclosure Schedule ("Registered Copyrights") are currently in compliance with legal requirements other than any requirement that, if not satisfied, would not result in a revocation or otherwise affect the enforceability of the Copyright in question or the Company's ownership in such Copyright. The Company and its subsidiaries are the owner of all right, title and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims.

                      (ii) Except as specified in Section 2.14(e)(ii) of the Company Disclosure Schedule, each of the Registered Copyrights are valid, enforceable and subsisting, and are not subject to any maintenance fees or actions.

                      (iii) The Company has not taken any action or, to the Company's knowledge, failed to take any action (including a failure to disclose required information to the United States Copyright Office in connection with any registration of a registered copyright therewith), or used or enforced (or failed to use or enforce) any of the Company's Copyrights, in each case in a manner that would result in the unenforceability of any of the Company's Copyrights or the invalidity of the registration of any of the Company's Copyrights.

                      (iv) No Copyright is infringed or, to the Company's knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party.

               (f) Trade Secrets.

                      (i) The Company and its subsidiaries have taken all reasonable steps in accordance with normal industry practice to protect its rights in confidential information and their respective Trade Secrets. The Company has taken all reasonable steps to protect the respective rights in the confidential information and Trade Secrets of third parties in accordance with the terms of any agreements relating to such third party confidential information or Trade Secrets to which the Company is a party.

                      (ii) Without limiting the generality of Section 2.14(f)(i), the Company and each of its subsidiaries enforce a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the form provided to Parent that assign to the Company or one of its subsidiaries all rights to any Intellectual Property relating to the Company's or such subsidiary's business that are developed by the employees, consultants or contractors, as applicable, and that otherwise appropriately protect the Intellectual Property of the Company and its subsidiaries, and, all relevant former and current employees, consultants and contractors have entered into such proprietary information, confidentiality and assignment agreements with the Company. Except under confidentiality obligations, there has been no disclosure by the Company or any of its subsidiaries of its confidential information or Trade Secrets. The Company warrants that all such assignments have been duly executed and filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, to the extent necessary to perfect the Company's ownership of any Patents or Registered Copyrights. To the best knowledge of the Company, no employee of the Company has entered into any contract or other agreement with any Person (other than the Company) that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning the employee's work to anyone other than the Company.

               (g) License Agreements.

                      Section 2.14(g)(1) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its subsidiaries any right to use or practice any Intellectual Property owned by parties other than Company or its subsidiaries or Parent (other than software generally available on commercially reasonable terms to any person for a license fee of no more than Five Thousand Dollars ($5,000), but including all such agreements that are otherwise material to the Company) (collectively, the "Inbound License Agreements"), indicating for each the title and the parties thereto. Section 2.14(g)(2) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company or any of its subsidiaries grants licenses of software or grants other rights in or to use or practice any rights under any Intellectual Property (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. There is no litigation pending or, to the Company's knowledge, threatened dispute or disagreement between Company and a third party with respect to any Inbound License Agreement or any Outbound License Agreement.

               (h) Ownership; Sufficiency of Intellectual Property Assets. Each of the Company and its subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders, arbitration awards and contingent licenses arising from termination provisions (or other causes) in agreements between the Company and any other person, all of its Intellectual Property. The Intellectual Property identified in Section 2.14(b) of the Company Disclosure Schedule, together with Trade Secrets and the Company's and its subsidiaries' unregistered Copyrights and the Company's and such subsidiaries' rights granted to them under the Inbound License Agreements, constitute all the Intellectual Property and are all such Intellectual Property rights and Inbound License Agreements necessary to operate such business after the Effective Time in substantially the same manner as such businesses have been operated by the Company prior thereto.

               (i) Protection of Intellectual Property. Each of the Company and its subsidiaries has taken reasonable steps in accordance with normal industry practice to protect the Intellectual Property owned by it.

               (j) No Infringement by the Company; Use of Intellectual Property. The products used, manufactured, marketed, sold or licensed by the Company or any of its subsidiaries, and all Intellectual Property used in the conduct of their businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party. The Company or its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that are used in the business of the Company or its subsidiaries as currently conducted as of the Closing Date.

               (k) No Pending or Threatened Infringement Claims. No litigation is now, or within the three (3) years prior to the date of this Agreement was, pending and no notice or other claim in writing has been received by the Company or any of its subsidiaries within the one (1) year prior to the date of this Agreement, (A) alleging that the Company or any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries. Except as specifically disclosed in one or more Sections of the Company Disclosure Schedule pursuant to this Section 2.14, no Intellectual Property that is owned or licensed by the Company or any of its subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any of its subsidiaries or, in the case of Intellectual Property licensed by the Company or any of its subsidiaries to others, restricting the sale, transfer, assignment or licensing thereof by the Company or any of its subsidiaries to any person.

               (l) No Infringement by Third Parties. Except as set forth in
Section 2.14(l) of the Company Disclosure Schedule, to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed by the Company or any of its subsidiaries, and no claims for any of the foregoing have been brought against any third party by the Company or any of its subsidiaries.

               (m) Assignment; Change of Control. Except as set forth in Section 2.14(m) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or rights under any Inbound License Agreement or Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

               (n) Software. The Software owned or purported to be owned by the Company or any of its subsidiaries was: (i) developed by employees of the Company or one of its subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or one of its subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or one of its subsidiaries from a third party. The Company's Software (excluding software that is available through commercial distributors or in consumer retail stores and are subject to "shrink-wrap" agreements) is listed on Schedule 2.14(n). Except as set forth in Section 2.14(n) of the Company Disclosure Schedule, such Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or one or more of its subsidiaries, except for such materials or development environments obtained by the Company or one or more of its subsidiaries from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. For purposes of this Agreement, "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing. The Company represents and warrants that none of its products is, in whole or in part, subject to the provisions of any open source or other source code license agreement, including without limitation the GPL or LGPL, that requires the distribution of source code in connection with the distribution of the licensed software in object code form or that prohibits the Company from charging a fee or otherwise limits the Company's freedom of action with regard to seeking compensation in connection with sublicensing or distributing such licensed software (whether in source code or object code form). The Company has not assigned, transferred or encumbered any of its rights to the Software.

               (o) Performance of Existing Software Products. The Company's and its subsidiaries' existing and currently manufactured and marketed Software products listed and described in Section 2.14(o) of the Company Disclosure Schedule perform, free of bugs, viruses or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the Company or any of its subsidiaries on which such customers relied when licensing or otherwise acquiring such products.

               (p) Documentation. Each of the Company and its subsidiaries has taken all actions customary in the United States software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

               (q) Year 2000 Compliance. Except as set forth in Section 2.14(q) of the Company Disclosure Schedule, all of the Company's and its subsidiaries' products (including products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1998, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates. Except as set forth in Section 2.14(q) of the Company Disclosure Schedule, all of the Company's and its subsidiaries' products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1998. Except as set forth in Section 2.14(q) of the Company Disclosure Schedule, the current versions of the Software and all other Intellectual Property may be used prior to, during and after December 31, 1998, such that such Software and Intellectual Property will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

               Section 2.15. Title to Properties; Absence of Liens and Encumbrances.

               (a) Neither the Company nor any of its subsidiaries owns any real property, nor, has it ever owned any real property. Section 2.15 of the Company Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute such a default) by the Company or such subsidiary or, to the Company's knowledge, by the other party to such lease. Complete and correct copies of such leases have been delivered to Parent.

               (b) Each of the Company and its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, tangible and intangible (including Intellectual Property), real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Financial Statements and except for Liens for Taxes not yet due and payable and such imperfections of title, if any, that do not interfere with the present value of the subject property.

               Section 2.16. Insurance. Each of the Company and its subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Section 2.16 of the Company Disclosure Schedule sets forth a list and description of each Insurance Policy currently in effect where the Company is the beneficiary. Such schedule lists the name of the insurer, policy coverage, coverage amounts and premiums payable. With respect to the Insurance Policies covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Policies. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Each of the Company and its subsidiaries has complied with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the

Company's knowledge, indicated any intent to do so or not to renew any such policy. All known claims under the Insurance Policies have been filed in a timely fashion.

               Section 2.17. Certain Business Practices. Neither the Company or any of its subsidiaries nor any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

               Section 2.18. Product Warranties. Section 2.18 of the Company Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by the Company or any of its subsidiaries currently in effect with respect to any of its products or services. There have not been any deviations from such warranties and guaranties, and neither the Company, any of its subsidiaries or any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither the Company nor any of its subsidiaries has made any oral warranty or guaranty with respect to its products not described on such schedule.

               Section 2.19. Material Contracts.

               (a) Section 2.19(a) of the Company Disclosure Schedule sets forth a list of all of the following written contracts, agreements, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each a "Contract") to which the Company or any of its subsidiaries is a party or is otherwise bound (each a "Material Contract" and collectively the "Material Contracts"): (i) each sales Contract relating to the Company's or any such subsidiary's business pursuant to which the dollar volume of sales exceeded Twenty-Five Thousand Dollars ($25,000) in the 12-month period ended March 31, 2000; (ii) each Contract that requires payment by or to the Company or any such subsidiary in respect of its business subsequent to the date of this Agreement of more than Twenty-Five Thousand Dollars ($25,000); (iii) all Contracts in respect of the Company's or any such subsidiary's business relating to, and evidences of, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guarantied or secured by any asset); (iv) all partnership, joint venture or other similar Contracts, arrangements or agreements, directly affecting the Company's or any such subsidiary's business or assets; (v) all contracts relating to Intellectual Property to which the Company is a party or by which the Company is bound, except for any license for common publicly retailed software programs (commonly referred to as "shrink wrap" agreements) that are currently distributed each with a value of less than Five Thousand Dollars ($5,000); and (vi) all other Contracts that are material to the Company and its subsidiaries, taken as a whole (including all agreements between the Company and any of its subsidiaries or between one or more of such subsidiaries).

               (b) Each Material Contract is a legal, valid and binding obligation of the Company or one of its subsidiaries and, to the knowledge of the Company, each other person who is a party thereto, enforceable against the Company or such subsidiary and, to the knowledge of the Company each such other person in accordance with its terms, and neither the Company or any such subsidiary nor, to the knowledge of the Company, any other party thereto is in breach or default thereunder.

               (c) Except as set forth on Section 2.19(c) of the Company Disclosure Schedule, the Company has not engaged in any transaction material to the Company with any stockholder of the Company, any individual who, to the knowledge of the Company, is an Immediate Relative of a stockholder of the Company or any Person in which, to the knowledge of the Company, five percent or more of the outstanding equity securities are owned by one or more stockholders of the Company (each, a "Related Party Transaction"). Each Related Party Transaction entered into or performed in whole or in part was either not material to the Company or on a basis not materially more favorable to the Company than could have been obtained by the Company from an unaffiliated third party on an arms length basis. As used in this Section 2.19(c), the term "Immediate Relative" means the then-current spouse, grandmother, grandfather, mother, father, child, grandchild, brother, sister and spouse of a child, brother or sister of a stockholder of the Company.

               Section 2.20. Suppliers and Customers. The documents and information supplied by the Company to Parent or any of its representatives with respect to relationships and volumes of business done with the Company's and its subsidiaries' significant suppliers and customers are accurate and complete. During the last twelve (12) months, neither the Company nor any of its subsidiaries has received notices of termination or written threats of termination from any of the ten (10) largest suppliers or the twenty-five (25) largest customers of the Company and its subsidiaries, taken as a whole.

               Section 2.21. Vote Required. The approval of the holders of a majority of the outstanding shares of Company Common Stock and the Preferred Stock voting together as one class, holders of a majority of the outstanding shares of Company Common Stock voting together as a separate class, and holders of fifty-seven percent (57%) of the outstanding shares of Company Preferred Stock voting together as a separate class are the only stockholder votes necessary to approve and adopt this Agreement and the Merger.

               Section 2.22. Restrictions on Business Activities. There is no agreement (non-compete or otherwise), judgment, injunction, order or decree to which the Company or its subsidiaries is a party or otherwise binding upon the Company or its subsidiaries that has or is reasonably likely to have the effect of prohibiting or impairing any business practice of the Company or its subsidiaries, any acquisition of property (tangible or intangible) by the Company or its subsidiaries or the conduct of business by the Company or its subsidiaries. Without limiting the foregoing, neither the Company nor its subsidiaries have entered into any agreement under which the Company or its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

               Section 2.23. Minute Books. The minute books of the Company made available to Parent and counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all actions taken at meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

               Section 2.24. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents based upon arrangements made by or on behalf of the Company.

               Section 2.25. Representations Complete. None of the representations or warranties made by the Company in this Agreement, and none of the statements made in any Schedules or certificates required to be furnished by the Company pursuant to this Agreement, contains, or will contain at the Effective Time, any untrue statement of a material fact, nor omits, nor will it omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                                     PARENT

               Parent hereby represents and warrants to the Company as follows:

               Section 3.1. Organization. Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in full force and effect, of Parent.

               Section 3.2. Authority Relative to Agreements. Parent has all necessary corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations under this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and each other Transaction Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to which it is a party have been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof and thereof by the Company and the additional parties to Article 7, constitutes the valid, legal and binding agreements of Parent enforceable against Parent in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

               Section 3.3. Capital Structure.

               (a) The authorized capital stock of the Parent consists of Seven Hundred Million (700,000,000) shares of Parent Common Stock, of which, as of March 30, 2001, Two Hundred Ninety Million Nine Hundred One Thousand, Three Hundred Eighty Five (290,901,385) shares of Parent Common Stock were issued and outstanding, and Two Million (2,000,000) shares of preferred stock, none of which is outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights.

               (b) The shares of Parent Common Stock and the Parent Rights constitute the only classes of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

               (c) The shares of the Parent Common Stock issuable in connection with the Merger have been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free of pre-emptive rights.

               Section 3.4. Consents and Approvals; No Violations. Except for the filing of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent of this Agreement and each other Transaction Document to which it is a party or the consummation by Parent of the Merger or the other transactions contemplated hereby and thereby. Neither the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by Parent nor the consummation by Parent of any of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent, (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of Parent's subsidiaries or any of their respective properties or assets, or (iii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or material lien) or require the consent of the other party(ies) thereto under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement of any other type or description or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound.

               Section 3.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents based upon arrangements made by or on behalf of Parent.

               Section 3.6. SEC Documents; Parent Financial Statements. Parent has filed all reports, definitive proxy materials or registration statements required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") for all periods ending on or subsequent to December 31, 2000,

(all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments, which are not expected to be material in amount). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements. Parent represents and warrants that it is eligible as of the date hereof to use Form S-3 under the Securities Act, and will use commercially reasonable efforts to maintain such eligibility. Except as disclosed in the SEC Documents, since March 31, 2001, there have been no events or changes with respect to Parent that, individually or in the aggregate, have had or reasonably would be expected to have a Material Adverse Effect on Parent.

               Section 3.7. Certain Information. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in the materials to be sent to owners of Company Common Stock and Company Preferred Stock, as contemplated by Section 4.4(d) will, at the time such materials are mailed to the stockholders and at the time of the stockholders meeting contemplated by Section 4.4(d) contain any untrue statement of the material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made not misleading.

               Section 3.8. Certain Tax Matters. The representations contained in Exhibit D-1 are true and correct, and would be true and correct if the statements therein that are qualified by knowledge or are similarly qualified were not so qualified. Notwithstanding anything herein to the contrary, the representation in this Section 3.8 applies solely for purposes of (i) determining whether the closing conditions in Section 5.1(d) has been satisfied and (ii) any claim resulting from a failure of the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

               Section 3.9. Litigation. Except as set forth in the SEC Documents there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person or brought by Parent or any of its subsidiaries against any person that is material to Parent and its subsidiaries taken as a whole.

                                    ARTICLE 4

                                    COVENANTS

               Section 4.1. Operation of Business Prior to Effective Time. Between the date hereof and the Effective Time, the Company will, and will cause each of its subsidiaries to, operate its and their business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use all reasonable efforts to seek to preserve intact current business organizations, keep available the service of current officers and employees and preserve relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it or any of its subsidiaries with the intention that all goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in or expressly contemplated by this Agreement, prior to the Effective
Time:

               (a) The Company shall not, and shall not permit any subsidiary to, do any of the following without the prior written consent of Parent:

                      (i) amend its Certificate of Incorporation other than as set forth on Exhibit G hereto or Bylaws (or other similar governing instrument);

                      (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of stock or other options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents or issue or grant any stock appreciation rights, stock or other options, warrants, commitments, subscriptions or rights to purchase; provided, however that the Company may issue stock upon the exercise of stock options or warrants;

                      (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities other than shares repurchased from employees at their original cost;

                      (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger) or otherwise permit its corporate existence, or any of the rights or franchises or any license, permit or authorization under which business operates, to be suspended, lapsed or revoked;

                      (v) create or form any subsidiary or make any other investment in another person;

                      (vi) (A) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business, or modify or agree to any amendment of the terms of any of the foregoing; (B) assume, guaranty, endorse or otherwise become directly or indirectly liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business; (C) make any loans, advances or capital contributions to or investments in any other person (other than customary loans or advances to employees in the ordinary course of business consistent with past practice, not exceeding Five Thousand Dollars ($5,000) in the aggregate); or (D) mortgage or pledge any of its assets, whether tangible or intangible, or create or suffer to exist any Lien other than Permitted Liens thereupon;

                      (vii) except as may be required by Applicable Law or the terms of such plans, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

                      (viii) increase the compensation of any employee or consultant, or enter into any employment agreement, consulting agreement, any agreement providing for severance or accelerated vesting benefits or other similar contract with any person or, except in the ordinary course of business, hire additional employees or consultants, provided that any severance or change of control provisions shall have been approved in writing by Parent;

                      (ix) (A) acquire, sell, lease, license, transfer or otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of Five Thousand Dollars ($5,000) in the aggregate or that are otherwise material, other than sales of its products and licenses of software (other than exclusive licenses) in the ordinary course of business consistent with past practices, (B) enter into a strategic alliance, including marketing or distribution arrangements or other similar arrangements, or grant of third party royalty rights or development agreements, or except in the ordinary course of business consistent with past practices, the sub-licensing of any rights, or (C) enter into any other exclusive agreement of any kind;

                      (x) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods;

                      (xi) revalue any assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

                      (xii) (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (B) enter into any contract or agreement that would be material, (C) amend, modify, waive or terminate any right under any Material Contract in any way or any right under any other Contract in any material way; (D) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any manner that is adverse; or (E) authorize any new capital expenditure or expenditures that individually is in excess of Five Thousand Dollars ($5,000) or in the aggregate are in excess of Twenty Thousand Dollars ($20,000);

                      (xiii) make or revoke any tax election or settle or compromise any income Tax liability or other material Tax liability, amend any Tax Return;

                      (xiv) settle or compromise any pending or threatened suit, action or claim that (A) relates to the transactions contemplated hereby or any of the other Transaction Documents or (B) the settlement or compromise of which would be for more than Five Thousand Dollars ($5,000) in any single case, or Ten Thousand Dollars ($10,000) in the aggregate, or that would otherwise be material to the Company and its subsidiaries, taken as a whole;

                      (xv) make any payment to any stockholder, officer, director or employee, or any affiliate or relative of any of them, except payment for services rendered to it by any such person as an employee or independent contractor in the ordinary course of business consistent with past practice;

                      (xvi) commence any software, hardware or other technology development project or terminate any software, hardware or other technology development project that is currently ongoing;

                      (xvii) allow any of its Intellectual Property rights to be abandoned or otherwise lost;

                      (xviii) sell or license to any third party any of its Intellectual Property other than non-exclusive licenses in the ordinary course of business;

                      (xix) allow any insurance policy relating to its business, or naming it or any subsidiary as a loss payee, to expire or to be amended or terminated without replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company; and

                      (xx) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a)(i) through 4.1(xix) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

               (b) Unless Parent shall otherwise consent, the Company shall, and shall cause each of its subsidiaries, to:

                      (i) maintain its assets and properties in the ordinary course of business in the manner historically maintained, reasonable wear and tear, damage by fire and other casualty excepted;

                      (ii) promptly repair, restore or replace all material assets and properties in the ordinary course of business consistent with past practice;

                      (iii) upon any damage, destruction or loss to any of its assets or properties, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof;

                      (iv) comply with all Applicable Laws;

                      (v) subject to Section 4.1(a)(xiii), accurately prepare and timely file all Tax Returns required to be filed and make timely payment of all applicable Taxes when due and pay the expenses of preparation therefor (other than where the Company or any such subsidiary is disputing any such obligation in good faith and such dispute has been disclosed on Section 2.13(d) of the Company Disclosure Schedule);

                      (vi) take all actions necessary to be in compliance with all Material Contracts and to maintain the effectiveness of all Company Permits;

                      (vii) notify Parent of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, relating to the Company, any of its subsidiaries or any other person that results in, or would reasonably be expected to result in, a Material Adverse Effect on the Company;

                      (viii) notify Parent in writing of the commencement of any Proceeding by or against the Company or any of its subsidiaries; and

                      (ix) pay accounts payable and pursue collection of its accounts receivable in the ordinary course of business, consistent with past practices.

               Section 4.2. No Solicitation or Negotiation. Between the date hereof and the earlier of the termination of this Agreement and the Closing Date, the Company will not (nor will the Company permit any of its subsidiaries or any of the Company's or its subsidiaries' officers, directors, employees, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any person other than Parent: (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or any other equity interest in the Company or any of its subsidiaries or any material part of their respective assets; (ii) provide information with respect to it or any of its subsidiaries to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or any other equity interest in the Company or any of its subsidiaries or any material part of their respective assets; (iii) enter into any agreement with any person providing for the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or any other equity interest in the Company or any of its subsidiaries or any material part of their respective assets; or (iv) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall promptly notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may request.

               Section 4.3.  Access to Information.

               (a) Between the date hereof and the Effective Time, the Company shall, and shall cause each of its subsidiaries to, give Parent and its authorized representatives (including its attorneys and accountants) reasonable access to all employees, plants, offices, warehouses and other facilities, to (and where necessary, provide copies of) all books and records, contracts and all personnel files of current employees of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request. The Company and Parent intend that, to the extent the attorney work product privilege, attorney-client privilege or, without limitation, any other privilege or privileges applies or may apply to any confidential information, including confidential information obtained pursuant to the immediately preceding sentence or obtained in this Agreement or the Company Disclosure Schedule, disclosure of such confidential information will not result in a loss of the privilege(s) in question under the rationale of U.S. v. Gulf Oil Corp., 760 F.2d 292 (Temp. Emer. Ct. App. 1985), and U.S. v. Amer-Tel & Tel. Co., 642 F.2d 1285 (D.C. Cir.
1980).

               (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent (i) within two (2) business days following preparation thereof (and in any event within ten (10) business days after the end of each month) an unaudited consolidated balance sheet as of the end of such month and the related consolidated statements of earnings, stockholders' equity (deficit) and cash flows for the month then ended, and (ii) within two (2) business days following preparation thereof (and in any event within fifteen (15) calendar days after the end of each fiscal quarter) an unaudited consolidated balance sheet as of the end of such quarter and the related consolidated statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, all of such financial statements referred to in clauses (i) and (ii) to be prepared in accordance with United States GAAP in conformity with the practices consistently applied by the Company with respect to the Financial Statements. All the foregoing shall be in accordance with the books and records of the Company and its subsidiaries and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

               (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement and each of the other Transaction Documents pursuant to the terms of that certain Letter Agreement entered into between the Company and Parent dated as of April 5, 2001 (the "NDA"). In the event of the termination of this Agreement for any reason, upon written request of any party, each party receiving such request agrees to return to the requesting party any and all materials containing any such confidential information relating to such requesting party. The restrictions contained herein and in any Schedules and Exhibits hereto shall not apply to any information that
(a) is or becomes generally available to the public other than as a result of a disclosure in violation of the provisions hereof, (b) is or becomes available to such party that has received such request on a non-confidential basis from a source other than the requesting party, (c) is independently derived by the party to whom such information was disclosed, or (d) is derived from information that is not confidential and does not contain any confidential information. In the event that any party hereto receives a request to disclose all or any part of any confidential information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by another Governmental Entity, such party agrees to: (i) immediately notify the party to whom such confidential information relates of the existence, terms and circumstances surrounding such request, (ii) consult with such party to whom the information relates on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, furnish only that portion of the confidential information that, in the opinion of counsel to the party who has received the request, such party is legally compelled to disclose and advise the party to whom such confidential information relates as far in advance of such disclosure as possible so that such party to whom the confidential information relates may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information. In any event, the party who receives the request shall not oppose actions by the party to whom the confidential information relates to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information.

               Section 4.4. Certain Filings; Reasonable Efforts; Meeting of Stockholders.

               (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement and each of the other Transaction Documents, including using all reasonable efforts to do the following: (i) determine and obtain consents of all third parties and Governmental Entities reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement; (ii) contest any legal proceeding relating to the Merger; and (iii) execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. The Company agrees to use all reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

               (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any foreign, federal, or state antitrust, competition, or fair trade law.

               (c) Nothing in this Agreement, however, shall require or be construed to require any party hereto, or any of such party's affiliates, to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any Governmental Entity regarding the transactions contemplated hereby.

               (d) The Company shall take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to (i) duly call, give notice of, convene and hold meetings of the holders of the Company Common Stock and the holders of the Preferred Stock, as promptly as practicable but in any event within 60 days from the execution of this Agreement, to consider and vote upon the adoption and approval of this Agreement, and the other transactions contemplated hereby or (ii) obtain, as promptly as practicable, by written consent, the adoption and approval of such matters by the requisite vote of the outstanding shares of capital stock. The Company Board will recommend to its stockholders approval of the Merger and the transactions contemplated by this Agreement. The Company shall promptly prepare materials acceptable to Parent for purposes of soliciting the votes of the holders of Shares approving the Merger, which shall include the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement, and shall promptly mail such materials to the Company's stockholders after approval by Parent. Such materials shall not include any untrue statement of a material fact, nor will they omit to state any material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances in which they were made, not misleading.

               Section 4.5. Public Announcements. Neither Parent, the Company nor any of their respective subsidiaries shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement or any of the other Transaction Documents, including the Merger, without the prior consent of Parent (in the case of the Company or any of its subsidiaries) or the Company (in the case of Parent or any of Parent's subsidiaries), except as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market. If any party determines, with the advice of counsel, that it is required by Applicable Law to make this Agreement or any terms thereof public, it shall, a reasonable time before making any public disclosure, consult with the other parties regarding such disclosure and seek confidential treatment for such terms or portions of this Agreement as may be requested by the other parties. The parties agree there shall be no public announcement of this Agreement or the consummation of the Merger except as may be required by Applicable Law. The parties agree to announce this Agreement and the consummation of the Merger to the Company's and its subsidiaries' employees, customers, vendors and strategic partners at such time and in such form as is mutually agreed upon by all parties to this Agreement.

               Section 4.6. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate at or prior to the Effective Time (ii) any failure by such first party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, and (iii) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which could reasonably be expected to cause the failure to satisfy any of the conditions precedent set forth in Article 5; provided, however, that the delivery of any notice pursuant to this Section 4.6 shall not cure such breach or non-compliance, if any, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               Section 4.7. Additions to and Modification of Company Disclosure Schedule. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company shall deliver to Parent such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein correct and complete as soon as practicable after such information is available to the Company after the date of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 2, nor limit the rights and remedies of Parent under this Agreement for any breach by the Company of such representation and warranties.

               Section 4.8. Access to Company Employees. The Company agrees to provide Parent with, and to cause each of its subsidiaries to provide Parent and its agents and representatives with, reasonable access to its employees during normal working hours following the date of this Agreement to among other things deliver offers of continued employment (if Parent so elects) and to provide information to such employees about Parent. All communications by Parent with employees of the Company or any of its subsidiaries shall be conducted in a manner that does not disrupt or interfere with the Company's or such subsidiary's efficient and orderly operation of its business.

               Section 4.9.  Employee Matters.

               (a) Employees. Prior to the Effective Time, representatives of management of Parent and the Company shall meet and discuss each of Company employee's current salary and cash incentive plan and what if any expectations such employees may have concerning future compensation. Parent, within its sole discretion, shall determine which, if any, Employees shall receive offers of employment from Parent. All such employees of the Company who accept an offer of employment from Parent will be employed by Parent on an at-will basis. Employees who Parent determines will not receive an offer of employment shall be discharged by the Company as of the Effective Time. Notwithstanding the foregoing, nothing contained herein shall be interpreted or construed to create a contract of employment between such employee and Parent.

               (b) Eligibility for Parent Employee Plans. Upon the Closing, each of the employees of the Company who becomes an employee of Parent upon the Effective Time (each, a "Continuing Employee") shall cease to participate in or accrue benefits under the Compensation and Benefit Plans (except to the extent contemplated by Section 1.11 under the Stock Option Plan) and shall be eligible to participate in the Parent employee benefit plans generally applicable to similarly situated employees of Parent, and if the Parent determines, in its sole discretion, to be appropriate, a Continuing Employee may be eligible to participate in such enhanced plans appropriate to such employees position with Parent (the "Parent Employee Plans") in accordance with the terms of each such plan. For purposes of eligibility and participation in the Parent Employee Plans (with the exception of the Parent vision plan) the years of service of each Continuing Employee that were recognized by the Company as of the Effective Time of the Merger for a Company Compensation and Benefit Plan shall be recognized by Parent for purposes of each Parent Employee Plan that Parent determines to be a corresponding plan, in each case to the extent allowed under the provisions of each of the applicable Parent Employee Plans (and in no event shall employees of the Company who were employees of Parent prior to their employment with the Company receive service credit for such prior employment by Parent); provided, however, that this provision shall not apply with respect to any defined benefit pension plan of Parent. Pursuant to the terms of Parent's 401(k) plan, any matching contributions by Parent under the 401(k) plan for any Continuing Employee shall be only with respect to such Continuing Employee's contributions after the Effective Time and not with respect to contributions made by the Continuing Employee to the Company's 401(k) plan prior to the Effective Time.

               (c) Company Employee Plans. At Parent's request, the Company shall take all necessary actions so that all Compensation and Benefit Plans are terminated immediately prior to the Closing Date.

               (d) Option Grants. Employees of the Company will receive grants of options to purchase an aggregate of 300,000 shares of Parent Common Stock in accordance with the grants agreed to between managements of Parent and the Company and reflected in a letter agreement between Parent and the Company. Each option granted pursuant to this Section 4.9(d) shall (i) have an exercise price equal to the last sale price for a share of Parent Common Stock on the Closing Date, as reported on the Nasdaq National Market, (ii) be granted as of the Closing Date, (iii) be granted under Parent's Amended and Restated 1989 Stock Plan, as amended and be subject to the Amended and Restated 1989 Stock Plan's standard terms and conditions, (iv) subject to applicable IRS limitations, be incentive stock options (ISOs), and (v) vest ratably on a quarterly basis over the number of quarters equal to the difference between sixteen (16) quarters and the number of full quarters that the employee has been employed by the Company as of the Closing Date.

               Section 4.10. Fees and Expenses. Whether or not the Merger is consummated, all out-of-pocket fees and expenses incurred in connection with the Merger, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of the Merger, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such fees and expenses; provided, however, that if the Merger is consummated, the Company shall cause its Third Party Expenses, and any Third Party Expenses incurred on behalf of any directors, officers and stockholders that the Company has any obligation to pay, to be invoiced at or before Closing and not to exceed (whether or not so invoiced) One Hundred Thousand Dollars ($100,000) in the aggregate to be paid by Parent, provided, further, that any Third Party Expenses incurred by the Company and/or its stockholders in excess of One Hundred Thousand Dollars ($100,000), in the aggregate, in connection with the Merger shall be deemed to be expenses of the stockholders, would be borne by the stockholders of the Company and paid at the closing out of the Escrow Amount and would not become obligations of the Company or Parent.

               Section 4.11. Cooperation in Tax Matters. Each of Parent and Securityholder Representative agrees to use commercially reasonable efforts to furnish or cause to be furnished to one another, upon request, as promptly as practicable, such information and assistance relating to the Company as is reasonably necessary for the filing of all Tax Returns of or with respect to the Company and its subsidiaries, the making of any election related to Taxes of or with respect to the Company or any of its subsidiaries, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return of or with respect to the Company or any subsidiary. Parent and Securityholder Representative shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes of or with respect to the Company or any subsidiary.

               Section 4.12 Additional Covenants of Parent. If the Closing Date has not occurred on or before May 31, 2001, then at the written request of the Company on or after June 1, 2001, which request shall include an officer's certificate signed by the chief executive officer and chief financial officer of the Company certifying that each of the conditions set forth in Section 5.1 and
5.3 are satisfied or capable of immediate satisfaction, and upon three (3) business days notice, Parent shall loan to the Company the amount of cash that the Company projects will be used during such month minus the amount of cash on hand up to One Million Dollars (U.S. $1,000,000) per month until the earlier of the Effective Time or such time as the Agreement is terminated (the "Secured Loan"). The amount of the Secured Loan shall not be deducted from the Merger Consideration. The Secured Loan shall be evidenced by a secured loan agreement and promissory note to be negotiated in good faith between Parent and the Company no later than May 31, 2001, which agreement will (i) provide for interest at prime rate; (ii) permit prepayment without penalty; (iii) require the Company to specify the use of proceeds therefor; and (iv) in the event this Agreement is terminated, require repayment in full on the earlier of the closing of the Company's next equity financing, an acquisition of the Company or three
(3) months following termination of this Agreement.

               4.13 Registration Rights.

               (a) Parent shall use all reasonable commercial efforts to cause to be registered on a continuous basis pursuant to Rule 415 under the Securities Act so as to permit the resale thereof the shares of Parent Common Stock to be issued pursuant to Section 1.8, and in connection therewith shall use all reasonable commercial efforts to prepare and file with the SEC within thirty
(30) days following the Closing and shall use all reasonable commercial efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-3 or on such other form as is then available under the Securities Act covering the shares of Parent Common Stock issued pursuant to this Agreement (the "Registrable Securities"); provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to Parent and take all such action as may be reasonably required in order to permit Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Parent pursuant to this Section. Parent shall not be required to effect more than one (1) registration under this Section. The offering made pursuant to such registration shall not be underwritten.

               (b) Notwithstanding Section 4.13(a), Parent shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 4.13(a) for a reasonable period of time, but not in excess of sixty (60) calendar days after the date upon which all comments and issues have been cleared with the SEC, if the board of directors of Parent, acting in good faith, determines that there exists material nonpublic information about Parent which the board of directors of Parent does not wish to disclose in a registration statement which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to Section 4.13(a) above.

               (c) Subject to the limitations of Section 4.13(a) above, Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 4.13(a) hereof with respect to the shares of Registrable Securities and shall use all reasonable commercial efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until one (1) year after the Closing Date (provided that Parent's obligation to keep the registration statement effective shall be extended by such period of time, if any, that Parent elects to delay declaration of effectiveness under Section 4.13(b) or suspend the use of a prospectus under Section 4.13(d)); (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until one (1) year after the Closing Date (provided that such period shall be extended by the period of time, if any, that Parent elects to delay declaration of effectiveness under Section 4.13(b) or suspend the use of a prospectus under
Section 4.13(d)); (iii) promptly furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause promptly the registration statement to remain effective; and (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

               (d) Parent shall notify each Holder, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent may, upon the happening of any event of the kind described in clauses (ii), (iii), (iv), or (v) hereof or, that, in the judgment of Parent's board of directors, renders it advisable to suspend use of the prospectus for no more than sixty (60) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to each Holder, in which case each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed (the "Blackout Period"). Parent shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Parent shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Parent shall, upon the occurrence of any event contemplated by clause (v) above, prepare and file with the SEC a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document and deliver such document to the Holders named in such Registration Statement so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (e) (i) In connection with the registration under the Securities Act of any Registrable Securities pursuant to this Agreement, Parent will indemnify and hold harmless Holder of such Registrable Shares and each of its directors and officers and each person, if any, who controls Holder within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Parent will reimburse such Holder for any legal or any other expenses reasonably incurred by such Holder in connection with investigating or defending any such loss, claim, damage, liability or action as and when incurred by them; provided, however, that Parent will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Parent by or on behalf of such Holder specifically for use in the preparation thereof; provided, further, however, that the foregoing indemnity agreement with respect to any registration statement or prospectus relating to the Registrable Securities shall not inure to the benefit of any Holder, its officers, directors or agents, or controlling persons if:

               (1) a copy of a prospectus (as then amended or supplemented) for such offering was not sent or given by or on behalf of such Holder to the person ("Asserting Person") asserting any losses, claims, damages or liabilities as a result of an untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and if such prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities and such prospectus was timely furnished to such Holder; or

               (2) such Holder sold Registrable Securities to the Asserting Person during a Black-out Period.

        (ii) In the event of any registration under the Securities Act of any of the Registrable Securities pursuant to this Agreement, each seller of Registrable Securities, severally and not jointly, will indemnify and hold harmless Parent, each of its directors and officers and each person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to



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

which Parent, such directors and officers, or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Holder furnished in writing Parent by or on behalf of such Holder specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided, however, that the obligations of such holders hereunder shall be limited to an amount equal to the net proceeds to each seller of Registrable Securities sold in connection with such registration.

        (iii) Each party entitled to indemnification under this Section 4.13(e) ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.13(e) (except to the extent such failure to give notice has resulted in increased losses, damages or liabilities for the Indemnifying Party). The Indemnified Party may participate in such defense at such party's expense and the Indemnified Party and not the Indemnifying Party shall bear or be responsible for the expenses thereof, unless:

               (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or

               (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

        (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either:

               (1) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 4.13(e) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.13(e) provides for indemnification in such case; or

               (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 4.13(e);

then, in each such case, Parent and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that, in any such case:

               (y) no such holder will be required to contribute any amount in excess of the net proceeds to it of all Registrable Securities sold by it pursuant to such registration statement; and

               (z) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

               (f) Parent shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Section 4.13, including, without limitation, all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants.

               (g) Upon the filing of the registration statement, the shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq Stock Market upon official notice of issuance.

               Section 4.14.  Tax-Free Reorganization

               (a) Parent and the Company shall not take any actions prior to the Closing Date that could prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

               (b) Parent and the Company shall each use commercially reasonable efforts to obtain an opinion (each a "Tax Opinion") from their respective legal counsel, dated on the Closing Date but prior to the Effective Time and reasonably acceptable to such party, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent and the Company will be treated as a corporation that is a party to the reorganization within the meaning of Section 368(b) of the Code. In connection with rendering such opinions, the Company and Parent shall, to the extent accurate as of the date thereof, make to each party's tax counsel, and tax counsel may rely on, the representations set forth in the certificates in the form of Exhibits D-1 and D-2, respectively, and tax counsel also may rely on such other representations as such tax counsel reasonably deems appropriate.

               (c) In the event that either Parent or the Company is unable to obtain a Tax Opinion, or the Tax Opinion has been withdrawn or modified in any material respect prior to the Effective Time and notice thereof has been given to the other party within the time necessary to enable the parties to prevent the Merger from occurring in the form contemplated in Section 1.1, the parties hereto agree that the Merger shall be restructured so that, in lieu of the Company merging with and into Parent, (i) Parent will form a new wholly owned subsidiary ("Acquisition"), (ii) Acquisition will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent,
(iii) in such merger the stockholders of the Company would receive the same Merger Consideration as if this clause had not applied, (iv) in such merger, the Company's common stockholders will be allowed to elect to receive cash instead of Parent Shares; and (v) such merger shall be treated as a taxable stock purchase for Federal income tax purposes (a "Taxable Merger"). If a Taxable Merger is required, the Company shall take such actions as are reasonably requested by Parent to effect such Taxable Merger.

               (d) In the event a Taxable Merger is required, the provisions in this Agreement that relate to the status of the Merger as a "reorganization" shall be of no force and effect.

               Section 4.15. Rule 144 Compliance. In order to maintain the availability of the safe harbor under Rule 144 of the Securities Act, Parent agrees that until the earlier of two (2) years following the Closing Date or the date on which no former stockholder of the Company owns any shares of Parent Common Stock issued in the Merger (including any portion of the Escrow Amount but excluding shares of Parent Common Stock issued under the Stock Option Plan and registered on Parent's Form S-8), it will use all reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) File with the SEC in a timely manner all reports and other documents required of the Parent under the Exchange Act; and

               (c) Furnish to such stockholder forthwith upon such stockholder's written request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed by Parent as such stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such stockholder to sell any such securities without registration.

               Section 4.16. Indemnification. The provisions with respect to indemnification of directors, officers, employees and agents as set forth in the Company's Certificate of Incorporation, the Company's indemnification agreements existing on the date hereof and the Company's Bylaws as currently in effect shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the directors, officers, employees and agents of the Company on the date hereof with respect to matters arising prior to the Closing other than as required pursuant to Section 5.3(s). From and after the Effective Time, Parent shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Company and its subsidiaries against all Losses incurred in connection with any Proceeding, occurring within the period of six years from the Closing Date if such Proceeding arises out of facts or occurrences existing prior to the Closing Date to the fullest extent that the Company would have been permitted to indemnify such person under Applicable Law and the Certificate of Incorporation, such indemnification agreements existing on the date hereof and as amended pursuant to Section 5.3(s) and Bylaws of the Company in effect on the date hereof; provided, however, that, in the event any claim or claims are asserted or made with such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue to disposition of any and all such claims.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

               Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction, or mutual, written waiver at or prior to the Effective Time of the following conditions:

               (a) the Closing Date shall be on or before June 30, 2001 or such other date thereafter as mutually agreed upon by the parties;

               (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state or foreign court or United States federal or state or foreign Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger or any of the other transactions contemplated by the Transaction Documents; and

               (c) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with, as applicable.

               (d) The Tax Opinions described in Section 4.14(b) hereof shall have been delivered, unless the transaction contemplated by this Agreement is governed by Section 4.14(c).

               Section 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated hereby is subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) each of the representations and warranties of Parent contained in this Agreement and each other Transaction Document to which it is a party shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) except for any such failures to be true and correct which individually or in the aggregate do not have a Material Adverse Effect on Parent and, at the Closing, Parent shall have delivered to the Company a certificate to that effect, executed by an officer of Parent;

               (b) each of the covenants and obligations of Parent to be performed at or before the Effective Time pursuant to this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent shall have delivered to the Company a certificate to that effect, executed by an officer of Parent;

               (c) the Company shall have received a duly executed Certificate of the Secretary of Parent certifying and attaching (i) the Certificate of Incorporation of Parent as in effect as of the Closing Date, (ii) the Bylaws of Parent as in effect as of the Closing Date, and (iii) the resolutions of the Board of Directors of Parent, approving the transactions contemplated hereby; and

               (d) the Company shall have received the opinion of legal counsel to Parent in substantially the form set forth in Exhibit E, subject to such qualifications as are reasonably acceptable to the Company and its counsel.

               Section 5.3. Conditions to the Obligations of Parent. The respective obligations of Parent to effect the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) each of the representations and warranties of the Company contained in this Agreement and each other Transaction Document to which it is a party shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) except for any such failures to be true and correct which individually or in the aggregate do not have a Material Adverse Effect on the Company and, at the Closing, the

Company shall have delivered to Parent a certificate to that effect, executed by one (1) executive officer of the Company;

               (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to this Agreement and each other Transaction Document to which it is a party shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent a certificate to that effect, executed by one (1) executive officer of the Company;

               (c) the Company shall have obtained all requisite approvals of the holders of the Shares and taken all other corporate actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger and the transactions contemplated hereby and all holders of the Company's securities shall have waived all registration rights with respect to any securities of the Company;

               (d) the consents specified in Section 5.3(d) of the Company Disclosure Schedule and any other third party consents necessary to consummate the transactions contemplated hereby (other than such consents as are listed on Section 2.5 of the Company Disclosure Schedule that are not also listed on
Section 5.3(d) of the Company Disclosure Schedule) shall have been given, obtained or complied with as applicable;

               (e) since March 31, 2001, there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or any of its subsidiaries having, or that would reasonably be expected to have, a Material Adverse Effect on the Company;

               (f) each of the Transaction Documents entered into on the date hereof shall be and remain in full force and effect;

               (g) no more than 10% of the outstanding Shares shall be Dissenting Shares or other Shares with respect to which dissenters' rights have not terminated, and no less than 90% of all outstanding Shares shall have affirmatively approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

               (h) Parent shall have received from the Company a certification pursuant to Treasury Regulation Section 1.1445-2(c)(3)(i) that the Company Common Stock is not a U.S. real property interest, in form and substance reasonably satisfactory to Parent;

               (i) neither Parent (or any of its subsidiaries or Affiliates) nor the Company (or any of its subsidiaries or Affiliates) shall be required, as a condition to obtaining the approval or consent of any Governmental Entity to the Merger or any of the other transaction contemplated by this Agreement, to sell or divest any assets or business or to restrict any business operations;

               (j) Parent shall have received the opinion of legal counsel to the Company set forth in Exhibit F, subject to such qualifications as are reasonably acceptable to Parent and its counsel;

               (k) insofar as such rights have not been previously transferred or are subject to transfer to other third parties under agreements with such other third parties, each of the Key Employees and the persons and entities set forth on Section 5.3(k) of the Company Disclosure Schedule shall have executed agreements that will transfer to the Company or one of its subsidiaries (as designated by Parent) any and all right, title and interest for the United States and all foreign countries in and to any and all inventions, improvements, modifications, designs, works of authorship, moral rights (in so far as such rights can be assigned), Copyrights, Trade Secrets, Patents and Trademarks, conceived, implemented, reduced to practice (whether actually or constructively), created, authored, developed and/or produced by such Key Employee or other person or entity, whether solely or jointly with others, that relate to or are connected with the business of the Company or any of its subsidiaries;

               (l) each holder of Warrants or any other securities (other than the Preferred Stock, the Bridge Loans or Company Stock Options) shall have exercised (on a cashless basis) or converted such securities for or into Company Preferred Stock and no holder of Company Preferred Stock shall have exercised or converted such securities for or into Company Common Stock;

               (m) Parent shall have received a duly executed Certificate of the Secretary of the Company certifying and attaching (i) the Certificate of Incorporation of the Company, as amended to provide for the distribution of the Merger Consideration in the manner set forth in Section 1.8 hereof and in the form of Exhibit G, and as in effect as of the Closing Date, (ii) the Bylaws of the Company as in effect as of the Closing Date, and (iii) the resolutions of the Board of Directors and stockholders of the Company approving the transactions contemplated hereby;

               (n) Parent shall have received evidence reasonably acceptable to Parent that as of the Closing Date, the Company has no Indebtedness outstanding except for the Bridge Loans, indebtedness reflected on the Company Balance Sheet, equipment leases and trade payables, and other Indebtedness which have arisen in the ordinary course of business since the Company Balance Sheet Date and no amount of the Bridge Loans shall have been converted into equity interests and any stockholder who is indebted to the Company shall have repaid such Indebtedness;

               (o) Parent shall have received evidence acceptable to Parent that as of the Closing Date, other than the Company Common Stock, Company Preferred Stock the Company Stock Options, the Warrants and the Bridge Loans, there are no
(i) options, warrants or other rights to purchase from the Company or any of its subsidiaries any capital stock or other securities of the Company or any of its subsidiaries, (ii) securities convertible into or exchangeable for shares of such capital stock or securities, (iii) other commitments or rights of any kind for the Company or any of its subsidiaries to issue additional shares of capital stock, options, warrants or other securities or (iv) equity equivalent or other ownership interests in the Company or any of its subsidiaries or similar rights;

               (p) Parent shall have received (i) an investor suitability questionnaire, and (ii) an investor intent letter from each stockholder of the Company receiving shares of Parent Common Stock. No more than thirty-five (35) holders shall not be "accredited investors." In addition, each stockholder of the Company which Parent does not reasonably believe qualifies as an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) shall have entered into a Purchaser Representative Agreement (in a form reasonably satisfactory to the Parent) appointing one or more Purchaser Representatives (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) reasonably acceptable to Parent. The Purchaser Representative(s) shall have met with each such stockholder, advised such stockholder of the material terms of this Agreement and the transactions contemplated thereby, and shall have made itself (themselves) available to answer such stockholders' questions. Parent shall otherwise be reasonably satisfied that the issuance of Parent Common Stock is exempt from the registration requirements of the Securities Act;

               (q) Chris Wong and Ed Jackson shall have contributed to the capital of the Company 2,525,000 shares of Company Common Stock;

               (r) All rights exercisable by the Company with respect to agreements relating to Restricted Company Stock shall be assigned to Parent;

               (s) existing indemnification agreements with the Company's officers, directors and employees shall have been amended to provide that (1) such indemnification shall only cover Losses incurred in connection with any Proceeding occurring within the period of six years from the Closing Date, and such Proceeding must arise out of facts or occurrences existing prior to the Closing Date, (2) Parent shall be permitted to self-insure notwithstanding Parent's existing director and officer's insurance policies, and (3) Parent shall only be required to pay the indemnified party's attorney's fees in a dispute between Parent and such indemnified party if such indemnified party is the prevailing party; and

               (t) the Amended and Restated Loan and Security Agreement, dated as of June 20, 2000, as amended from time to time, with Imperial Bank shall have been terminated, all associated Liens on any assets of the Company or any of its subsidiaries shall have been terminated effective immediately prior to the Effective Time. UCC termination statements shall have been filed wherever UCC financing statements were filed, any security interests on file with the Patent and Trademark Office of the Copyright Office shall have been released and evidence of the foregoing reasonably satisfactory to Parent shall have been provided to it.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

               Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the Company's stockholders:

               (a) by mutual written consent of Parent and the Company;

               (b) by Parent or the Company if (1) any court of competent jurisdiction or other Government Entity, shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree,



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

ruling or other action is or shall have become nonappealable or (2) the Merger has not been consummated by the later of June 30, 2001 (the "Final Date"); provided, however, that neither party may terminate this Agreement pursuant to this Subsection (b) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before the Final Date;

               (c) by the Company if (1) there shall have been a breach of any representations or warranties on the part of Parent set forth in this Agreement or if any representations or warranties of Parent shall have become untrue in any respect, such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect; or (2) there shall have been a breach by Parent of any of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent or the Company to consummate the Merger and Parent has not cured such breach within twenty (20) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect;

               (d) by Parent if (1) there shall have been a breach of any representations or warranties on the part of the Company set forth in this Agreement or any of the other Transaction Documents to which it is a party or if any representations or warranties of the Company shall have become untrue in any respect, such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that Parent has not breached any of its obligations hereunder or in any of the other Transaction Documents to which it is a party in any material respect; or (2) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent or the Company to consummate the Merger, and the Company has not cured such breach within twenty (20) business days after notice by Parent thereof, provided that Parent has not breached any of its obligations hereunder in any material respect; or

               (e) by Parent if a Material Adverse Effect on the Company shall have occurred since the Balance Sheet Date and prior to the Closing Date if the cause, facts or circumstances giving rise to such Material Adverse Effect on the Company have not been cured within twenty (20) business days after notice of the occurrence of such Material Adverse Effect on the Company, or immediately if the cause, facts or circumstances given rise to such Material Adverse Effect on the Company are incapable of being cured within twenty (20) business days of such occurrence.

               Section 6.2. Effect of Termination. Upon the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 6.2 and Sections 4.3(c) and Article 8. Nothing contained in this Section 6.2 or Article 7 shall relieve any party from liability for any breach of this Agreement prior to such termination and in such event the breaching party shall be liable for the consequences of such breach.



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               Section 6.3. Amendment. This Agreement may be amended by action taken by the Company and Parent at any time before or after approval of the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 4.7, the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

               Section 6.4. Extension; Waiver. At any time prior to the Effective Time, each party hereto may, only by action taken in writing, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 7

                            SURVIVAL; INDEMNIFICATION

               Section 7.1. General Survival. The parties agree that, regardless of any investigation made by the parties, the representations, warranties, covenants and agreements (in the case of covenants and agreements, to the extent of performance or non-performance prior to the Closing Date) of the parties contained in this Agreement shall survive the execution and delivery of this Agreement for a period beginning on the date hereof and ending at 5:00 p.m., California time, on the first anniversary of the date on which the Effective Time occurs (the "Expiration Date").

               Section 7.2. Indemnification.

               (a) Indemnification Provisions in General. Subject to Section 7.1, from and after the Effective Time, Parent and its affiliates, officers, directors, stockholders, representatives and agents (collectively the "Indemnitees") shall be indemnified and held harmless by each Escrowed Stockholder, from and to the extent of such Escrowed Stockholder's pro rata portion of the total Escrow Amount (except as provided in Section 7.6), from and against and in respect of any and all Losses (as defined below) incurred by, resulting from, arising out of, relating to, imposed upon or incurred by Parent or any other Indemnitee by reason of:

               (i) any inaccuracy in or breach of any of the Company's representations, warranties, covenants or agreements (to the extent of performance or non-performance prior to the Closing Date) contained in this Agreement or any of the other Transaction Documents to which it is a party;

               (ii) any misrepresentation contained in any written statement or certificate furnished to Parent or any other Indemnitee by or on behalf of the Company in



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        connection with the transactions contemplated by this Agreement or any of the other Transaction Documents; and

               (iii) the amount of any tangible net liabilities (excluding the Bridge Loans) as of the Closing Date in excess of $200,000; and

               (iv) any amounts in excess of $100,000 payable as Third Party Expenses by the Company.

               For purposes of this Agreement, the term, "Losses" means any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, assessments, liabilities, losses, damages (whether direct, indirect, incidental or consequential), interest, fines, penalties, costs, expenses (including reasonable legal, accounting and other costs and expenses of professionals) incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor, and interest on any of the foregoing from and including the date incurred (as set forth in an Officer's Certificate delivered pursuant to Section 7.3(d)) until but not including the date paid at the prime rate published from time to time by Citibank, N.A.

               (b) Limits on Indemnification. The amount of any Losses otherwise recoverable under Section 7.2(a) by the Indemnitees shall be reduced by any amounts actually received by the Indemnitee under insurance policies (net of any costs incurred in connection with the collection thereof). No Indemnitee shall be entitled to indemnification for any Losses arising from matters indemnified pursuant to Section 7.2(a)(i) or 7.2(a)(ii) until the aggregate amount of all Losses under all claims of all Indemnitees for all such breaches shall exceed Four Hundred Thousand Dollars ($400,000) (the "Basket"), at which time all Losses incurred shall be subject to indemnification hereunder in full including the amount of the Basket. The provisions of this Section 7.2(b) shall not apply to the Losses arising from the matters described in Sections 7.2(a)(iii) or
(iv), which Losses shall be indemnified in full without regard to the Basket.

               (c) Indemnification Payments. Payments of any amounts owed on behalf of each Escrowed Stockholder under this Article 7 shall be satisfied as follows: (1) first by delivery of cash held in the Escrow Fund on behalf of such Escrowed Stockholder, and (2) if no cash is held on behalf of any such Escrowed Stockholder or all such cash is used to satisfy Losses, by delivery to Parent of shares of Parent Common Stock (first distributing shares that are not Restricted Parent Shares and then distributing shares that are Restricted Parent Shares, as contemplated by Section 1.13(a)) contributed to the Escrow Fund by such Escrowed Stockholder and having a value (each share of Parent Common Stock be equal in value to the Average Stock Price) equal to the balance of such Losses.

        Section 7.3. Escrow Arrangements.

               (a) Escrow Fund. At the Effective Time in order to provide a fund against which an Indemnitee may assert claims of indemnification under this
Article 7 (an "Indemnification Claim"), the Escrowed Stockholders will be deemed to have received and



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deposited the Escrow Amount with the Escrow Agent without any act of any such
Escrowed Stockholder. The Escrow Amount will be deposited by Parent with the Escrow Agent in accordance with Section 1.12, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. Parent Shares included in the Escrow Amount shall be registered in the name of Embassy & Co., as nominee of the Escrow Agent for the benefit of the Escrowed Stockholders in accordance with their percentage interests in the Escrow Fund set forth in the "Statement of Ownership Interests". With its initial deposit of the Escrow Amount, Parent shall deliver to the Escrow Agent as the Statement of Ownership Interests a schedule setting forth (i) the names, addresses and, when known, taxpayer identification numbers of the Escrowed Stockholders, (ii) the cash, Restricted Parent Shares and unrestricted Parent Shares deposited on behalf of each of them, and (iii) the percentage interest of each Escrowed Stockholder in the cash deposited into the Escrow Fund and the Parent Shares deposited into the Escrow Fund. Whenever any fact set forth in the Statement of Ownership Interests changes, Parent shall deliver to the Escrow Agent a revised version of the Statement of Ownership Interests, setting forth the corrected facts. Unless and until the Escrow Agent receives a revised version of the Statement of Ownership Interests, it may assume without inquiry that the last Statement of Ownership Interests remains in full force and effect and has not been, and is not required to be, amended. So that the Escrow Agent may establish the Expiration Date, Parent shall also deliver to the Escrow Agent with such initial deposit a certificate setting forth the date on which the Effective Time occurs. The establishment and maintenance of the Escrow Fund shall be at Parent 's sole cost and expense. The Escrow Fund shall be available to compensate the Indemnitees for any Losses incurred by any Indemnitee for which such Indemnitee is entitled to indemnification under Section 7.2. Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) in a non-taxable transaction ("New Shares") in respect of Parent Common Stock in the Escrow Fund that have not been released from the Escrow Fund, and any interest accrued on cash held in the Escrow Fund, shall be added to the Escrow Fund and become a part thereof. Cash dividends on Parent Common Stock on deposit in the Escrow Fund, and securities issued or distributed by Parent in respect of Parent Common Stock in a taxable transaction, shall not be added to the Escrow Fund but shall be distributed by Parent to the former Company stockholders in the proportion to their percentage interests in the stock portion of the Escrow Fund set forth in the Statement of Ownership Interests. Parent shall deliver copies of all proxy materials and other information to each of the Company's former stockholders as and when furnished to registered holders of Parent Common Stock, and the Escrow Agent shall be vote and/or execute and deliver to the Parent such proxies as directed by the Securityholder Representative on behalf of the Escrowed Stockholders. In the absence of such direction to the Escrow Agent, the Escrow Agent shall not vote the shares held on behalf of the Escrowed Stockholders.

               (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate on the Expiration Date (the "Escrow Period"); provided, that the Escrow Period shall not terminate with respect to such amount (or any portion thereof) remaining in the Escrow Fund that is necessary in the reasonable judgment of Parent, subject to subsequent arbitration of the matter in the manner provided in Section 7.3(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved and written notice of such resolution specified in an Officer's Certificate is received by the Escrow Agent, the Escrow Agent shall pay to the Escrowed Stockholders the remaining portion of the Escrow Fund not required to satisfy such claims, other than any Restricted Parent Shares, in the amounts as specified by Parent in writing. Restricted Parent Shares shall be delivered to Parent and shall be distributed by Parent in accordance with Section 1.13 hereof. Payments of amounts out of the Escrow Fund to the Escrowed Stockholders pursuant to this Section 7.3(b) shall be made in proportion to their respective percentage interests in the cash and stock portions of the Escrow Fund set forth in the Statement of Ownership Interests and shall be made in accordance with Section 7.2(c).

               (c) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Trustee shall invest all cash amounts held in the Escrow Fund in one of the investment vehicles offered by the Escrow Agent, as directed in writing by Parent. In the absence of such written directions, the Escrow Agent shall invest cash in the Escrow Fund in the SSgA U.S. Treasury Money Market Fund. All income earned upon the Escrow Fund shall become a part of, and be held as an additional portion of, the Escrow Fund in proportion to each Escrowed Stockholder's percentage interest in the cash or stock portion of the Escrow Fund, as applicable, each as set forth in the Statement of Ownership Interests.

               (d) Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that an Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was incurred and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the prime rate of Citibank, N.A., the amount received from insurance policies as contemplated by Section 7.2(b), whether the claim exceeds, or is required to exceed, the Basket, the Section of this Agreement pursuant to which the indemnity claim is being made and the Average Stock Price to be used in determining the number of Parent Shares to be distributed in full or partial satisfaction of the claim. For purposes of making claims upon the Escrow Fund and for purposes of the Escrow Agent's making distributions pursuant to this Agreement, Parent Shares shall be rounded down to the next highest number of shares. No cash-in-lieu adjustments or payments representing fractional shares need be made. The Escrow Agent shall, subject to the provisions of Section 7.3(e) hereof, pay to such Indemnitee out of the Escrow Fund, as promptly as practicable, an amount equal to the amount of such Losses.

               (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent as described in Section 7.3(d), a duplicate copy of such Officer's Certificate shall be delivered by Parent to the Securityholder Representative (as defined in Section 7.4), and for a period of thirty (30) days after such delivery the Escrow Agent shall make no payment to any Indemnitee of any amounts out of the Escrow Fund pursuant to Section 7.3(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall pay to the applicable Indemnitee out of the Escrow Fund such amount as specified in such Officer's Certificate, provided, that no such payment may be made if the Securityholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period. The Securityholder Representative shall concurrently deliver a copy of such written statement to such Indemnitee and Parent. The Securityholder Representative shall, upon receipt of an Officer's Certificate, deliver, within 48 hours of receipt, a copy of such certificate to the Escrowed Stockholders.

               (f) Resolution of Conflicts; Arbitration.

                      (i) In case the Securityholder Representative shall
               properly object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute an amount or amounts from the Escrow Fund in accordance with the terms thereof.

                      (ii) If no such agreement can be reached after good faith
               negotiation, and in any event within ten (10) business days after objection, either Parent or the Securityholder Representative may, by written notice to the other (the "Demand"), demand arbitration of the matter unless the amount of the Losses is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Representative shall each select one arbitrator within ten (10) business days following the Demand, and the two arbitrators so selected shall select a third arbitrator within ten (10) business days thereafter, each of which arbitrators shall be independent. If either Parent or the Securityholder Representative fails to appoint an arbitrator within the period prescribed, or such appointed arbitrators fail to appoint the third arbitrator within the period prescribed, any such arbitrators that have not been so appointed shall be appointed by the American Arbitration Association following written request of either Parent or the Securityholder Representative. The arbitrators shall set a limited time period (not to exceed 60 days) and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a competent court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
               Section 7.3(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                      (iii) Judgment upon any award rendered by the arbitrators
               may be entered in any court having jurisdiction. Any such arbitration shall be held in Alameda County, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. Each party to an arbitration shall pay its own expenses and one half of the fees of each arbitrator and the administrative costs of the arbitration.

               (g) Escrow Agent's Duties.

                      (i) Parent and the Escrowed Stockholders acknowledge and
               agree that the Escrow Agent (1) shall be obligated only for performance of such duties as are specifically set forth in this Agreement; (2) shall not be obligated to take any legal or other action hereunder that might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (3) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (4) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                      (ii) Neither the Escrow Agent nor any of its directors,
               officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. Parent covenants and agrees to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

                      (iii) Parent and the Escrowed Stockholders, jointly and
               severally, agree to assume any and all obligations imposed now or hereafter by any applicable Tax law with respect to the payment of the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Parent and the Escrowed Stockholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Parent and the Escrowed Stockholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of Taxes, assessments or other governmental charges, including the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to Governmental Entities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. Notwithstanding the foregoing, the Escrowed Stockholders and Parent shall within thirty (30) days after the execution of this Agreement provide to the Escrow Agent certified tax identification numbers for each of them by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, the "Tax Reporting Documentation"). The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Code to withhold a portion of any interest or other income earned on the investment of monies held by the Escrow Agent pursuant to this Agreement. For tax reporting and withholding purposes, all taxable income earned on the cash in the Escrow Fund shall be treated for federal income tax purposes as income earned by Parent for federal income tax purposes and as payments of interest by Parent to the Escrowed Stockholders, and shall be reported by the Escrow Agent as income to the Escrowed Stockholders, in accordance with their percentage interests in the cash portion of the Escrow Fund set forth in the Statement of Ownership Interests. Until such time, if any, that shares of Parent Common Stock held in the Escrow Fund are returned to Parent pursuant to this Agreement, such shares shall be treated for all income tax purposes as owned by the Escrowed Stockholder with respect to whom they were deposited.

                      (iv) Parent agrees to pay or reimburse the Escrow Agent
               for any legal fees incurred in connection with the preparation of this Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with Escrow Agent's standard charges, which may be



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

               subject to change on an annual basis. The Escrow Agent's initial fees are set forth in Exhibit H. The Escrow Agent shall be entitled to reimbursement on demand for all expenses reasonably incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

                      (v) The Escrow Agent may at any time resign as Escrow
               Agent hereunder by giving thirty (30) days' prior written notice of resignation to Parent and the Securityholder Representative. Prior to the effective date of the resignation as specified in such notice, the Parent will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Fund to a bank or trust company that it selects subject to the reasonable consent of the Securityholder Representative. Such bank or trust company shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, Parent shall fail to name such a successor agent within forty-five (45) days after the notice of resignation from the Escrow Agent, the Securityholder Representative shall be entitled to name such successor Escrow Agent. If no successor Escrow Agent is named by Parent or the Securityholder Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent. The provisions of paragraphs 7.3(g)(i) and (ii) shall survive the termination of this Agreement.

               Section 7.4. Securityholder Representative. For purposes of this Agreement, the Escrowed Stockholders, without any further action on the part of any such Escrowed Stockholder, shall be deemed to have consented to the appointment of Hope Cochran as the representative of such Escrowed Stockholders (the "Securityholder Representative"), as the attorney-in-fact for and on behalf of each such Escrowed Stockholder, and the taking by the Securityholder Representative of any and all actions and the making of any decisions required or permitted to be taken by her under this Agreement, including the exercise of the power to (i) execute this Agreement, (ii) vote Parent Shares held in the Escrow Fund, but only in accordance with each Escrowed Stockholder's written instructions; (iii) authorize delivery to Parent of the Escrow Amount, or any portion thereof, in satisfaction of Indemnification Claims, (iv) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims,
(v) resolve any Indemnification Claims and (vi) take all actions necessary in the judgment of the Securityholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. Accordingly, the Securityholder Representative has unlimited authority and power to act on behalf of each Escrowed Stockholder with respect to this Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The Escrowed Stockholders will be bound by all actions taken by the Securityholder Representative in connection with this Agreement, and Parent shall be entitled to rely on any action or decision of the Securityholder Representative. The Securityholder Representative will incur no liability with respect to any action taken or suffered by her in reliance upon any notice, direction, instruction, consent, statement or other document believed by her to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct or gross negligence. In all questions arising under this Agreement, the Securityholder Representative may rely on the advice of counsel, and the Securityholder Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Securityholder Representative based on such advice. The Securityholder Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to her. The Securityholder Representative shall not receive compensation for his services. Notices or communications to or from the Securityholder Representative shall constitute notice to or from each of the Escrowed Stockholders. At any time during the term of the Escrow Agreement, holders of a majority in interest of the Escrow Amount can appoint a new Securityholder Representative by written consent by sending notice and a copy of the written consent appointing such new Securityholder Representative signed by holders of a majority in interest of the Escrow Amount to Parent and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent and the Escrow Agent. Unless the Escrow Agent shall receive a certificate setting forth the name of a successor Securityholder Representative, the Escrow Agent may assume, without inquiry, that no successor has been appointed and that the last Securityholder Representative of which it has actual knowledge remains in that capacity.

               Section 7.5. Third-Party Claims. If Parent becomes aware of a third-party claim that Parent believes, in good faith, may result in a demand by it against the Escrow Amount, Parent shall notify the Securityholder Representative of such claim, and the Securityholder Representative, as representative for the Escrowed Stockholders, shall be entitled to participate in any defense of such claim. The reasonable costs of the defense of any third-party action or claim incurred by the Securityholder Representative shall be paid by the Escrowed Stockholders. Notwithstanding the immediately preceding sentence, Parent shall conduct such defense, but shall not settle any such claim without the consent of the Securityholder Representative, such consent not to be unreasonably withheld; provided, however, that, if the consent of the Securityholder Representative is so obtained, such settlement of that portion of any such claim shall alone be determinative of the amount of the claim against the Escrow Amount and neither the Securityholder Representative nor any person who has a beneficial interest in the Escrow Amount shall have any power or authority to object under any provision of this Article 7 to the amount of any demand by Parent against the Escrow Amount with respect to such settlement.

               Section 7.6. Exclusive Remedy. Except as expressly provided otherwise, the Escrow Amount shall be the sole and exclusive remedy of the Indemnitees from and after the Effective Time for any claims arising under this Agreement, including claims of breach of any representation, warranty or covenant in this Agreement; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any party of any right to specific performance or injunctive relief, or any right or remedy arising by reason of any claim of fraud or willful breach with the respect to this Agreement or any of the other Transaction Documents. Nothing herein shall limit the liability of any Party for any breach of any representation, warranty or covenant if the Merger does not close.



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

                                    ARTICLE 8

                                  MISCELLANEOUS

               Section 8.1. Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule) and the other Transaction Documents
(a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Parent may assign any or all of its rights and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder.

               Section 8.2. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

              Section 8.3. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested) or by a nationally-recognized overnight courier, (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guaranties next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

               if to Parent:                  PeopleSoft, Inc.
                                              4305 Hacienda Drive
                                              Pleasanton, California  94588-8618
                                              Telecopier:  (925) 694-5550
                                              Attention:  General Counsel


                                              and



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

                                     PeopleSoft, Inc.
                                     4301 Hacienda Drive, Suite 400
                                     Pleasanton, CA  94588
                                     Telecopier:  (925) 694-5152
                                     Attention: Senior Vice President
                                     of Business Development

       with a copy to:               Gibson, Dunn & Crutcher LLP
       (which shall not constitute   One Montgomery Street
       notice)                       Telesis Tower
                                     San Francisco, California 94104
                                     Telecopier:  (415) 986-5309
                                     Attention:  Todd Baker, Esq.

       if to the Company to:         SkillsVillage, Inc.
                                     435 Indio Way
                                     Sunnyvale, California 94086
                                     Telecopier:  (409) 739-1551
                                     Attention: Chief Executive Officer

       with a copy to:               Wilson Sonsini Goodrich & Rosati
       (which shall not constitute   650 Page Mill Road
       notice)                       Palo Alto CA 94304-1050
                                     Telecopier:  (650) 493-6811
                                     Attention: Steve Bochner, Esq.

       if to the Escrow Agent to:    State Street Bank and Trust
                                     Company of California, N.A.
                                     633 West 5th Street, 12th Floor
                                     Los Angeles, CA 90071
                                     Attention: Corporate Trust Administration
                                                (PeopleSoft, Inc./SkillsVillage,
                                                Inc. 2001 escrow)
                                     Telecopier: (213) 362-7357

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. If any Officer's Certificate, objection thereto or other notice or document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such document was received by such other person on the date on which it was received by the Escrow Agent.

               Section 8.4.  Dispute Resolution.

               (a) All disputes arising directly under this Agreement or the grounds for termination thereof, including whether any payments may be due under this Agreement, shall be resolved as follows: the senior management of both parties shall meet to attempt to resolve any such dispute. If the dispute cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one-day mediation, either party may begin litigation proceedings. For purposes hereof, after the Closing Date, "senior management" shall mean the Securityholder Representative in the case of any Escrowed Stockholders.

               (b) Notwithstanding the provisions of Section 8.4(a), each party shall have the right, without the requirement of first seeking a remedy through any dispute resolution alternative (including arbitration) that has been agreed upon, to seek preliminary injunctive or other equitable relief in any proper court in the event that such party determines that eventual redress through the dispute resolution alternative will not provide a sufficient remedy for any violation of this Agreement by the other party.

               (c) In no event shall any dispute under any employee agreement or other offers of employment referenced in Section 4.9 be governed by this Section 8.4.

               Section 8.5. Governing Law and Venue; Waiver of Jury Trial.

               (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.3 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (4) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

               Section 8.6. Descriptive Headings; Article and Section References. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references in this Agreement to Articles, Sections, Subsections, Clauses, Exhibits and Schedules are references to Articles, Sections, Subsections, Clauses, Exhibits and Schedules, respectively, in and to this Agreement, unless otherwise specified.

               Section 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement other than pursuant to Section 4.15 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

               Section 8.8. Certain Definitions. For the purposes of this Agreement the term:

               (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person.

               (b) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

               (c) "business day" means any day other than a day on which the Nasdaq National Market is closed.

               (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

               (e) "Code" means the Internal Revenue Code of 1986, as amended.

               (f) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

               (g) "Indebtedness" shall mean any indebtedness of the Company, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capitalized lease obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or account payable, in each case incurred in the ordinary course of business, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a consolidated balance sheet of the Company prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of the Company (whether or not such indebtedness is assumed by the Company) and, to the extent not otherwise included, any guaranty by the Company of any indebtedness of any other person.

               (h) "Key Employee" means each of the following employees of the
Company: Chris Wong, Ed Jackson, Kevin Kennedy and John Zepecki.

               (i) "knowledge" or "known" means, with respect to any matter in question, the collective knowledge of such matter of the members of the Company's Board of Directors, the officers of the Company and the following employees of the Company: Chris Wong, Hope Cochran, Edward Jackson, Kevin Kennedy, John Zepecki, Vicki Courtenage, and Kim Pantuso in the case of the Company, and the members of the Board of Directors, and of senior management of Parent, in the case of Parent, and the Company shall also be deemed to have actual knowledge of all books and records of the Company and each of its subsidiaries.

               (j) "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include the following "Permitted Liens" (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in Section 2.13 of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented and/or the contents therein,
(iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, (v) restrictions on transfer of securities imposed by applicable state and federal securities laws, and (vi) other Liens or imperfections to title which do not materially impact the use of the affected property for the conduct of the Company's business or the ability to sell, pledge, hypothecate or transfer such property.

               (k) "Material Adverse Effect on the Company" means any circumstance, change in, or effect on (or circumstance, change in or effect involving a prospective change

on) the Company or any of its subsidiaries that is reasonably likely in the future to be materially adverse to (i) the operations, assets or liabilities (including contingent liabilities), earnings, prospects, or results of operations or the business (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (ii) the Company's ability to consummate the Merger or any of the other transactions contemplated hereby or by any of the other Transaction Documents, provided, however, that in no event shall any effect be considered in determining the existence of a Company Material Adverse Effect to the extent it results primarily from (A) any change in general economic conditions or (B) any change affecting the services procurement industry generally.

               (l) "Material Adverse Effect on Parent" means any circumstance, change in, or effect on (or circumstance, change in or effect involving a prospective change on) Parent that is reasonably likely in the future to be materially adverse to (i) the operations, assets or liabilities (including contingent liabilities), earnings, prospects, or results of operations or the business (financial or otherwise) of Parent and its subsidiaries, taken as a whole, or (ii) Parent's ability to consummate the Merger or any of the other transactions contemplated hereby or by any of the other Transaction Documents, provided, however, that in no event shall any effect be considered in determining the existence of a Parent Material Adverse Effect to the extent that it results primarily from (A) any change in general economic conditions or (B) any change affecting the services procurement industry generally.

               (m) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

               (n) "Principal Stockholders" means the number of stockholders of the Company holding a majority of the shares of Company Common Stock and in excess of 57% of the Company Preferred Stock and shall include each officer and director of the Company.

               (o) "Securities Act" means the Securities Act of 1933, as amended.

               (p) "subsidiary" or "subsidiaries" of the Company, Parent any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent or any such other person, as the case may be (either alone or through or together with any other subsidiary), (1) owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interest that are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or
(2) has the contractual or other power to designate a majority of the board of directors or other governing body (and, where the context permits, includes any predecessor of such an entity).

               (q) "Transaction Documents" means, this Agreement, the NDA, the Voting Agreements, the Additional Agreements and each of the other agreements, documents and instruments contemplated hereby and thereby.

               Section 8.9. No Personal Liability. Except as expressly provided otherwise in the Transaction Documents, this Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Parent, the Securityholder Representative, the Escrow Agent or any officer, director, employee, agent, representative or investor of any party hereto.

               Section 8.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

               Section 8.11 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

               Section 8.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               Section 8.13. Escrow Agent as Party. This Agreement shall be effective as among all of the parties hereto other than the Escrow Agent even if the Escrow Agent has not executed this Agreement. It is anticipated that the Escrow Agent may not execute this Agreement at the same time that the other parties execute this Agreement, and the parties agree to make such amendments to the provisions of Article 7 as the Escrow Agent reasonably may request to the extent that such changes do not materially affect the rights of the parties.



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                   PEOPLESOFT, INC.

                                   By:
                                       -----------------------------------------
                                   Name:  Stephen F. Hill
                                   Title: Senior Vice President of Business
                                          Development


                                   SKILLSVILLAGE, INC.

                                   By:
                                       -----------------------------------------
                                   Name:  Chris Wong
                                   Title: President and Chief Executive Officer




                                   SECURITYHOLDER REPRESENTATIVE

                                   By:
                                       -----------------------------------------
                                   Name:  Hope Cochran




                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                                   STATE STREET BANK AND TRUST COMPANY OF
                                   CALIFORNIA, N.A., AS ESCROW AGENT

                                   By:
                                       -----------------------------------------
                                   Name:  [INSERT NAME]







                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                                                                       EXHIBIT A



                              CERTIFICATE OF MERGER

                                       OF

                               SKILLSVILLAGE, INC.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                                PEOPLESOFT, INC.
                            (A DELAWARE CORPORATION)

                        UNDER SECTION 251 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

        The undersigned corporation, PeopleSoft, Inc., hereby certifies that:

        FIRST: The name and state of incorporation of each of the constituent corporations is: SkillsVillage, Inc., a Delaware corporation (the "Disappearing Corporation"), and PeopleSoft, Inc., a Delaware corporation (the "Surviving Corporation").

        SECOND: An agreement and plan of merger and reorganization (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by SkillsVillage, Inc. in accordance with the provisions of Section 251(c) of the General Corporation Law of the State of Delaware by written consent of the stockholders of SkillsVillage, Inc. pursuant to Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: The name of the surviving corporation is PeopleSoft, Inc.

        FOURTH: The Merger Agreement has been approved, adopted, certified, executed and acknowledged by PeopleSoft, Inc. in accordance with the provisions of Section 251(f) of the General Corporation Law of the State of Delaware by the board of directors of PeopleSoft, Inc. pursuant to Section 141 of the General Corporation Law of the State of Delaware. The undersigned certifies the following in connection with such approval, adoption, certification, execution and acknowledgment:

               (a) the Merger Agreement does not amend in any respect the Certificate of Incorporation of PeopleSoft, Inc.;

               (b) each share of stock of PeopleSoft, Inc. outstanding immediately prior to the Effective Time is to be an identical outstanding or treasury share of the Surviving Corporation after the Effective Time; and

               (c) the authorized unissued shares of common stock of PeopleSoft, Inc. to be issued or delivered under the Merger Agreement plus those initially issuable upon conversion of all other shares, securities or obligations to be issued or delivered under the Merger Agreement do not exceed 20% of the shares of common stock of PeopleSoft, Inc. outstanding immediately prior to the Effective Time.

        FIFTH: The Certificate of Incorporation of the Surviving Corporation prior to the Effective Time shall remain the Certificate of Incorporation of the Surviving Corporation after the Effective Time, without any modification or change as a result of the merger.

        SIXTH: Pursuant to Section 103(d) of the Delaware General Corporation Law, the merger shall be effective on May 31, 2001 (the "Effective Time").

        SEVENTH: The executed agreement of merger is on file at the principal place of business of the Surviving Corporation at 4305 Hacienda Drive, Pleasanton, CA 94588.

        EIGHTH: A copy of the agreement of merger will be furnished by the Surviving Corporation on request and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.



                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of PeopleSoft, Inc. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

        DATED:            , 2001
               -----------

                                   PEOPLESOFT, INC.


                                   By:
                                      ------------------------------------------
                                      Name:  Stephen F. Hill
                                      Title: Senior Vice President of Business
                                             Development



                     [Signature page- Certificate of Merger]

                                                                       EXHIBIT B



                           VOTING AGREEMENT AND PROXY

        THIS VOTING AGREEMENT AND PROXY (this "Agreement") is entered into as of May 1, 2001, by and between PeopleSoft, Inc., a Delaware corporation ("Parent"), and _________________________, A [__________________ CORPORATION, PARTNERSHIP,
AN INDIVIDUAL] (the "Stockholder") and holder of shares of capital stock of SkillsVillage, Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, the Company, Hope Cochran, as Securityholder Representative and State Street Bank and Trust Company of California, N.A., as Escrow Agent have entered into an Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), that provides, among other things, that the Company will be merged with and into Parent and the shares of stock of Company outstanding immediately prior to the merger will be exchanged for cash and shares of Parent Common Stock, the result of which shall be that the Company shall cease to exist (the "Merger"). All initially capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Merger Agreement; and

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree to vote all of the Stockholder's issued and outstanding shares of Company Common Stock and Company Preferred Stock (its "Shares") in favor of the Merger and grant the Parent an irrevocable proxy to vote, all of its Shares, upon the terms and subject to the conditions of this Agreement; and

        WHEREAS, compliance with the terms of the Merger Agreement will require certain amendments to the Company's Certificate of Incorporation and Parent has required that the Stockholders agree to vote all of the Stockholder's Shares in favor of any such amendments and grant Parent an irrevocable proxy to vote, all of its Shares, upon the terms and subject to the conditions of this Agreement; and

        WHEREAS, in order to induce Parent to enter into the Merger Agreement and in consideration therefor, the Stockholder has agreed to vote its Shares in favor of the Merger and to grant to Parent the requested irrevocable proxy; and

        WHEREAS, the Stockholder owns, of record and beneficially, the number of shares of Company Common Stock and Company Preferred Stock indicated on Annex I hereto.

                                A G R E E M E N T

        NOW THEREFORE, in consideration of the above recitals, and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, the parties agree as follows:

        1. Voting Agreement and Irrevocable Proxy.

               (a) The Stockholder hereby:

                      (i) agrees that during the term of this Agreement, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Stockholder shall vote all of its Shares in favor of the Merger, the Merger Agreement (as amended from time to time) and any of the other transactions contemplated by the Merger Agreement, including, without limitation, any necessary amendments to the Certificate of Incorporation in accordance with the Merger Agreement ("Required Amendments"); and

                      (ii) constitutes and appoints Parent, which shall act by and through Stephen F. Hill or Anne Jordan (each, a "Proxy Holder"), and each of them, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment thereof) of stockholders of the Company relating to the approval of the Merger, the Merger Agreement and the transactions contemplated thereby, including, without limitation, any Required Amendments, or to execute a written consent of stockholders in lieu of any such meeting, its Shares in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby, including, without limitation, any Required Amendments, with such modifications to the Merger Agreement or Required Amendments as the parties thereto may make. Such proxy shall be limited strictly to the power to vote such Shares in the manner set forth in Section 1(a) hereof and shall not extend to any other matters. The vote of the Proxy Holder shall control in any conflict between such Proxy Holder's vote of the Shares and a vote by the Stockholder of the Shares.

               (b) Each proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by the Stockholder. The Stockholder shall not grant any proxy to any person that conflicts with its respective proxy granted herein, and any attempts to do so shall be void. Each power of attorney granted herein is a durable power of attorney and shall survive the death, disability or incompetence of the Stockholder.

               (c) In the event of a stock dividend or distribution, or any change in the Company Common Stock or Company Preferred Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

        2. Representations and Warranties of the Stockholder.

               (a) The Shares indicated on Annex I are owned of record and/or beneficially (as indicated on such annex) by the Stockholder and constitute all of the shares of Company Common Stock and Company Preferred Stock owned of record and/or beneficially by the Stockholder.

               (b) The Stockholder represents and warrants to Parent that: (i) the Stockholder has full legal right, power and authority to enter into and perform all such Stockholder's obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby do not and will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust; (iii) this Agreement has been duly executed and delivered by the Stockholder and constitutes the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to laws relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies; and (iv) the execution and delivery of this Agreement by the Stockholder and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval, license or authorization of or any filing with any Governmental Entity or other Person and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of its organizational documents (if the Stockholder is not an individual), or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, decree, or restriction by which the Stockholder or any of its respective properties or assets is bound.

               (c) The Shares are fully paid for and non-assessable on the date hereof, and the Stockholder is, and on the date of any meeting of stockholders of the Company, the Stockholder will be, the lawful owner of the Shares identified on Annex I, free and clear of all Liens. There are no outstanding options, warrants or right to acquire, or agreements relating to the sale or proxy for, the Shares (other than this Agreement).

        3. Representations and Warranties of Parent. Parent represents and warrants to the Stockholder that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, and this Agreement has been duly executed and delivered by Parent; and (c) this Agreement constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to laws relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

        4. Stop Transfer. The Stockholder agrees while this Agreement is in effect not to sell, exchange, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, exchange, transfer, pledge, encumbrance, assignment, or other disposition of, any Shares. The Stockholder further agrees with and covenants to Parent that the Stockholder shall not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. The terms of this Agreement shall be binding upon any successor of assign of any of the Shares.

        5. Expenses. Except as specified herein, each party hereto shall pay its own expenses incurred in connection with this Agreement.

        6. Specific Performance. The Stockholder acknowledges that Parent will have no adequate remedy at law if the Stockholder fails to perform any of its obligations under this Agreement. In such event, the Stockholder agrees that Parent shall have the right, in addition to any other rights it may have, to specific performance of this Agreement and that it will not take any action to impede Parent's efforts to enforce such right of specific performance.

        7. Notice. All notices or other communications shall be in writing, shall be given either by personal delivery or by mail, facsimile or recognized overnight courier, and shall be deemed to have been given or made when: if sent by personal delivery, when delivered; if mailed first class postage prepaid, registered or prepaid, return receipt requested, three days following being sent; if sent by facsimile, when confirmation of receipt is received by the sender; if delivered by a nationally recognized overnight courier under circumstances where such courier guarantees next business day delivery, the first business day after being so sent; and in all other circumstances, when actually received, addressed as follows:



                    If to Parent:   PeopleSoft, Inc.
                                    4460 Hacienda Drive
                                    Pleasanton, California 94588
                                    Telephone: (925) 694-7115
                                    Facsimile: (925) 694-5152
                                    Attention: Senior Vice President of Business
                                    Development

                    With copy to:   Gibson, Dunn & Crutcher LLP
                                    One Montgomery Street, Suite 2600
                                    San Francisco, California  94104
                                    Telephone:  (415) 393-8200
                                    Facsimile:  (415) 986-5309
                                    Attn:  Todd Baker, Esq.

           If to the Stockholder:   [__________________]
                                    ___________________
                                    ___________________
                                    Telephone:
                                    Facsimile:
                                    Attention:

                  With a copy to:


or to such other address as any of the foregoing parties may from time to time designate for itself by notice to the other parties hereto in the foregoing manner:

        8. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto and any such attempted assignment shall be void and of no effect. Notwithstanding the foregoing, Parent may assign its rights and obligations hereunder to any of its direct or indirect, wholly-owned subsidiaries, but no such transfer shall relieve Parent of its obligations hereunder if such transferee does not perform such obligations.

        9. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; provided, however, that such successor in interest or permitted assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Stockholder or Parent, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

        10. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any change, amendment, modification or discharge may be sought.

        11. Headings; Interpretation. The section headings herein are for convenience of reference only and shall not affect the interpretation of this Agreement. All Section references herein are to sections of this Agreement unless specified otherwise. The words "include" and "including" shall be deemed to read "include without limitation" and "including without limitation," respectively.

        12. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

        13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof).

        14. Effective Dates; Termination.

               (a) This Agreement shall become effective on the date hereof.

               (b) This Agreement shall terminate at the earliest to occur of
(i) the Effective Time, or (ii) ten (10) days after termination of the Merger Agreement.

        15. Stockholder Capacity. No individual executing this Agreement who is or becomes during the term hereof a director of the Company shall, by reason of this Agreement, be deemed to have made any agreement or entered into any understanding in his or her capacity as such director. The Stockholder has signed this Agreement solely in his capacity as the beneficial owner of the Shares.

        16. Further Assurances. From time to time, at Parent's request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further lawful action as reasonably determined by Parent to be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                           [Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent and the Stockholder have duly executed and delivered this Agreement on the day and year first above written.

                                   PEOPLESOFT, INC.



                                   By:
                                      ------------------------------------------
                                   Name: Stephen F. Hill
                                   Its: Senior Vice President of Business
                                   Development


                                   [STOCKHOLDER]




                                   By:
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------



                      [Signature Page to Irrevocable Proxy]

                                     ANNEX I

                                SHARE INFORMATION


        Company Common Stock:





        Company Preferred Stock:

                                                                     EXHIBIT C-1



                         FORMS OF ADDITIONAL AGREEMENTS

                 NON-COMPETITION, NON-SOLICITATION AND NON-HIRE
                              AGREEMENT (KENNEDY)

        THIS NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT (this "Agreement") is entered into as of May 1, 2001 by and between PeopleSoft, Inc., a Delaware corporation (the "Company"), and Kevin Kennedy ("Employee"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

                                 R E C I T A L S

        WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of May 1, 2001 by and among the Company, SkillsVillage, Inc., a Delaware corporation ("Target"), Hope Cochran, as Securityholder Representative, and State Street Bank and Trust Company of California, as Escrow Agent, Target will merge with and into the Company (the "Merger"), and any shares of common stock of Target ("Target Common Stock") owned by Employee will be exchanged for shares of common stock of the Company ("Company Common Stock"), any shares of preferred stock of Target ("Target Preferred Stock") owned by Employee will be exchanged for shares of common stock of the Company and/or cash and any options to acquire Target Common Stock will be assumed by the Company and become options to acquire Company Common Stock, all in accordance with the Merger Agreement; and

        WHEREAS, Employee owns an equity interest in Target (whether through outstanding Target Common Stock, Target Preferred Stock or options to purchase Target Common Stock), has served as the Vice President--Sales at Target and has gained substantial knowledge and expertise in connection with Target's products, organization, customers, and other proprietary information and trade secrets; and

        WHEREAS, the Company and Employee acknowledge that it would be detrimental to the Company if Employee competes with the Company following the Merger; and

        WHEREAS, the Company and Target are engaged in the design, development, manufacture, marketing, distribution, production, sale, servicing and licensing of solutions for services procurement (the "Business"); and

        WHEREAS, the Company would not have entered into the Merger Agreement unless certain principal stockholders of Target, including Employee, entered into this Agreement; and

        WHEREAS, prior to the Effective Date (as defined in the Merger Agreement) of the Merger, Employee may have purchased shares of Target Common Stock which were subject to repurchase by Target ("Target Restricted Shares") and may have been granted options under the Target's stock option plans pursuant to the terms and conditions of a stock option agreement containing vesting requirements and other provisions, which options will be assumed by the Company (the "Assumed Options") pursuant to the terms of the Merger;

        WHEREAS, the Company and Employee wish confirm the vesting schedule of the Assumed Options and the assignment to the Company of the repurchase rights with respect to Target Restricted Shares; and

        WHEREAS, as inducement to the Company to enter into the Merger Agreement and to consummate the Merger, and in consideration of the amounts paid to securityholders of Target under the Merger Agreement, including Employee, Employee agrees with the Company as further provided herein.

                                A G R E E M E N T

        NOW, THEREFORE, intending to be legally bound hereby, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                 NON-COMPETITION, NON-SOLICITATION AND NON-HIRE

1.1     NON-COMPETITION.

        (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of Target, owns or has the right to acquire shares of capital stock of Target, and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, Target was engaged in the Business in each of the fifty states of the United States and worldwide. The parties further understand that the Company is currently engaged in the Business in each of the fifty states of the United States and worldwide (hereafter referred to as the "Geographic Scope of the Business"). Employee further acknowledges that the Company following the Merger will continue conducting the Business in all parts of the Geographic Scope of the Business.

        (b) During the period (as may be extended pursuant to Section 3.6) commencing on the date hereof and ending one (1) year after the Closing Date (as defined in the Merger Agreement) (the "Term"), without the prior written consent of the Chief Executive Officer and the General Counsel of the Company, Employee shall not, directly or indirectly, whether as an individual, or as an employee, agent, consultant, advisor, independent contractor, general partner, limited partner, officer, director, stockholder or investor of any person, firm, corporation, partnership or other entity, or otherwise:

                      (i) participate or engage in the design, development, manufacture, marketing, distribution, production, sale, servicing or licensing of any product, or the provision of any service, that directly or indirectly competes with Target's or the Company's Products (for purposes hereof, "Products" shall mean the products owned or under development by Target or the Company as of the Closing Date, any products based upon Target's or the Company's Intellectual Property (as defined in the Merger Agreement) or services engaged in by Company or Target, or any products developed, or services offered, at any time



                                      C1-2
        from the Closing Date through the date when Employee ceases to be employed by the Company); or

                      (ii) permit the name of Employee to be used in connection with a company, entity or enterprise engaged in the Business.

        Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as passive investment, up to 2.0% of any class of "publicly traded securities" of any company or entity engaged in the Business. For the purposes of this Section 1.1, the term "publicly traded securities" means securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

1.2     NON-SOLICITATION AND NON-HIRE OF EMPLOYEES.

        During the Term, without the prior written consent of the Chief Executive Officer and the General Counsel of the Company, Employee will not directly or indirectly hire, cause to be hired, recruit or solicit for employment any person or entity who (a) was an employee or consultant of Target immediately prior to the Effective Time; or (b) is or was an employee or consultant of Company at any time during the Term of this Agreement. Employee further agrees that during the Term, without the prior written consent of the Chief Executive Officer and General Counsel of the Company, Employee will not encourage any such person or entity to terminate or curtail its employment or consulting relationship with the Company.

1.3     NON-SOLICITATION OF AND NON-INTERFERENCE WITH CUSTOMERS.

        Employee agrees that during the Term, Employee shall not, directly or indirectly, (a) solicit, induce, attempt to induce or be involved in the solicitation or inducement (or any such attempt) of any then current or prospective customer or supplier of Target or the Company to cease doing or not do business in whole or in part with Target or the Company with respect to any aspect of the Business; or (b) take any action that could be reasonably expected to adversely effect any current or prospective relationship or business Company or Target may have with any customer or supplier. For the purposes of this
Section 1.3, a "prospective customer" shall mean any customer in the current sales pipeline of the Target or the Company, as applicable.

1.4     SAVINGS CLAUSE.

        The provisions set forth in Sections 1.1, 1.2 and 1.3 hereof shall be deemed to consist of a series of separate covenants, one for each line of business included within the Business and each geographic region within the Geographic Scope of Business. The parties expressly agree that the character, duration of such provisions in this Agreement and the Geographic Scope of Business are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed and that such provisions are permissible and enforceable pursuant to the provisions of applicable law. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of such provisions is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Employee and the Company that the covenants set forth in Sections 1.1, 1.2 and 1.3 hereof be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee that are reasonable in light of the circumstances as they then exist and



                                      C1-3
as are necessary to assure the Company of the intended benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure the Company of the intended benefit of such covenants, it is expressly understood and agreed between the parties hereto that those of such covenants that, if modified or eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed modified or eliminated from the provisions hereof and the remainder of this Agreement and the application of such modified or eliminated covenants shall not affect the enforceability of the remainder of this Agreement.

1.5     INJUNCTIVE RELIEF.

        The parties acknowledge and agree that any remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Employee of any provision of this Agreement (including, without limitation, any of the provisions of Sections 1.1, 1.2 or 1.3), the Company shall be entitled to injunctive relief enjoining Employee from violating any such provision. Nothing herein contained shall be construed as prohibiting the Company from pursuing damages or any other remedies available to it for any such breach or threatened breach.


                                   ARTICLE II

      CONSIDERATION; CONFIRMATION OF ASSUMED OPTIONS AND RESTRICTED SHARES

2.1     CONSIDERATION AND TERMINATION.

        (a) Voluntary Resignation, Disability or Termination for Cause. If Employee's employment terminates by reason of Employee's voluntary resignation (which resignation is not an Involuntary Termination (as defined below)), or Employee's disability, or if Employee is terminated for cause, then Employee shall continue to be bound by the terms of this Agreement for the remainder of the Term, including, without limitation, Sections 1.1, 1.2 and 1.3 hereof.

        (b) Involuntary Termination. If Employee's employment is terminated as a result of Involuntary Termination other than for cause, then the obligations of Employee hereunder, including, without limitation, Sections 1.1, 1.2 and 1.3 hereof, shall terminate.

        (c) Condition of Purchase; Consideration. Employee agrees that the covenants provided for in Sections 1.1, 1.2 and 1.3, including the Term and the Geographic Scope of the Business encompassed in such covenants, are necessary and reasonable in order to protect the Company in the conduct of the Business and the utilization of its assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of the Target, including the Target's goodwill, and the customers and trade secrets of which Employee has and will have knowledge, and in consideration for the Company entering into and performing under the Merger Agreement. Both the Company and Employee agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided in this Agreement.



                                      C1-4

2.2     RESTRICTED SHARES

        (a) Employee agrees and confirms that (i) he or she owned the number of Restricted Target Shares and the Assumed Options set forth on Exhibit A to this Agreement and that such shares and options were subject to vesting over a period of time, and (ii) the vesting schedule of the Restricted Target Shares and Assumed Options set forth on Exhibit A is correct.

        (b) Employee agrees that the Restricted Target Shares, as reflected on Exhibit A, remain subject to repurchase and Employee acknowledges the assignment to the Company of the right to repurchase such shares upon termination of the employment of Employee prior to the shares becoming vested. The restricted Target Shares will be exchanged for Restricted Parent Shares as provided in the Merger Agreement. Employee further agrees that any restricted stock purchase agreement or stock option agreement and related documents (the "Restriction Agreements") pursuant to which Employee acquired the Restricted Company Stock or Assumed Options, each as attached hereto as Exhibit B, shall continue in full force and effect following the Merger with respect to the Restricted Parent Shares into which the Restricted Target Shares have been converted and with respect to Parent Common Stock issuable upon exercise of Assumed Options, respectively, except as amended hereby.

        (c) Employee agrees that: (i) the Restricted Parent Shares which remain subject to repurchase shall continue to be held by the Company until the repurchase rights lapse; and (ii) the Company shall deliver to Employee upon Employee's request, which shall be no more frequently than on a monthly basis, Restricted Parent Shares that have vested during such period.

        (d) Employee further agrees that a portion of the Restricted Parent Shares issued in exchange for Restricted Target Shares shall be withheld from Employee and delivered into the Escrow Fund in accordance with the Merger Agreement (the "Escrow Shares"). Such Escrow Shares shall be available to satisfy indemnification claims paid or which become payable under the Merger Agreement. If Employee's portion of the Escrow Fund consists of Restricted Parent Shares and shares of Parent Common Stock that are not restricted, the non-Restricted Parent Shares shall be used to satisfy claims, if any, before Restricted Parent Shares are so used.

        (e) If, at any time following the Effective Date, the employment of Employee is terminated for any reason, the Restricted Parent Shares shall be subject to repurchase and the Assumed Options shall cease to vest, as provided in the Restriction Agreements.

        (f) Employee agrees that the Assumed Options and Restricted Parent Shares will, following the Effective Date, vest according to the Restriction Agreements, and acknowledges that the vesting schedule that will go into effect as of the Effective Date is as is set forth on Exhibit A. Except as specifically provided herein, all other terms and conditions of the Assumed Options and Restricted Parent Shares shall be governed by the Restriction Agreements and the SkillsVillage, Inc. 1999 Stock Plan.

2.3     DEFINITION OF TERMS.

        The following term referred to in this Agreement shall have the following meaning:



                                      C1-5

        "Involuntary Termination" means (i) termination by the Company other than for cause, death or disability; (ii) after the Closing Date and Employee's becoming an employee of the Company on the terms and conditions offered by the Company, Employee shall quit his employment after a reduction by the Company by more than 10% in the base salary of Employee as so offered by the Company or as the same may be increased from time to time by the Company in its sole discretion, except for across-the-board total compensation reductions similarly affecting substantially all employees of the Company in similar positions; and
(iii) Employee shall quit his employment after the relocation of Employee to a facility or a location more than 50 miles from the Company's Pleasanton, California facility, without Employee's express written consent.

2.4     EMPLOYMENT AT WILL.

        Employee understands that any continued employment by the Company subsequent to the Closing Date will be at will employment, with either party having the right to terminate the employment relationship with or without cause. Employee acknowledges that such at will employment is consistent with the employment policy of both Target and the Company, and that he is, and has been, an at will employee of Target. As a condition of employment with the Company, Employee will be required to agree to the Company's standard offer letter terms and the various related documents, including a Proprietary Information and Inventions Assignment Agreement, third party information agreement, arbitration agreement and other associated administrative documents.



                                   ARTICLE III

                                     GENERAL

3.1     SUCCESSORS, ASSIGNS, MERGER.

        This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his or her heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

3.2     ENTIRE AGREEMENT.

        This Agreement, the offer letter subsequently executed by Employee and the Company, and the Company's Proprietary Information and Inventions Assignment Agreement, Third Party Information Agreement, Agreement to Arbitrate, Acknowledgement of Employment at Will, and the employee policies and employee handbooks applicable to all employees of the Company, constitutes the entire agreement between the Company and Employee relating to his employment and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the Chief Executive Officer and the General Counsel of the Company and Employee.



                                      C1-6

3.3     APPLICABLE LAW; SEVERABILITY.

        This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. The parties intend that each provision and covenant of this Agreement is a series of separate covenants, one for each county of California, each state of the United States and each nation, severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

3.4     PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT.

        Employee shall execute the Company's Proprietary Information and Inventions Assignment Agreement concurrent with his execution of this Agreement.

3.5     VALUE TO THE COMPANY AND EMPLOYEE.

        Employee acknowledges that, in entering into the Merger Agreement, the Company is investing substantial money and resources, and would not be doing so but for the covenants set forth in Sections 1.1, 1.2 and 1.3 hereof.

3.6     STAY OF TIME.

        In the event Employee violates the provisions of this Agreement, the running of the time period of such provisions so violated shall be suspended automatically and retroactively upon the date of such violation (as subsequently determined by an arbitrator or court of competent jurisdiction) and shall resume on the date such violation permanently ceases.

3.7     COMPANY'S RIGHTS.

        This Agreement shall not limit or prejudice in any manner whatsoever the rights which the Company and Employee would have, in the absence of this Agreement, with respect to any and all matters arising out of Employee's employment, except for such matters that are specifically covered by the terms of this Agreement or are mentioned herein.

3.8     COUNTERPARTS.

        This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

3.9     NOTICES.

        All notices or other communications shall be in writing, shall be given either by personal delivery or by mail, facsimile or recognized overnight courier, and shall be deemed to have been given or made when: if sent by personal delivery, when delivered; if mailed first class postage prepaid, registered or prepaid, return receipt requested, three days following being sent; if sent by facsimile, when confirmation of receipt is received by the sender; if delivered by a nationally



                                      C1-7
recognized overnight courier under circumstances where such courier guarantees next business day delivery, the first business day after being so sent; and in all other circumstances, when actually received, addressed as follows:



             If to the Company:     PeopleSoft, Inc.
                                    4460 Hacienda Drive
                                    Pleasanton, California 94588
                                    Telephone: (925) 694-7115
                                    Facsimile: (925) 694-5152
                                    Attention: Senior Vice President of Business
                                    Development

                  With copy to:     Gibson, Dunn & Crutcher LLP
                                    One Montgomery Street, Suite 2600
                                    San Francisco, California  94104
                                    Telephone:  (415) 393-8200
                                    Facsimile:  (415) 986-5309
                                    Attn:  Todd Baker, Esq.

               If to Employee:      Kevin Kennedy
                                    5930 Foligno Way
                                    San Jose, CA 95138
                                    Tel.:  (408) 528-8745

or to such other address as any of the foregoing parties may from time to time designate for itself by notice to the other parties hereto in the foregoing manner.

3.10    EFFECTIVE TIME.

        Notwithstanding anything to the contrary contained herein, this Agreement shall become effective as of the Closing Date (as defined in the Merger Agreement).



                                      C1-8

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

PEOPLESOFT, INC.                             EMPLOYEE


By:
   --------------------------------          -----------------------------------
Name: Stephen F. Hill                        Name: Kevin Kennedy
Its: Senior Vice President of
     Business Development

         *** NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT***



                                      C1-9

                                    EXHIBIT A

                            RESTRICTED TARGET SHARES


                              Vesting
                              Commencement
Shares/Options   Number       Date           Vesting Schedule
--------------   ------       ------------   ----------------
Common Stock     180,000      7/06/99        25% vest 12 months after vesting
                                             commencement date; 1/36 of
                                             remainder shall vest each month
                                             thereafter; upon change of control
                                             of SkillsVillage, 25% of shares
                                             will vest immediately (i.e. 45,000
                                             will accelerate)

Options          120,000      3/16/00        25% vest 12 months after vesting
                                             commencement date; 1/36 of
                                             remainder shall vest each month
                                             thereafter

Options          103,000      6/30/01        Vesting quarterly over 10 quarters

                                    EXHIBIT B


                             RESTRICTION AGREEMENTS

                                                                     EXHIBIT C-2



                         FORMS OF ADDITIONAL AGREEMENTS

                 NON-COMPETITION, NON-SOLICITATION AND NON-HIRE
                              AGREEMENT (ZEPECKI))

        THIS NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT (this "Agreement") is entered into as of May 1, 2001 by and between PeopleSoft, Inc., a Delaware corporation (the "Company"), and John Zepecki ("Employee"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

                                 R E C I T A L S

        WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of May 1, 2001 by and among the Company, SkillsVillage, Inc., a Delaware corporation ("Target"), Hope Cochran, as Securityholder Representative, and State Street Bank and Trust Company of California, as Escrow Agent, Target will merge with and into the Company (the "Merger"), and any shares of common stock of Target ("Target Common Stock") owned by Employee will be exchanged for shares of common stock of the Company ("Company Common Stock"), any shares of preferred stock of Target ("Target Preferred Stock") owned by Employee will be exchanged for shares of common stock of the Company and/or cash and any options to acquire Target Common Stock will be assumed by the Company and become options to acquire Company Common Stock, all in accordance with the Merger Agreement; and

        WHEREAS, Employee owns an equity interest in Target (whether through outstanding Target Common Stock, Target Preferred Stock or options to purchase Target Common Stock), has served as the Vice President--Development at Target and has gained substantial knowledge and expertise in connection with Target's products, organization, customers, and other proprietary information and trade secrets; and

        WHEREAS, the Company and Employee acknowledge that it would be detrimental to the Company if Employee competes with the Company following the Merger; and

        WHEREAS, the Company and Target are engaged in the design, development, manufacture, marketing, distribution, production, sale, servicing and licensing of solutions for services procurement (the "Business"); and

        WHEREAS, the Company would not have entered into the Merger Agreement unless certain principal stockholders of Target, including Employee, entered into this Agreement; and

        WHEREAS, prior to the Effective Date (as defined in the Merger Agreement) of the Merger, Employee may have purchased shares of Target Common Stock which were subject to repurchase by Target ("Target Restricted Shares") and may have been granted options under the Target's stock option plans pursuant to the terms and conditions of a stock option agreement containing vesting requirements and other provisions, which options will be assumed by the Company (the "Assumed Options") pursuant to the terms of the Merger;

        WHEREAS, the Company and Employee wish confirm the vesting schedule of the Assumed Options and the assignment to the Company of the repurchase rights with respect to Target Restricted Shares; and

        WHEREAS, as inducement to the Company to enter into the Merger Agreement and to consummate the Merger, and in consideration of the amounts paid to securityholders of Target under the Merger Agreement, including Employee, Employee agrees with the Company as further provided herein.

                                A G R E E M E N T

        NOW, THEREFORE, intending to be legally bound hereby, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                 NON-COMPETITION, NON-SOLICITATION AND NON-HIRE

1.1     NON-COMPETITION.

        (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of Target, owns or has the right to acquire shares of capital stock of Target, and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, Target was engaged in the Business in each of the fifty states of the United States and worldwide. The parties further understand that the Company is currently engaged in the Business in each of the fifty states of the United States and worldwide (hereafter referred to as the "Geographic Scope of the Business"). Employee further acknowledges that the Company following the Merger will continue conducting the Business in all parts of the Geographic Scope of the Business.

        (b) During the period (as may be extended pursuant to Section 3.6) commencing on the date hereof and ending one (1) year after the Closing Date (as defined in the Merger Agreement) (the "Term"), without the prior written consent of the Chief Executive Officer and the General Counsel of the Company, Employee shall not, directly or indirectly, whether as an individual, or as an employee, agent, consultant, advisor, independent contractor, general partner, limited partner, officer, director, stockholder or investor of any person, firm, corporation, partnership or other entity, or otherwise:

                      (i) participate or engage in the design, development, manufacture, marketing, distribution, production, sale, servicing or licensing of any product, or the provision of any service, that directly or indirectly competes with Target's or the Company's Products (for purposes hereof, "Products" shall mean the products owned or under development by Target or the Company as of the Closing Date, any products based upon Target's or the Company's Intellectual Property (as defined in the Merger Agreement) or services engaged in by Company or Target, or any products developed, or services offered, at any time



                                      C2-2
        from the Closing Date through the date when Employee ceases to be employed by the Company); or

                      (ii) permit the name of Employee to be used in connection with a company, entity or enterprise engaged in the Business.

        Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as passive investment, up to 2.0% of any class of "publicly traded securities" of any company or entity engaged in the Business. For the purposes of this Section 1.1, the term "publicly traded securities" means securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

1.2     NON-SOLICITATION AND NON-HIRE OF EMPLOYEES.

        During the Term, without the prior written consent of the Chief Executive Officer and the General Counsel of the Company, Employee will not directly or indirectly hire, cause to be hired, recruit or solicit for employment any person or entity who (a) was an employee or consultant of Target immediately prior to the Effective Time; or (b) is or was an employee or consultant of Company at any time during the Term of this Agreement. Employee further agrees that during the Term, without the prior written consent of the Chief Executive Officer and General Counsel of the Company, Employee will not encourage any such person or entity to terminate or curtail its employment or consulting relationship with the Company.

1.3     NON-SOLICITATION OF AND NON-INTERFERENCE WITH CUSTOMERS.

        Employee agrees that during the Term, Employee shall not, directly or indirectly, (a) solicit, induce, attempt to induce or be involved in the solicitation or inducement (or any such attempt) of any then current or prospective customer or supplier of Target or the Company to cease doing or not do business in whole or in part with Target or the Company with respect to any aspect of the Business; or (b) take any action that could be reasonably expected to adversely effect any current or prospective relationship or business Company or Target may have with any customer or supplier. For the purposes of this
Section 1.3, a "prospective customer" shall mean any customer in the current sales pipeline of the Target or the Company, as applicable.

1.4     SAVINGS CLAUSE.

        The provisions set forth in Sections 1.1, 1.2 and 1.3 hereof shall be deemed to consist of a series of separate covenants, one for each line of business included within the Business and each geographic region within the Geographic Scope of Business. The parties expressly agree that the character, duration of such provisions in this Agreement and the Geographic Scope of Business are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed and that such provisions are permissible and enforceable pursuant to the provisions of applicable law. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of such provisions is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Employee and the Company that the covenants set forth in Sections 1.1, 1.2 and 1.3 hereof be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee that are reasonable in light of the circumstances as they then exist and



                                      C2-3
as are necessary to assure the Company of the intended benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure the Company of the intended benefit of such covenants, it is expressly understood and agreed between the parties hereto that those of such covenants that, if modified or eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed modified or eliminated from the provisions hereof and the remainder of this Agreement and the application of such modified or eliminated covenants shall not affect the enforceability of the remainder of this Agreement.

1.5     INJUNCTIVE RELIEF.

        The parties acknowledge and agree that any remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Employee of any provision of this Agreement (including, without limitation, any of the provisions of Sections 1.1, 1.2 or 1.3), the Company shall be entitled to injunctive relief enjoining Employee from violating any such provision. Nothing herein contained shall be construed as prohibiting the Company from pursuing damages or any other remedies available to it for any such breach or threatened breach.


                                   ARTICLE II

      CONSIDERATION; CONFIRMATION OF ASSUMED OPTIONS AND RESTRICTED SHARES

2.1     CONSIDERATION AND TERMINATION.

        (a) Voluntary Resignation, Disability or Termination for Cause. If Employee's employment terminates by reason of Employee's voluntary resignation (which resignation is not an Involuntary Termination (as defined below)), or Employee's disability, or if Employee is terminated for cause, then Employee shall continue to be bound by the terms of this Agreement for the remainder of the Term, including, without limitation, Sections 1.1, 1.2 and 1.3 hereof.

        (b) Involuntary Termination. If Employee's employment is terminated as a result of Involuntary Termination other than for cause, then the obligations of Employee hereunder, including, without limitation, Sections 1.1, 1.2 and 1.3 hereof, shall terminate.

        (c) Condition of Purchase; Consideration. Employee agrees that the covenants provided for in Sections 1.1, 1.2 and 1.3, including the Term and the Geographic Scope of the Business encompassed in such covenants, are necessary and reasonable in order to protect the Company in the conduct of the Business and the utilization of its assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of the Target, including the Target's goodwill, and the customers and trade secrets of which Employee has and will have knowledge, and in consideration for the Company entering into and performing under the Merger Agreement. Both the Company and Employee agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided in this Agreement.



                                      C2-4

2.2     RESTRICTED SHARES

        (a) Employee agrees and confirms that (i) he or she owned the number of Restricted Target Shares and the Assumed Options set forth on Exhibit A to this Agreement and that such shares and options were subject to vesting over a period of time, and (ii) the vesting schedule of the Restricted Target Shares and Assumed Options set forth on Exhibit A is correct.

        (b) Employee agrees that the Restricted Target Shares, as reflected on Exhibit A, remain subject to repurchase and Employee acknowledges the assignment to the Company of the right to repurchase such shares upon termination of the employment of Employee prior to the shares becoming vested. The restricted Target Shares will be exchanged for Restricted Parent Shares as provided in the Merger Agreement. Employee further agrees that any restricted stock purchase agreement or stock option agreement and related documents (the "Restriction Agreements") pursuant to which Employee acquired the Restricted Company Stock or Assumed Options, each as attached hereto as Exhibit B, shall continue in full force and effect following the Merger with respect to the Restricted Parent Shares into which the Restricted Target Shares have been converted and with respect to Parent Common Stock issuable upon exercise of Assumed Options, respectively, except as amended hereby.

        (c) Employee agrees that: (i) the Restricted Parent Shares which remain subject to repurchase shall continue to be held by the Company until the repurchase rights lapse; and (ii) the Company shall deliver to Employee upon Employee's request, which shall be no more frequently than on a monthly basis, Restricted Parent Shares that have vested during such period.

        (d) Employee further agrees that a portion of the Restricted Parent Shares issued in exchange for Restricted Target Shares shall be withheld from Employee and delivered into the Escrow Fund in accordance with the Merger Agreement (the "Escrow Shares"). Such Escrow Shares shall be available to satisfy indemnification claims paid or which become payable under the Merger Agreement. If Employee's portion of the Escrow Fund consists of Restricted Parent Shares and shares of Parent Common Stock that are not restricted, the non-Restricted Parent Shares shall be used to satisfy claims, if any, before Restricted Parent Shares are so used.

        (e) If, at any time following the Effective Date, the employment of Employee is terminated for any reason, the Restricted Parent Shares shall be subject to repurchase and the Assumed Options shall cease to vest, as provided in the Restriction Agreements.

        (f) Employee agrees that the Assumed Options and Restricted Parent Shares will, following the Effective Date, vest according to the Restriction Agreements, and acknowledges that the vesting schedule that will go into effect as of the Effective Date is as is set forth on Exhibit A. Except as specifically provided herein, all other terms and conditions of the Assumed Options and Restricted Parent Shares shall be governed by the Restriction Agreements and the SkillsVillage, Inc. 1999 Stock Plan.

2.3     DEFINITION OF TERMS.

        The following term referred to in this Agreement shall have the following meaning:



                                      C2-5

        "Involuntary Termination" means (i) termination by the Company other than for cause, death or disability; (ii) after the Closing Date and Employee's becoming an employee of the Company on the terms and conditions offered by the Company, Employee shall quit his employment after a reduction by the Company by more than 10% in the base salary of Employee as so offered by the Company or as the same may be increased from time to time by the Company in its sole discretion, except for across-the-board total compensation reductions similarly affecting substantially all employees of the Company in similar positions; and
(iii) Employee shall quit his employment after the relocation of Employee to a facility or a location more than 50 miles from the Company's Pleasanton, California facility, without Employee's express written consent.

2.4     EMPLOYMENT AT WILL.

        Employee understands that any continued employment by the Company subsequent to the Closing Date will be at will employment, with either party having the right to terminate the employment relationship with or without cause. Employee acknowledges that such at will employment is consistent with the employment policy of both Target and the Company, and that he is, and has been, an at will employee of Target. As a condition of employment with the Company, Employee will be required to agree to the Company's standard offer letter terms and the various related documents, including a Proprietary Information and Inventions Assignment Agreement, third party information agreement, arbitration agreement and other associated administrative documents.


                                   ARTICLE III

                                     GENERAL

3.1     SUCCESSORS, ASSIGNS, MERGER.

        This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his or her heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

3.2     ENTIRE AGREEMENT.

        This Agreement, the offer letter subsequently executed by Employee and the Company, and the Company's Proprietary Information and Inventions Assignment Agreement, Third Party Information Agreement, Agreement to Arbitrate, Acknowledgement of Employment at Will, and the employee policies and employee handbooks applicable to all employees of the Company, constitutes the entire agreement between the Company and Employee relating to his employment and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the Chief Executive Officer and the General Counsel of the Company and Employee.



                                      C2-6

3.3     APPLICABLE LAW; SEVERABILITY.

        This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. The parties intend that each provision and covenant of this Agreement is a series of separate covenants, one for each county of California, each state of the United States and each nation, severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

3.4     PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT.

        Employee shall execute the Company's Proprietary Information and Inventions Assignment Agreement concurrent with his execution of this Agreement.

3.5     VALUE TO THE COMPANY AND EMPLOYEE.

        Employee acknowledges that, in entering into the Merger Agreement, the Company is investing substantial money and resources, and would not be doing so but for the covenants set forth in Sections 1.1, 1.2 and 1.3 hereof.

3.6     STAY OF TIME.

        In the event Employee violates the provisions of this Agreement, the running of the time period of such provisions so violated shall be suspended automatically and retroactively upon the date of such violation (as subsequently determined by an arbitrator or court of competent jurisdiction) and shall resume on the date such violation permanently ceases.

3.7     COMPANY'S RIGHTS.

        This Agreement shall not limit or prejudice in any manner whatsoever the rights which the Company and Employee would have, in the absence of this Agreement, with respect to any and all matters arising out of Employee's employment, except for such matters that are specifically covered by the terms of this Agreement or are mentioned herein.

3.8     COUNTERPARTS.

        This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

3.9     NOTICES.

        All notices or other communications shall be in writing, shall be given either by personal delivery or by mail, facsimile or recognized overnight courier, and shall be deemed to have been given or made when: if sent by personal delivery, when delivered; if mailed first class postage prepaid, registered or prepaid, return receipt requested, three days following being sent; if sent by facsimile, when confirmation of receipt is received by the sender; if delivered by a nationally



                                      C2-7
recognized overnight courier under circumstances where such courier guarantees next business day delivery, the first business day after being so sent; and in all other circumstances, when actually received, addressed as follows:



             If to the Company:     PeopleSoft, Inc.
                                    4460 Hacienda Drive
                                    Pleasanton, California 94588
                                    Telephone: (925) 694-7115
                                    Facsimile: (925) 694-5152
                                    Attention: Senior Vice President of Business
                                    Development

                  With copy to:     Gibson, Dunn & Crutcher LLP
                                    One Montgomery Street, Suite 2600
                                    San Francisco, California  94104
                                    Telephone:  (415) 393-8200
                                    Facsimile:  (415) 986-5309
                                    Attn:  Todd Baker, Esq.

               If to Employee:      John Zepecki
                                    105 Fancher Court
                                    Los Gatos, CA 95030
                                    Tel.: 408.395.6948

or to such other address as any of the foregoing parties may from time to time designate for itself by notice to the other parties hereto in the foregoing manner.

3.10    EFFECTIVE TIME.

        Notwithstanding anything to the contrary contained herein, this Agreement shall become effective as of the Closing Date (as defined in the Merger Agreement).



                                      C2-8

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

PEOPLESOFT, INC.                             EMPLOYEE


By:
   --------------------------------          -----------------------------------
Name: Stephen F. Hill                        Name: John Zepecki
Its: Senior Vice President of
     Business Development

         *** NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT***



                                      C2-9

                                    EXHIBIT A

                            RESTRICTED TARGET SHARES


                              Vesting
                              Commencement
Shares/Options    Number      Date           Vesting Schedule
--------------    ------      ------------   ----------------
Options           80,000      11/1/99        25% vest 12 months after vesting
                                             commencement date; 1/36 of
                                             remainder shall vest each month
                                             thereafter

Options          100,000      3/16/00        25% vest 12 months after vesting
                                             commencement date; 1/36 of
                                             remainder shall vest each month
                                             thereafter

Options          100,000      6/30/01        Vesting quarterly over 11 quarters

                                    EXHIBIT B


                             RESTRICTION AGREEMENTS

                                                                     EXHIBIT C-3



                         FORMS OF ADDITIONAL AGREEMENTS

                 NON-COMPETITION, NON-SOLICITATION AND NON-HIRE
                              AGREEMENT (JACKSON)

        THIS NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT (this "Agreement") is entered into as of May 1, 2001 by and between PeopleSoft, Inc., a Delaware corporation (the "Company"), and Edward Jackson ("Employee"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

                                 R E C I T A L S

        WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of May 1, 2001 by and among the Company, SkillsVillage, Inc., a Delaware corporation ("Target"), Hope Cochran, as Securityholder Agent, and State Street Bank and Trust Company of California, as Escrow Agent, Target will merge with and into the Company (the "Merger"), and any shares of common stock of Target ("Target Common Stock") owned by Employee will be exchanged for shares of common stock of the Company ("Company Common Stock"), any shares of preferred stock of Target ("Target Preferred Stock") owned by Employee will be exchanged for shares of common stock of the Company and/or cash and any options to acquire Target Common Stock will be assumed by the Company and become options to acquire Company Common Stock, all in accordance with the Merger Agreement; and

        WHEREAS, Employee owns an equity interest in Target (whether through outstanding Target Common Stock or Target Preferred Stock or options to purchase Target Common Stock), has served as the Chief Technology Officer at Target and has gained substantial knowledge and expertise in connection with Target's products, organization, customers, and other proprietary information and trade secrets; and

        WHEREAS, the Company and Employee acknowledge that it would be detrimental to the Company if Employee competes with the Company following the Merger; and

        WHEREAS, the Company and Target are engaged in the design, development, manufacture, marketing, distribution, production, sale, servicing and licensing of solutions for services procurement (the "Business"); and

        WHEREAS, the Company would not have entered into the Merger Agreement unless certain principal stockholders of Target, including Employee, entered into this Agreement; and

        WHEREAS, prior to the Effective Date (as defined in the Merger Agreement) of the Merger, Employee may have purchased shares of Target Common Stock which were subject to repurchase by Target ("Target Restricted Shares") and may have been granted options under the Target's stock option plans pursuant to the terms and conditions of a stock option agreement containing vesting requirements and other provisions, which options will be assumed by the Company (the "Assumed Options") pursuant to the terms of the Merger;

        WHEREAS, the Company and Employee wish to amend and confirm the vesting schedule of the Assumed Options and the assignment to the Company of the repurchase rights with respect to Target Restricted Shares; and

        WHEREAS, as inducement to the Company to enter into the Merger Agreement and to consummate the Merger, and in consideration of the amounts paid to securityholders of Target under the Merger Agreement, including Employee, Employee agrees with the Company as further provided herein.

                                A G R E E M E N T

        NOW, THEREFORE, intending to be legally bound hereby, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                 NON-COMPETITION, NON-SOLICITATION AND NON-HIRE

1.1     NON-COMPETITION.

        (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of Target, owns or has the right to acquire shares of capital stock of Target, and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, Target was engaged in the Business in each of the fifty states of the United States and worldwide. The parties further understand that the Company is currently engaged in the Business in each of the fifty states of the United States and worldwide (hereafter referred to as the "Geographic Scope of the Business"). Employee further acknowledges that the Company following the Merger will continue conducting the Business in all parts of the Geographic Scope of the Business.

        (b) During the period (as may be extended pursuant to Section 3.6) commencing on the date hereof and ending one (1) year after the Closing Date (as defined in the Merger Agreement) (the "Term"), without the prior written consent of the Chief Executive Officer and the General Counsel of the Company, Employee shall not, directly or indirectly, whether as an individual, or as an employee, agent, consultant, advisor, independent contractor, general partner, limited partner, officer, director, stockholder or investor of any person, firm, corporation, partnership or other entity, or otherwise:

                      (i) participate or engage in the design, development, manufacture, marketing, distribution, production, sale, servicing or licensing of any product, or the provision of any service, that directly or indirectly competes with Target's or the Company's Products (for purposes hereof, "Products" shall mean the products owned or under development by Target or the Company as of the Closing Date, any products based upon Target's or the Company's Intellectual Property (as defined in the Merger Agreement) or services engaged in by Company or Target, or any products developed, or services offered, at any time



                                      C3-2
        from the Closing Date through the date when Employee ceases to be employed by the Company); or

                      (ii) permit the name of Employee to be used in connection with a company, entity or enterprise engaged in the Business.

        Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as passive investment, up to 2.0% of any class of "publicly traded securities" of any company or entity engaged in the Business. For the purposes of this Section 1.1, the term "publicly traded securities" means securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

1.2     NON-SOLICITATION AND NON-HIRE OF EMPLOYEES.

        During the Term, without the prior written consent of the Chief Executive Officer and the General Counsel of the Company, Employee will not directly or indirectly hire, cause to be hired, recruit or solicit for employment any person or entity who (a) was an employee or consultant of Target immediately prior to the Effective Time; or (b) is or was an employee or consultant of Company at any time during the Term of this Agreement. Employee further agrees that during the Term, without the prior written consent of the Chief Executive Officer and General Counsel of the Company, Employee will not encourage any such person or entity to terminate or curtail its employment or consulting relationship with the Company.

1.3     NON-SOLICITATION OF AND NON-INTERFERENCE WITH CUSTOMERS.

        Employee agrees that during the Term, Employee shall not, directly or indirectly, (a) solicit, induce, attempt to induce or be involved in the solicitation or inducement (or any such attempt) of any then current or prospective customer or supplier of Target or the Company to cease doing or not do business in whole or in part with Target or the Company with respect to any aspect of the Business; or (b) take any action that could be reasonably expected to adversely effect any current or prospective relationship or business Company or Target may have with any customer or supplier. For the purposes of this
Section 1.3, a "prospective customer" shall mean any customer in the current sales pipeline of the Target or the Company, as applicable.

1.4     SAVINGS CLAUSE.

        The provisions set forth in Sections 1.1, 1.2 and 1.3 hereof shall be deemed to consist of a series of separate covenants, one for each line of business included within the Business and each geographic region within the Geographic Scope of Business. The parties expressly agree that the character, duration of such provisions in this Agreement and the Geographic Scope of Business are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed and that such provisions are permissible and enforceable pursuant to the provisions of applicable law. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of such provisions is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Employee and the Company that the covenants set forth in Sections 1.1, 1.2 and 1.3 hereof be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee that are reasonable in light of the circumstances as they then exist and



                                      C3-3
as are necessary to assure the Company of the intended benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure the Company of the intended benefit of such covenants, it is expressly understood and agreed between the parties hereto that those of such covenants that, if modified or eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed modified or eliminated from the provisions hereof and the remainder of this Agreement and the application of such modified or eliminated covenants shall not affect the enforceability of the remainder of this Agreement.

1.5     INJUNCTIVE RELIEF.

        The parties acknowledge and agree that any remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Employee of any provision of this Agreement (including, without limitation, any of the provisions of Sections 1.1, 1.2 or 1.3), the Company shall be entitled to injunctive relief enjoining Employee from violating any such provision. Nothing herein contained shall be construed as prohibiting the Company from pursuing damages or any other remedies available to it for any such breach or threatened breach.


                                   ARTICLE II

      CONSIDERATION; CONFIRMATION OF ASSUMED OPTIONS AND RESTRICTED SHARES

2.1     CONSIDERATION AND TERMINATION.

        (a) Termination. If Employee's employment is terminates for any reason prior to the expiration of the Term, Employee shall continue to be bound by the terms of this Agreement for the remainder of the Term, including, without limitation, Sections 1.1, 1.2 and 1.3 hereof.

        (b) Condition of Purchase; Consideration. Employee agrees that the covenants provided for in Sections 1.1, 1.2 and 1.3, including the Term and the Geographic Scope of the Business encompassed in such covenants, are necessary and reasonable in order to protect the Company in the conduct of the Business and the utilization of its assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of the Target, including the Target's goodwill, and the customers and trade secrets of which Employee has and will have knowledge, and in consideration for the Company entering into and performing under the Merger Agreement. Both the Company and Employee agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided in this Agreement.

2.2     RESTRICTED SHARES

        (a) Employee agrees and confirms that (i) he or she owned the number of Restricted Target Shares and the Assumed Options set forth on Exhibit A to this Agreement and that such



                                      C3-4
shares and options were subject to vesting over a period of time, and (ii) the vesting schedule of the Restricted Target Shares and Assumed Options set forth on Exhibit A is correct.

        (b) Employee agrees that the Restricted Target Shares, as reflected on Exhibit A, remain subject to repurchase and Employee acknowledges the assignment to the Company of the right to repurchase such shares upon termination of the employment of Employee prior to the shares becoming vested. The restricted Target Shares will be exchanged for Restricted Parent Shares as provided in the Merger Agreement. Employee further agrees that any restricted stock purchase agreement or stock option agreement and related documents (the "Restriction Agreements") pursuant to which Employee acquired the Restricted Company Stock or Assumed Options, each as attached hereto as Exhibit B, shall continue in full force and effect following the Merger with respect to the Restricted Parent Shares into which the Restricted Target Shares have been converted and with respect to Parent Common Stock issuable upon exercise of Assumed Options, respectively, except as amended hereby.

        (c) Employee agrees that: (i) the Restricted Parent Shares which remain subject to repurchase shall continue to be held by the Company until the repurchase rights lapse; and (ii) the Company shall deliver to Employee upon Employee's request, which shall be no more frequently than on a monthly basis, Restricted Parent Shares that have vested during such period.

        (d) Employee further agrees that a portion of the Restricted Parent Shares issued in exchange for Restricted Target Shares shall be withheld from Employee and delivered into the Escrow Fund in accordance with the Merger Agreement (the "Escrow Shares"). Such Escrow Shares shall be available to satisfy indemnification claims paid or which become payable under the Merger Agreement. If Employee's portion of the Escrow Fund consists of Restricted Parent Shares and shares of Parent Common Stock that are not restricted, the non-Restricted Parent Shares shall be used to satisfy claims, if any, before Restricted Parent Shares are so used.

        (e) If, at any time following the Effective Date, the employment of Employee is terminated without cause, or Key Employee resigns as a result of an Involuntary Termination (as defined below), all Restricted Parent Shares and Assumed Options shall become fully vested and shall no longer be subject to repurchase. If the employment of Employee is terminated for any other reason, the Restricted Parent Shares shall be subject to repurchase and the Assumed Options shall cease to vest, as provided in the Restriction Agreements.

        (f) Employee agrees to waive acceleration of vesting of all options to purchase common stock and all restricted common stock held by Employee under agreements that provide for acceleration of vesting upon a change of control of Target (including with respect to any future change of control of the Company). Employee agrees that the Assumed Options and Restricted Parent Shares will, following the Effective Date, vest according to the Restriction Agreements, as if no change of control had occurred and acknowledges that the vesting schedule that will go into effect as of the Effective Date is as is set forth on Exhibit
A. Except as specifically provided herein, all other terms and conditions of the Assumed Options and Restricted Parent Shares shall be governed by the Restriction Agreements and the SkillsVillage, Inc. 1999 Stock Plan.



                                      C3-5

2.3     DEFINITION OF TERMS.

        The following term referred to in this Agreement shall have the following meaning:

        "Involuntary Termination" means (i) termination by the Company other than for cause, death or disability; (ii) after the Closing Date and Employee's becoming an employee of the Company on the terms and conditions offered by the Company, Employee shall quit his employment after a reduction by the Company by more than 10% in the base salary of Employee as so offered by the Company or as the same may be increased from time to time by the Company in its sole discretion, except for across-the-board total compensation reductions similarly affecting substantially all employees of the Company in similar positions; and
(iii) Employee shall quit his employment after the relocation of Employee to a facility or a location more than 50 miles from the Company's Pleasanton, California facility, without Employee's express written consent.

2.4     EMPLOYMENT AT WILL.

        Employee understands that any continued employment by the Company subsequent to the Closing Date will be at will employment, with either party having the right to terminate the employment relationship with or without cause. Employee acknowledges that such at will employment is consistent with the employment policy of both Target and the Company, and that he is, and has been, an at will employee of Target. As a condition of employment with the Company, Employee will be required to agree to the Company's standard offer letter terms and the various related documents, including a Proprietary Information and Inventions Assignment Agreement, third party information agreement, arbitration agreement and other associated administrative documents.



                                   ARTICLE III

                                     GENERAL

3.1     SUCCESSORS, ASSIGNS, MERGER.

        This Agreement, the offer letter subsequently executed by Employee and the Company, and the Company's Proprietary Information and Inventions Assignment Agreement, Third Party Information Agreement, Agreement to Arbitrate, Acknowledgement of Employment at Will, and the employee policies and employee handbooks applicable to all employees of the Company, shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his or her heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

3.2     ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement between the Company and Employee relating to his employment and the additional matters herein provided for. This Agreement



                                      C3-6
supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the Chief Executive Officer and the General Counsel of the Company and Employee.

3.3     APPLICABLE LAW; SEVERABILITY.

        This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. The parties intend that each provision and covenant of this Agreement is a series of separate covenants, one for each county of California, each state of the United States and each nation, severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

3.4     PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT.

        Employee shall execute the Company's Proprietary Information and Inventions Assignment Agreement concurrent with his execution of this Agreement.

3.5     VALUE TO THE COMPANY AND EMPLOYEE.

        Employee acknowledges that, in entering into the Merger Agreement, the Company is investing substantial money and resources, and would not be doing so but for the covenants set forth in Sections 1.1, 1.2 and 1.3 hereof.

3.6     STAY OF TIME.

        In the event Employee violates the provisions of this Agreement, the running of the time period of such provisions so violated shall be suspended automatically and retroactively upon the date of such violation (as subsequently determined by an arbitrator or court of competent jurisdiction) and shall resume on the date such violation permanently ceases.

3.7     COMPANY'S RIGHTS.

        This Agreement shall not limit or prejudice in any manner whatsoever the rights which the Company and Employee would have, in the absence of this Agreement, with respect to any and all matters arising out of Employee's employment, except for such matters that are specifically covered by the terms of this Agreement or are mentioned herein.

3.8     COUNTERPARTS.

        This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.



                                      C3-7

3.9     NOTICES.

        All notices or other communications shall be in writing, shall be given either by personal delivery or by mail, facsimile or recognized overnight courier, and shall be deemed to have been given or made when: if sent by personal delivery, when delivered; if mailed first class postage prepaid, registered or prepaid, return receipt requested, three days following being sent; if sent by facsimile, when confirmation of receipt is received by the sender; if delivered by a nationally recognized overnight courier under circumstances where such courier guarantees next business day delivery, the first business day after being so sent; and in all other circumstances, when actually received, addressed as follows:



           If to the Company:       PeopleSoft, Inc.
                                    4460 Hacienda Drive
                                    Pleasanton, California 94588
                                    Telephone: (925) 694-7115
                                    Facsimile: (925) 694-5152
                                    Attention: Senior Vice President of Business
                                    Development

                With copy to:       Gibson, Dunn & Crutcher LLP
                                    One Montgomery Street, Suite 2600
                                    San Francisco, California  94104
                                    Telephone:  (415) 393-8200
                                    Facsimile:  (415) 986-5309
                                    Attn:  Todd Baker, Esq.

              If to Employee:       Edward Jackson
                                    712 Best Court
                                    San Carlos, CA 94070
                                    Tel.:  650-631-1117
                                    Facsimile:  810-592-1941

or to such other address as any of the foregoing parties may from time to time designate for itself by notice to the other parties hereto in the foregoing manner.

3.10    EFFECTIVE TIME.

        Notwithstanding anything to the contrary contained herein, this Agreement shall become effective as of the Closing Date (as defined in the Merger Agreement).



                                      C3-8

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

PEOPLESOFT, INC.                             EMPLOYEE



By:
   --------------------------------          -----------------------------------
Name: Stephen F. Hill                        Name:  Edward Jackson
Its: Senior Vice President of
     Business Development



         *** NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT***



                                      C3-9

                                    EXHIBIT A

                            RESTRICTED TARGET SHARES

                              Vesting
                              Commencement
Shares/Options   Number       Date           Vesting Schedule
--------------   ------       ------------   ----------------
Common Stock     900,000*     6/10/99        25% vest immediately; 1/48 of
                                             remainder shall vest each month
                                             thereafter


Options          100,000      6/30/01        Vesting quarterly over 9 quarters



*prior to contribution of Shares to the Target pursuant to Section 5.3(q).



                                     C3-10

                                    EXHIBIT B

                             RESTRICTION AGREEMENTS

                                                                     EXHIBIT C-4



                         FORMS OF ADDITIONAL AGREEMENTS

                NON-COMPETITION, NON-SOLICITATION AND NON-HIRE
                                AGREEMENT (WONG)

        THIS NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT (this "Agreement") is entered into as of May 1, 2001 by and between PeopleSoft, Inc., a Delaware corporation (the "Company"), and Chris Wong ("Employee"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

                                 R E C I T A L S

        WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of May 1, 2001 by and among the Company, SkillsVillage, Inc., a Delaware corporation ("Target"), Hope Cochran, as Securityholder Agent, and State Street Bank and Trust Company of California, as Escrow Agent, Target will merge with and into the Company (the "Merger"), and any shares of common stock of Target ("Target Common Stock") owned by Employee will be exchanged for shares of common stock of the Company ("Company Common Stock"), any shares of preferred stock of Target ("Target Preferred Stock") owned by Employee will be exchanged for shares of common stock of the Company and/or cash and any options to acquire Target Common Stock will be assumed by the Company and become options to acquire Company Common Stock, all in accordance with the Merger Agreement; and

        WHEREAS, Employee owns an equity interest in Target (whether through outstanding Target Common Stock or Target Preferred Stock or options to purchase Target Common Stock), has served as the Chief Executive Officer at Target and has gained substantial knowledge and expertise in connection with Target's products, organization, customers, and other proprietary information and trade secrets; and

        WHEREAS, the Company and Employee acknowledge that it would be detrimental to the Company if Employee competes with the Company following the Merger; and

        WHEREAS, the Company and Target are engaged in the design, development, manufacture, marketing, distribution, production, sale, servicing and licensing of solutions for services procurement (the "Business"); and

        WHEREAS, the Company would not have entered into the Merger Agreement unless certain principal stockholders of Target, including Employee, entered into this Agreement; and

        WHEREAS, prior to the Effective Date (as defined in the Merger Agreement) of the Merger, Employee may have purchased shares of Target Common Stock which were subject to repurchase by Target ("Target Restricted Shares") and may have been granted options under the Target's stock option plans pursuant to the terms and conditions of a stock option agreement containing vesting requirements and other provisions, which options will be assumed by the Company (the "Assumed Options") pursuant to the terms of the Merger;

        WHEREAS, the Company and Employee wish to amend and confirm the vesting schedule of the Assumed Options and the assignment to the Company of the repurchase rights with respect to Target Restricted Shares; and

        WHEREAS, as inducement to the Company to enter into the Merger Agreement and to consummate the Merger, and in consideration of the amounts paid to securityholders of Target under the Merger Agreement, including Employee, Employee agrees with the Company as further provided herein.

                                A G R E E M E N T

        NOW, THEREFORE, intending to be legally bound hereby, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                 NON-COMPETITION, NON-SOLICITATION AND NON-HIRE

1.1     NON-COMPETITION.

        (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of Target, owns or has the right to acquire shares of capital stock of Target, and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, Target was engaged in the Business in each of the fifty states of the United States and worldwide. The parties further understand that the Company is currently engaged in the Business in each of the fifty states of the United States and worldwide (hereafter referred to as the "Geographic Scope of the Business"). Employee further acknowledges that the Company following the Merger will continue conducting the Business in all parts of the Geographic Scope of the Business.

        (b) During the period (as may be extended pursuant to Section 3.6) commencing on the date hereof and ending two (2) years after the Closing Date (as defined in the Merger Agreement) (the "Term"), without the prior written consent of the Chief Executive Officer and the General Counsel of the Company, Employee shall not, directly or indirectly, whether as an individual, or as an employee, agent, consultant, advisor, independent contractor, general partner, limited partner, officer, director, stockholder or investor of any person, firm, corporation, partnership or other entity, or otherwise:

                      (i) participate or engage in the design, development, manufacture, marketing, distribution, production, sale, servicing or licensing of any product, or the provision of any service, that directly or indirectly competes with Target's or the Company's Products (for purposes hereof, "Products" shall mean the products owned or under development by Target or the Company as of the Closing Date, any products based upon Target's or the Company's Intellectual Property (as defined in the Merger Agreement) or services engaged in by Company or Target, or any products developed, or services offered, at any time



                                      C4-2
        from the Closing Date through the date when Employee ceases to be employed by the Company); or

                      (ii) permit the name of Employee to be used in connection with a company, entity or enterprise engaged in the Business.

        Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as passive investment, up to 2.0% of any class of "publicly traded securities" of any company or entity engaged in the Business. For the purposes of this Section 1.1, the term "publicly traded securities" means securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

1.2     NON-SOLICITATION AND NON-HIRE OF EMPLOYEES.

        During the Term, without the prior written consent of the Chief Executive Officer and the General Counsel of the Company, Employee will not directly or indirectly hire, cause to be hired, recruit or solicit for employment any person or entity who, as of the date of such recruitment or solicitation (a) was an employee or consultant of Target immediately prior to the Effective Time; or (b) is or was an employee or consultant of Company at any time during the Term of this Agreement. Employee further agrees that during the Term, without the prior written consent of the Chief Executive Officer and General Counsel of the Company, Employee will not encourage any such person or entity to terminate or curtail its employment or consulting relationship with the Company.

1.3     NON-SOLICITATION OF AND NON-INTERFERENCE WITH CUSTOMERS.

        Employee agrees that during the Term, Employee shall not, directly or indirectly, (a) solicit, induce, attempt to induce or be involved in the solicitation or inducement (or any such attempt) of any then current or prospective customer or supplier of Target or the Company to cease doing or not do business in whole or in part with Target or the Company with respect to any aspect of the Business; or (b) take any action that could be reasonably expected to adversely effect any current or prospective relationship or business Company or Target may have with any customer or supplier. For the purposes of this
Section 1.3, a "prospective customer" shall mean any customer in the current sales pipeline of the Target or the Company, as applicable.

1.4     SAVINGS CLAUSE.

        The provisions set forth in Sections 1.1, 1.2 and 1.3 hereof shall be deemed to consist of a series of separate covenants, one for each line of business included within the Business and each geographic region within the Geographic Scope of Business. The parties expressly agree that the character, duration of such provisions in this Agreement and the Geographic Scope of Business are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed and that such provisions are permissible and enforceable pursuant to the provisions of applicable law. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of such provisions is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Employee and the Company that the covenants set forth in Sections 1.1, 1.2 and 1.3 hereof be construed by the court in such a manner as to impose only those restrictions on



                                      C4-3
the conduct of Employee that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure the Company of the intended benefit of such covenants, it is expressly understood and agreed between the parties hereto that those of such covenants that, if modified or eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed modified or eliminated from the provisions hereof and the remainder of this Agreement and the application of such modified or eliminated covenants shall not affect the enforceability of the remainder of this Agreement.

1.5     INJUNCTIVE RELIEF.

        The parties acknowledge and agree that any remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Employee of any provision of this Agreement (including, without limitation, any of the provisions of Sections 1.1, 1.2 or 1.3), the Company shall be entitled to injunctive relief enjoining Employee from violating any such provision. Nothing herein contained shall be construed as prohibiting the Company from pursuing damages or any other remedies available to it for any such breach or threatened breach.


                                   ARTICLE II

      CONSIDERATION; CONFIRMATION OF ASSUMED OPTIONS AND RESTRICTED SHARES

2.1     CONSIDERATION AND TERMINATION.

        (a) Termination. If Employee's employment is terminates for any reason prior to the expiration of the Term, Employee shall continue to be bound by the terms of this Agreement for the remainder of the Term, including, without limitation, Sections 1.1, 1.2 and 1.3 hereof.

        (b) Condition of Purchase; Consideration. Employee agrees that the covenants provided for in Sections 1.1, 1.2 and 1.3, including the Term and the Geographic Scope of the Business encompassed in such covenants, are necessary and reasonable in order to protect the Company in the conduct of the Business and the utilization of its assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of the Target, including the Target's goodwill, and the customers and trade secrets of which Employee has and will have knowledge, and in consideration for the Company entering into and performing under the Merger Agreement. Both the Company and Employee agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided in this Agreement.

2.2     RESTRICTED SHARES

        (a) Employee agrees and confirms that (i) he or she owned the number of Restricted Target Shares and the Assumed Options set forth on Exhibit A to this Agreement and that such



                                      C4-4
shares and options were subject to vesting over a period of time, and (ii) the vesting schedule of the Restricted Target Shares and Assumed Options set forth on Exhibit A is correct.

        (b) Employee agrees that the Restricted Target Shares, as reflected on Exhibit A, remain subject to repurchase and Employee acknowledges the assignment to the Company of the right to repurchase such shares upon termination of the employment of Employee prior to the shares becoming vested. The restricted Target Shares will be exchanged for Restricted Parent Shares as provided in the Merger Agreement. Employee further agrees that any restricted stock purchase agreement or stock option agreement and related documents (the "Restriction Agreements") pursuant to which Employee acquired the Restricted Company Stock or Assumed Options, each as attached hereto as Exhibit B, shall continue in full force and effect following the Merger with respect to the Restricted Parent Shares into which the Restricted Target Shares have been converted and with respect to Parent Common Stock issuable upon exercise of Assumed Options, respectively, except as amended hereby.

        (c) Employee agrees that: (i) the Restricted Parent Shares which remain subject to repurchase shall continue to be held by the Company until the repurchase rights lapse; and (ii) the Company shall deliver to Employee upon Employee's request, which shall be no more frequently than on a monthly basis, Restricted Parent Shares that have vested during such period.

        (d) Employee further agrees that a portion of the Restricted Parent Shares issued in exchange for Restricted Target Shares shall be withheld from Employee and delivered into the Escrow Fund in accordance with the Merger Agreement (the "Escrow Shares"). Such Escrow Shares shall be available to satisfy indemnification claims paid or which become payable under the Merger Agreement. If Employee's portion of the Escrow Fund consists of Restricted Parent Shares and shares of Parent Common Stock that are not restricted, the non-Restricted Parent Shares shall be used to satisfy claims, if any, before Restricted Parent Shares are so used.

        (e) If, at any time following the Effective Date, the employment of Employee is terminated without cause, or Key Employee resigns as a result of an Involuntary Termination (as defined below), all Restricted Parent Shares and Assumed Options shall become fully vested and shall no longer be subject to repurchase. If the employment of Employee is terminated for any other reason, the Restricted Parent Shares shall be subject to repurchase and the Assumed Options shall cease to vest, as provided in the Restriction Agreements.

        (f) Employee agrees to waive acceleration of vesting of all options to purchase common stock and all restricted common stock held by Employee under agreements that provide for acceleration of vesting upon a change of control of Target (including with respect to any future change of control of the Company). Employee agrees that the Assumed Options and Restricted Parent Shares will, following the Effective Date, vest according to the Restriction Agreements, as if no change of control had occurred and acknowledges that the vesting schedule that will go into effect as of the Effective Date is as is set forth on Exhibit
A. Except as specifically provided herein, all other terms and conditions of the Assumed Options and Restricted Parent Shares shall be governed by the Restriction Agreements and the SkillsVillage, Inc. 1999 Stock Plan.



                                      C4-5

2.3     DEFINITION OF TERMS.

        The following term referred to in this Agreement shall have the following meaning:

        "Involuntary Termination" means (i) termination by the Company other than for cause, death or disability; (ii) after the Closing Date and Employee's becoming an employee of the Company on the terms and conditions offered by the Company, Employee shall quit his employment after a reduction by the Company by more than 10% in base salary of Employee as so offered by the Company or as the same may be increased from time to time by the Company in its sole discretion, except for across-the-board total compensation reductions similarly affecting substantially all employees of the Company in similar positions; and (iii) Employee shall quit his employment after the relocation of Employee to a facility or a location more than 50 miles from the Company's Pleasanton, California facility, without Employee's express written consent.

2.4     EMPLOYMENT AT WILL.

        Employee understands that any continued employment by the Company subsequent to the Closing Date will be at will employment, with either party having the right to terminate the employment relationship with or without cause. Employee acknowledges that such at will employment is consistent with the employment policy of both Target and the Company, and that he is, and has been, an at will employee of Target. As a condition of employment with the Company, Employee will be required to agree to the Company's standard offer letter terms and the various related documents, including a Proprietary Information and Inventions Assignment Agreement, third party information agreement, arbitration agreement and other associated administrative documents.


                                   ARTICLE III

                                     GENERAL

3.1     SUCCESSORS, ASSIGNS, MERGER.

        This Agreement, the offer letter subsequently executed by Employee and the Company, and the Company's Proprietary Information and Inventions Assignment Agreement, Third Party Information Agreement, Agreement to Arbitrate, Acknowledgement of Employment at Will, and the employee policies and employee handbooks applicable to all employees of the Company, shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his or her heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

3.2     ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement between the Company and Employee relating to his employment and the additional matters herein provided for. This Agreement



                                      C4-6
supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the Chief Executive Officer and the General Counsel of the Company and Employee.

3.3     APPLICABLE LAW; SEVERABILITY.

        This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. The parties intend that each provision and covenant of this Agreement is a series of separate covenants, one for each county of California, each state of the United States and each nation, severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

3.4     PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT.

        Employee shall execute the Company's Proprietary Information and Inventions Assignment Agreement concurrent with his execution of this Agreement.

3.5     VALUE TO THE COMPANY AND EMPLOYEE.

        Employee acknowledges that, in entering into the Merger Agreement, the Company is investing substantial money and resources, and would not be doing so but for the covenants set forth in Sections 1.1, 1.2 and 1.3 hereof.

3.6     STAY OF TIME.

        In the event Employee violates the provisions of this Agreement, the running of the time period of such provisions so violated shall be suspended automatically and retroactively upon the date of such violation (as subsequently determined by an arbitrator or court of competent jurisdiction) and shall resume on the date such violation permanently ceases.

3.7     COMPANY'S RIGHTS.

        This Agreement shall not limit or prejudice in any manner whatsoever the rights which the Company and Employee would have, in the absence of this Agreement, with respect to any and all matters arising out of Employee's employment, except for such matters that are specifically covered by the terms of this Agreement or are mentioned herein.

3.8     COUNTERPARTS.

        This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.



                                      C4-7

3.9     NOTICES.

        All notices or other communications shall be in writing, shall be given either by personal delivery or by mail, facsimile or recognized overnight courier, and shall be deemed to have been given or made when: if sent by personal delivery, when delivered; if mailed first class postage prepaid, registered or prepaid, return receipt requested, three days following being sent; if sent by facsimile, when confirmation of receipt is received by the sender; if delivered by a nationally recognized overnight courier under circumstances where such courier guarantees next business day delivery, the first business day after being so sent; and in all other circumstances, when actually received, addressed as follows:



             If to the Company:     PeopleSoft, Inc.
                                    4460 Hacienda Drive
                                    Pleasanton, California 94588
                                    Telephone: (925) 694-7115
                                    Facsimile: (925) 694-5152
                                    Attention: Senior Vice President of Business
                                    Development

                  With copy to:     Gibson, Dunn & Crutcher LLP
                                    One Montgomery Street, Suite 2600
                                    San Francisco, California  94104
                                    Telephone:  (415) 393-8200
                                    Facsimile:  (415) 986-5309
                                    Attn:  Todd Baker, Esq.

                If to Employee:     Chris Wong
                                    5230 Arezzo Drive
                                    San Jose, CA 95138
                                    Tel.:
                                    Facsimile:

or to such other address as any of the foregoing parties may from time to time designate for itself by notice to the other parties hereto in the foregoing manner.

3.10    EFFECTIVE TIME.

        Notwithstanding anything to the contrary contained herein, this Agreement shall become effective as of the Closing Date (as defined in the Merger Agreement).



                                      C4-8

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

PEOPLESOFT, INC.                             EMPLOYEE



By:
   --------------------------------          -----------------------------------
Name: Stephen F. Hill                        Name: Chris Wong
Its: Senior Vice President of
Business Development




         *** NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT***




                                      C4-9

                                    EXHIBIT A

                            RESTRICTED TARGET SHARES


                              Vesting
                              Commencement
Shares/Options   Number       Date           Vesting Schedule
--------------   ------       ------------   ----------------
Common Stock     3,016,000*   6/10/99        25% vest immediately; 1/48 of
                                             remainder shall vest each month
                                             thereafter

Options            100,000    6/30/01        Vesting quarterly over 9 quarters


*prior to contribution of Shares to the Target pursuant to Section 5.3(q).

                                    EXHIBIT B

                             RESTRICTION AGREEMENTS

                                                                    EXHIBIT D-1


                       Officer's Certificate for Company

                                  May 31, 2001

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto CA, 94304-1050

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071

        Re:    Certain Tax Matters

        This Officer's Certificate is being delivered to you in connection with the delivery of your legal opinions pursuant to section 4.14 of the Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of May 1, 2001, by and among PeopleSoft, Inc., a Delaware corporation ("Parent"), SkillsVillage, Inc., a Delaware corporation (the "Company") and, for purposes of Article 7 of the Agreement, Hope Cochran, as representative of the Escrowed Stockholders and State Street Bank and Trust Company of California, N.A., as Escrow Agent. Pursuant to the terms of the Agreement and at the Effective Time, the Company will merge with and into Parent. At the Effective Time, each share of Company Preferred Stock and Company Common Stock (collectively, the "Company Capital Stock"), other than shares of Company Capital Stock held by the Company, by Parent or by any subsidiary or other affiliate of Parent, will be converted into the right to receive the Merger Consideration. Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Agreement. All section references herein, unless otherwise specified, are to the Internal Revenue Code of 1986, as amended (the "Code").

                                   DECLARATION

        1. The undersigned is familiar with the business and affairs of the Company, has examined and is familiar, or has consulted with tax advisors to become familiar, with the representations set forth below, and has made such investigations of factual matters as are reasonably necessary for the purposes of making the declarations and representations herein. The undersigned is familiar with the Agreement and all documents attached thereto or referenced in the Agreement or in such attachments that were entered into in connection with the Merger (collectively, the "Merger Documents").

        2. No event has come to the attention of the undersigned that causes the undersigned to believe that any of the information relating to the Merger (including, but not limited to, all representations, warranties, covenants, and undertakings) set forth in the Merger Documents, insofar as such information relates to the Company or its affiliates or to the plans and intentions of any of those entities, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3. The undersigned understands that the following representations form the basis of the opinion of Wilson, Sonsini, Goodrich, & Rosati, counsel to the Company, and of Gibson, Dunn & Crutcher LLP, counsel to Parent, and that any change or inaccuracy in the facts described in such representations could adversely alter such opinions.

                                 REPRESENTATIONS

        To the best of the knowledge and belief of the undersigned, the following representations are true, correct, and complete as of the execution hereof and will be true, correct, and complete at the Effective Time, and no additional material information is or will be required to make the following representations not misleading as of such times:

        1. The fair market value of the Parent Common Stock and cash to be received by each Company shareholder pursuant to the Merger Documents will be approximately equal to the fair market value of the Company Capital Stock surrendered in exchange therefor.

        2. At least 50 percent of the value of the Company shareholders' proprietary interests in Company will be preserved as proprietary interests in Parent received in exchange for Company stock. For purposes of this representation:

        (a) Proprietary interests will not be preserved to the extent that, in connection with the Merger: (A) (i) Company makes any distribution with respect to its stock; or (ii) Company redeems or a person related to Company acquires Company stock, in either case (i.e., clause (i) or clause (ii)) using consideration that would be treated as money or other property for purposes of Section 356 of the Code, or would be so treated if the shareholder in respect of whose Company stock the distribution is made or whose Company stock is redeemed or acquired also had received stock of Parent in exchange for Company stock owned by the shareholder; or (B) (i) Parent or a person related to Parent acquires stock of Company for consideration other than Parent stock; or (ii) Parent redeems its stock issued in the Merger other than pursuant to a Permitted Repurchase (as hereinafter defined). Any reference to Parent or Company includes a reference to any successor or predecessor of such corporation, except that Company is not treated as a predecessor of Parent and Parent is not treated as a successor of Company. As used herein, a "Permitted Repurchase" is a purchase of shares of Parent stock in the open market, through a broker at the prevailing market price, pursuant to a preexisting program and individual transactions, none of which was negotiated with the Company or its shareholders prior to the Merger, and where neither Parent (nor the person related to Parent) nor the selling shareholder is aware that the shareholder and Parent (or such related person) is the seller and buyer, respectively. There is no understanding between Parent and any shareholder of the Company that such shareholder's ownership of Parent stock would be transitory;

        (b) A corporation will be treated as related to another corporation if they are both members of the same affiliated group within the meaning of
    Section 1504 of the Code (without regard to the exceptions in Section 1504(b)) or they are related as described in Section 304(a)(2) of the Code (without regard to Treas. Reg. Section 1.1502-80(b)), in either case whether such relationship exists immediately before or immediately after the acquisition;

        (c) Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used herein, the term "partnership" shall have the same meaning given to it in
    Section 7701(a)(2) of the Code;

        (d) For purposes of this paragraph 2 it is understood that the return of Parent Common Stock or cash to Parent pursuant to the terms of the escrow arrangement and the repurchase of Restricted Parent Shares shall be treated for purposes hereof as if such stock or cash were never issued or paid.

        3. Neither the Company nor any shareholder of the Company has taken any action that would result in a disposition of assets of the Company other than in the ordinary course of business (other than pursuant to the Merger) or would impede Parent's ability either to continue the historic business of the Company or to use a significant portion of the historic business assets of the Company in a business. No assets of the Company have been sold, transferred or otherwise disposed of in a manner that would prevent the Parent from continuing the historic business of the Company or from using a significant portion of the Company's historic business assets in a business following the Merger. Any dispositions prior to the Merger of assets held by the Company have been for full fair market value. For purposes of this paragraph 3 and paragraph 4, the Company's staffing business and related assets are not considered a historic business or historic business assets, respectively, of the Company.

        4. The business being operated by the Company immediately prior to the Effective Time is the historic business of the Company, and no assets of the Company have been sold, transferred or otherwise disposed of which would prevent the Parent from continuing the historic business of the Company or from using a significant portion of the Company's historic business assets in a business following the Merger.

        5. The Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger, provided that Parent may pay expenses of the Company that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, and provided, further, that the shareholders of the Company will pay, through a reduction of cash and stock to be received in the Merger, for transaction-related expenses of the Company in excess of One Hundred Thousand Dollars ($100,000).

        6. There is no intercorporate indebtedness existing between the Parent and the Company that was issued, acquired, or will be settled at a discount.

        7. The Company is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        8. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        9. The principal purposes of the Company for participating in the Merger are bona fide business purposes unrelated to taxes.

        10. The fair market value of the assets of the Company transferred to Parent in the Merger will equal or exceed the sum of the liabilities assumed by Parent, plus the amount of liabilities, if any, to which the transferred assets are subject.

        11. The liabilities of the Company assumed by Parent in the Merger and the liabilities of the Company to which the assets of the Company are subject at the time of the Merger were incurred by the Company in the ordinary course of business.

        12. The terms of the Merger Documents are the product of arm's length negotiations.

        13. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Company shareholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their shares of Company Capital Stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Parent Common Stock.

        14. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Capital Stock surrendered in the Merger; none of the shares of Parent Common Stock received by any shareholder-employees of the Company in the Merger will be separate consideration for, or allocable to, the performance of services or any covenant not to compete; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        15. The shares of Parent Common Stock being deposited with the Escrow Agent are being deposited with the Escrow Agent for good and valid business reasons.

        16. None of the Merger Consideration will be paid in respect of accrued but unpaid dividends on any shares of Company Capital Stock.

        17. The Merger and related transactions will be carried out in accordance with the terms of the Merger Documents, and there are no other relevant agreements, arrangements or understandings relating to the Merger other than those described or referenced in the Merger Documents. None of the material terms and conditions in the Merger Documents has been waived or modified and no plan or intention exists to waive or modify any of such material terms and conditions.

        It is understood that (i) your opinions will be based in part on the representations set forth herein and on the statements contained in the Merger Documents (including all schedules and exhibits thereto), and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects. It is further understood that your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                        Very truly yours,

                                        SKILLSVILLAGE, INC.
                                        a Delaware corporation



                                        ----------------------------------------
                                        By:
                                        Title:

                                                                    EXHIBIT D-2


                      Officer's Certificate for PeopleSoft

                                  May 31, 2001

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071


Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto CA, 94304-1050


        Re:    Certain Tax Matters

        This Officer's Certificate is being delivered to you in connection with the delivery of your legal opinions pursuant to section 4.14 of the Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of May 1, 2001, by and among PeopleSoft, Inc., a Delaware corporation ("Parent"), SkillsVillage, Inc., a Delaware corporation (the "Company") and, for purposes of Article 7 of the Agreement, Hope Cochran, as representative of the Escrowed Stockholders and State Street Bank and Trust Company of California, N.A., as Escrow Agent. Pursuant to the terms of the Agreement and at the Effective Time, the Company will merge with and into Parent. At the Effective Time, each share of Company Preferred Stock and Company Common Stock (collectively, the "Company Capital Stock"), other than shares of Company Capital Stock held by the Company, by Parent or by any subsidiary or other affiliate of Parent, will be converted into the right to receive the Merger Consideration. Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Agreement. All section references herein, unless otherwise specified, are to the Internal Revenue Code of 1986, as amended (the "Code").

                                   DECLARATION

        1. The undersigned is familiar with the business and affairs of Parent, has examined and is familiar, or has consulted with tax advisors to become familiar, with the representations set forth below, and has made such investigations of factual matters as are reasonably necessary for the purposes of making the declarations and representations herein. The undersigned is familiar with the Agreement and all documents attached thereto or referenced in the Agreement or in such attachments that were entered into in connection with the Merger (collectively, the "Merger Documents").

        2. No event has come to the attention of the undersigned that causes the undersigned to believe that any of the information relating to the Merger (including, but not limited to, all representations, warranties, covenants, and undertakings) set forth in the Merger Documents, insofar as such information relates to Parent or its affiliates or to the plans and intentions of any of those entities, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3. The undersigned understands that the following representations form the basis of the opinion of Gibson, Dunn & Crutcher LLP, counsel to Parent, and of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, and that any change or inaccuracy in the facts described in such representations could adversely alter such opinions.

                                 REPRESENTATIONS

        To the best of the knowledge and belief of the undersigned, the following representations are true, correct, and complete as of the execution hereof and will be true, correct, and complete at the Effective Time, and no additional material information is or will be required to make the following representations not misleading as of such times:

        1. The fair market value of the Parent Common Stock and cash to be received by each Company shareholder pursuant to the Merger Documents will be approximately equal to the fair market value of the Company Capital Stock surrendered in exchange therefor.

        2. At least 50 percent of the value of the Company shareholders' proprietary interests in Company will be preserved as proprietary interests in Parent received in exchange for Company stock. For purposes of this representation:

        (a) Proprietary interests will not be preserved to the extent that, in connection with the Merger: (A) (i) Company makes any distribution with respect to its stock; or (ii) Company redeems or a person related to Company acquires Company stock, in either case (i.e., clause (i) or clause (ii)) using consideration that would be treated as money or other property for purposes of Section 356 of the Code, or would be so treated if the shareholder in respect of whose Company stock the distribution is made or whose Company stock is redeemed or acquired also had received stock of Parent in exchange for Company stock owned by the shareholder; or (B) (i) Parent or a person related to Parent acquires stock of Company for consideration other than Parent stock; or (ii) Parent redeems its stock issued in the Merger, other than pursuant to a Permitted Repurchase (as hereinafter defined). Any reference to Parent or Company includes a reference to any successor or predecessor of such corporation, except that Company is not treated as a predecessor of Parent and Parent is not treated as a successor of Company. As used herein, a "Permitted Repurchase" is a purchase of shares of Parent stock in the open market , through a broker at the prevailing market price, pursuant to a preexisting program and individual transactions, none of which was negotiated with the Company or its shareholders prior to the Merger, and where neither Parent (nor the person related to Parent) nor the selling shareholder is aware that the shareholder and Parent (or such related person) is the seller and buyer, respectively. There is no understanding between Parent and any shareholder of the Company that such shareholder's ownership of Parent stock would be transitory;

        (b) A corporation will be treated as related to another corporation if they are both members of the same affiliated group within the meaning of
     Section 1504 of the Code (without regard to the exceptions in Section 1504(b)) or they are related as described in

     Section 304(a)(2) of the Code (without regard to Treas. Reg. Section 1.1502-80(b)), in either case whether such relationship exists immediately before or immediately after the acquisition;

        (c) Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used herein, the term "partnership" shall have the same meaning given to it in
    Section 7701(a)(2) of the Code;

        (d) For purposes of this paragraph 2 it is understood that the return of Parent Common Stock or cash to Parent pursuant to the terms of the escrow arrangement and the repurchase of Restricted Parent Shares shall be treated for purposes hereof as if such stock or cash were never issued or paid.

        3. Following the Merger, Parent will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business. For purposes of this paragraph 3, the Company's staffing business and related assets are not considered a historic business or historic business assets, respectively, of the Company.

        4. (a) Parent has no plan or intention to sell or otherwise dispose of any of the assets of the Company acquired in the Merger except for (i) dispositions made by Parent in the ordinary course of business, (ii) transfers to members of the "Qualified Group," or (iii) transfers to partnerships in which members of the Qualified Group (2) own (in the aggregate) more than a thirty three and one-third percentage interest (33-1/3%) in the capital and profits of the partnership, or (3) own more than twenty percent (20%) capital and profits interest in the partnership and perform active and substantial management functions for the partnership.

               (b) If Parent makes a transfer of any asset described in clauses
(ii) or (iii) of paragraph 4(a), the direct or indirect transferee of such asset will not transfer such asset other than in circumstances described in clauses
(i) (substituting "a member of the Qualified Group" for "Parent" therein), (ii), and (iii) of paragraph 4(a).

               (c) For purposes of this certificate, the term "Qualified Group" means one or more chains of corporations connected through stock ownership with Parent, but only if Parent owns directly an amount of stock constituting Control in at least one other corporation, and an amount of stock constituting Control in each of the corporations is owned directly by one of the other corporations.

               (d) For purposes of this certificate, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

               (e) For purposes of this paragraph 4, ownership for purposes of establishing whether an entity is a member of a Qualified Group shall mean ownership as determined for federal income tax purposes.

               (f) For purposes of this paragraph 4, the Bridge Loans shall be treated as a proprietary interest in the Company.

        5. Parent has no plan or intention to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(k)(1).

        6. Except for 1,041,667 shares of Company Series B Preferred Stock, neither Parent nor a related corporation (determined as provided in 2(b) above) owns, or will acquire prior to the Effective Time, any shares of Company equity. Except for 1,041,667 shares of Company Series B Preferred Stock, neither Parent nor any related corporation (as so determined) has owned any Company equity during the past five years.

        7. Parent will pay its expenses incurred in connection with the merger, and will only pay or assume those expenses of Company that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54.

        8. There is no intercorporate indebtedness existing between Parent and the Company that was issued, acquired, or will be settled at a discount, and Parent will assume no liability of any shareholder of the Company in connection with the Merger.

        9. Parent is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        10. The principal purposes of Parent for participating in the Merger are bona fide business purposes unrelated to taxes.

        11. The terms of the Merger Documents are the product of arm's length negotiations.

        12. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Company shareholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their shares of Company Capital Stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Parent Common Stock.

        13. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Capital Stock surrendered in the Merger; none of the shares of Parent Common Stock received by any shareholder-employees of the Company in the Merger will be separate consideration for, or allocable to, the performance of services or any covenant not to compete; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        14. The shares of Parent Common Stock being deposited with the Escrow Agent are being deposited with the Escrow Agent for good and valid business reasons. Such shares will appear as issued and outstanding on the balance sheet of Parent.

        15. Parent intends to treat and cause the Company (in its final Federal income tax return) to treat the Merger as a reorganization within the meaning of
Section 368(a) of the Code for Federal income tax purposes.

        16. The Merger and related transactions will be carried out in accordance with the terms of the Merger Documents, and there are no other relevant agreements, arrangements or understandings relating to the Merger other than those described or referenced in the Merger Documents. None of the material terms and conditions in the Merger Documents has been waived or modified and no plan or intention exists to waive or modify any of such material terms and conditions.

        17. Parent has no plan or intention to reacquire any of its stock issued pursuant to the merger, other than a possible Permitted Repurchase.

        18. The likelihood that the rights to be granted to stockholders of the Company in connection with the Merger, under the Parent's First Amended and Restated Preferred Share Rights Agreement, effective as of December 16, 1997, between Parent and BankBoston, N.A., will be exercised at any time is remote, contingent and speculative.

        It is understood that (i) your opinions will be based in part on the representations set forth herein and on the statements contained in the Merger Documents (including all schedules and exhibits thereto), and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects. It is further understood that your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                        Very truly yours,




                                        PEOPLESOFT, INC.
                                        a Delaware corporation



                                        ----------------------------------------
                                        By:    Stephen F. Hill
                                        Title: Senior Vice President of Business
                                               Development




                 [Signature Page -- Officer's Certificate (Tax)]

                                                                       EXHIBIT E



                   FORM OF LEGAL OPINION OF COUNSEL TO PARENT

        1. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as is currently conducted.

        2. Parent has all requisite corporate power and authority to execute and deliver the Merger Agreement and to otherwise carry out and perform its obligations under the terms of the Merger Agreement. All corporate actions necessary on the part of Parent, its directors and its stockholders for the execution and delivery of the Merger Agreement, the performance by Parent of its obligations under the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, have been taken. The Merger Agreement has been duly and validly executed and delivered by Parent and constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

        3. The shares of Parent Common Stock to be issued to the stockholders of the Company when issued in accordance with the Merger Agreement and upon the effectiveness of the Merger: (i) will be duly authorized, validly issued and fully paid and nonassessable, and (ii) will not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company.

        4. Neither the execution, delivery and performance of the Merger Agreement nor the consummation by Parent of the transactions contemplated thereby will: (i) to our knowledge, violate any Applicable Law of the United States, the State of California or the Delaware General Corporation Law, or (ii) constitute a default under the provisions of any judgment, writ, decree or order of which we are aware applicable to, or binding upon, Parent.

        5. The Certificate of Merger is in proper form for filing with the Secretary of State of the State of Delaware. Upon the due and proper filing of the Certificate of Merger with, and acceptance thereof by, the Secretary of State of the State of Delaware, the Merger will be effective under the Delaware Law.

        6. To our knowledge, there are no actions, proceedings or investigations pending or overtly threatened against Parent before any court or administrative agency that question the validity of the Merger Agreement or otherwise seek to prohibit, restrain or enjoin the transactions contemplated by the Merger Agreement.

        7. To our knowledge, no consent, approval or authorization of, or designation, declaration or filing with, or notice to, any Governmental Authority is required on the part of Parent for the execution, delivery or performance of the Merger Agreement, other than (i) such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained prior to the date hereof, (ii) the filing set forth in paragraph 5 above, and (iii) the filing of a Form D under Regulation D of the Securities Act.

The foregoing opinions shall be subject to such exceptions, assumptions and qualifications as may be reasonably acceptable to the Company.

                                                                       EXHIBIT F



                 FORM OF LEGAL OPINION OF COUNSEL TO THE COMPANY

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company is duly qualified to do business and is in good standing under the laws of the following states:
[jurisdictions in which Company is qualified as of the closing date].

        2. The Company has the requisite corporate power and authority to execute and deliver the Merger Agreement and to carry out and perform its obligations under the terms of the Merger Agreement. All corporate actions necessary on the part of the Company, its directors and its stockholders (including, without limitation, the approval of the holders of the Company Common Stock and Company Preferred Stock) for the execution and delivery of the Merger Agreement, the performance by the Company of its obligations under the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, have been taken. The Merger Agreement has been duly and validly executed by the Company and delivered by the Company to you and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        3. As determined immediately before the Closing, the authorized capital stock of the Company (exclusive of subsidiaries) consists solely of (i) ___________ shares of Company Common Stock, ____________ shares of which are issued and outstanding immediately before the Closing, and (ii) ____________ shares of Company Preferred Stock, of which ___________ shares of Series A Preferred Stock and __________ shares of Series B Preferred Stock which are issued and outstanding immediately before the Closing. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable,
(ii) are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or, to our knowledge, any agreement to which the Company is a party, and (iii) have been issued in compliance with the registration requirements of the Securities Act of 1933, as amended, and the securities laws of the State of California. To our knowledge, except as listed on Section 2.2 of the Company Disclosure Schedule and except as otherwise permitted by the terms of the Agreement, immediately before the Closing there are not outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock or other securities of the Company, (ii) any securities convertible into or exchangeable for shares of such capital stock or securities or (iii) any other commitments or rights of any kind for the Company to issue additional shares of capital stock, options, warrants or other securities.

        4. Neither the execution, delivery and performance of the Merger Agreement nor the consummation by the Company of the transactions contemplated thereby will: (i) violate the Company's Certificate of Incorporation or Bylaws,
(ii) to our knowledge, violate any Applicable Law of the United States or the State of California or the Delaware General Corporation Law, or

(iii) constitute a default under the provisions of any judgment, writ, decree or order known to us to be applicable to, or binding upon, the Company.

        5. The Certificate of Merger is in proper form for filing with the Secretary of State of the State of Delaware. Upon the due and proper filing of the Certificate of Merger with, and acceptance thereof by, the Secretary of State of the State of Delaware, the Merger will be effective under the Delaware Law.

        6. Based upon a review of the Contracts listed in Section 2.19 of the Company Disclosure Schedule (the "Scheduled Contracts"), neither the execution, delivery or performance of the Merger Agreement by the Company will violate or be in conflict with, or constitute a default under, the provisions of any Scheduled Contract, provided, however, that the execution, delivery or performance of the Merger Agreement may require that consents be obtained from, or notices delivered to, certain parties to the Scheduled Contracts listed on Exhibit A hereto.

        7. To our knowledge, there are no actions, proceedings or investigations pending or overtly threatened against the Company before any court or administrative agency that question the validity of the Merger Agreement or otherwise seek to prohibit, restrain or enjoin the transactions contemplated by the Merger Agreement.

        8. Except for the filing of the Certificate of Merger with the Delaware Secretary of State, to our knowledge, all consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any Governmental Entity required for the consummation of the transactions contemplated by the Merger Agreement and the Certificate of Merger have been made or obtained.

        The foregoing opinions shall be subject to such exceptions, assumptions and qualifications as may be reasonably acceptable to Parent.

                                                                       EXHIBIT G


                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                             OF SKILLSVILLAGE, INC.

        SkillsVillage, Inc. (the "CORPORATION"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        FIRST: The name of this corporation is SkillsVillage, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 23, 1999. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 17, 1999. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 16, 1999. The Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 13, 1999. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 6, 2000.

        TWO: Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation restates and further amends Section 4.2 of the Corporation's Third Amended and Restated Certificate of Incorporation to read in its entirety as follows:

"4.2 Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

               (a) The holders of each share of Series A Preferred and Series B Preferred then outstanding shall be entitled to be paid, out of the assets and funds of the Corporation legally available therefor, prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) on any shares of Common Stock, an amount per share equal to $0.96 (as adjusted for stock dividends, stock splits, stock combinations and the like) for each share of Series A Preferred plus all declared but unpaid dividends on the Series A Preferred (the "SERIES A PREFERENTIAL AMOUNT") and $2.64 (as adjusted for stock dividends, stock splits, stock combinations and the like) for each share of Series B Preferred plus all declared but unpaid dividends on the Series B Preferred (the "SERIES B PREFERENTIAL AMOUNT"). If upon any liquidation, dissolution or winding up of the Corporation, the assets and funds of the Corporation shall be insufficient to permit the payment to holders of the Series A Preferred or Series B Preferred of the Series A Preferential Amount or the Series B Preferential Amount, respectively, then all of the remaining assets and funds of the Corporation legally available for distribution shall be distributed (or set apart for distribution) with equal priority and pro rata among the holders of the then outstanding Series A Preferred and Series B Preferred pro rata, in proportion to the number of shares of Preferred Stock held by them multiplied by the applicable preferential amount for such shares of Preferred Stock.

               (b) If there are any assets and funds of the Corporation remaining after the payment or distribution (or setting aside for payment or distribution) of the Series A Preferential Amount and the Series B Preferential Amount to the holders of the Series A Preferred and the Series B Preferred, respectively, described in Section 4.2(a), then the holders of each share of the Series A Preferred and Series B Preferred then outstanding shall be entitled to be paid, out of the assets and funds of the Corporation legally available therefor, prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) on any shares of Common Stock, an additional amount per share equal to $0.1056 (as adjusted for stock dividends, stock splits, stock combinations and the like) for each share of Series A Preferred and $0.2904 (as adjusted for stock dividends, stock splits, stock combinations and the like) for each share of Series B Preferred. If upon any liquidation, dissolution or winding up of the Corporation, the remaining assets and funds of the Corporation after the distribution described in Section 4.2(a) shall be insufficient to permit the payment to the holders of the Series A Preferred and the Series B Preferred of the amounts set forth in the immediately preceding sentence, then all of the remaining assets and funds of the Corporation legally available for distribution shall be distributed (or set part for distribution) with equal priority and pro rata among the holders of the then outstanding Series A Preferred and Series B Preferred, pro rata, in proportion to the number of shares of Preferred Stock held by them multiplied by the applicable additional amount distributable to the holders of such shares of Preferred Stock in accordance with this Section 4.2(b).

               (c) After payment has been made to the holders of the Series A Preferred and Series B Preferred of the Series A Preferential Amount and the Series B Preferential Amount, respectively, set forth in Sections 4.2(a) and (b) hereof, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, pro rata.

               (d) For purposes of this Section 4.2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of this Corporation receive in such consolidation, merger or sale of assets more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation."

        THREE: The foregoing amendment of the Third Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors.

        FOUR: The foregoing amendment to the Third Amended and Restated Certificate of Incorporation has been duly approved by written consent of the required number of shares of outstanding stock of the corporation pursuant to Subsection 228(a) of the General Corporation Law of the State and written notice pursuant to Subsection 228(d) of the General Corporation



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

Law of the State has been given to those stockholders whose written consent has not been obtained.

Date: April , 2001.

                                        SKILLSVILLAGE, INC.


                                        ----------------------------------------
                                        Christopher Wong, President



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

                                                                       EXHIBIT H



             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                      Schedule of Fees for Escrow Services

PEOPLESOFT, INC. (PLUTO, INC./SUN, INC.)

ACCEPTANCE FEE:                                                        $1,000.00

        This one-time charge, payable at closing, includes acceptance and assumption of responsibility and duties as Escrow Agent; review and comment on the form of agreement; and establishment of account(s) in accordance with governing document.


        LEGAL COUNSEL:                                                   AT COST

ESCROW AGENT FEE:                                                      $3,500.00

        The fee is payable at funding and annually thereafter, if applicable. Compensates State Street for administrative services in accordance with the Escrow Agreement.

ADDITIONAL FEES, IF APPLICABLE:

SHAREHOLDER CERTIFICATES: The annual fee includes the release activity for shareholder certificates registered in the nominee of State Street. However, if certificates are delivered in the name of the individual and if the agreement directs a partial distribution, State Street will charge $10.00 per certificate released. In addition, State Street will charge $10.00 for each additional certificate deposited into the escrow fund by way of stock split, combinations, re-capitalization or otherwise.

CASH DISTRIBUTION: If the Escrow Agreement directs a pro-rata distribution of principal cash or investment income to the beneficiaries, STATE STREET WILL ASSESS $50.00, for each beneficiary pro-rata distribution, which may be offset at State Street's discretion against each distribution.

DIRECTED SALE: State Street will charge $500.00, plus broker commission, for each Directed Sale. In addition, if State Street is required to retain the proceeds from the Directed Sale, an annual fee of $250.00 will be charged to open and maintain a segregated account. THE FEES ASSOCIATED WITH A DIRECTED SALE, SHAREHOLDER ACCOUNTING AND INVESTMENT FEES, IF ANY, WILL BE PAID FROM THE PROCEEDS OF SUCH SALE.

CLAIMS (if applicable):
        Uncontested                                                      $500.00
        Contested                                                 BILLED AT COST

WIRE TRANSFER FEE (This fee will be deducted from wire amount, if applicable)
        International                                                     $40.00
        Domestic                                                          $20.00


               INVESTMENT FEE:                                            $65.00
        Per security purchased (i.e. Treasuries, Agencies, etc.)

INVESTMENT IN STATE STREET INVESTMENT VEHICLES:          40 BASIS POINTS (.0040)
        (Calculated on the Average Daily Net Assets)
        SSgA Prime Money Market Fund
        SSgA US Treasury Money Market Fund



                      OUT-OF-POCKET EXPENSE:                             AT COST


NOTE: Neither submission nor receipt of this bid shall constitute acceptance by State Street of the transaction, which is the subject of this bid, and State Street reserves the right to modify this bid if the actual transaction differs from the assumptions used in preparing this bid. This bid only indicates State Street's willingness to participate in the solicitation process. This bid is not to be amended without the prior written consent of State Street. Any disagreement between the parties as to the contents of this bid shall be resolved by reference to the original records of State Street.



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